   As filed with the Securities and Exchange Commission on November 27, 1998
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   __________________________________________
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                   __________________________________________
                               XOMA ARIZONA, INC.
             (Exact name of registrant as specified in its charter)
                   __________________________________________

           Arizona                              2834                     94-2756657
(State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)       Classification Code Number)    Identification Number)

                   __________________________________________
                              2910 Seventh Street
                              BERKELEY, CA  94710
                                 (510) 644-1170
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         CHRISTOPHER J. MARGOLIN, ESQ.
                              C/O XOMA CORPORATION
                              2910 SEVENTH STREET
                              BERKELEY, CA  94710
                                 (510) 644-1170
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                           GEOFFREY E. LIEBMANN, ESQ.
                            CAHILL GORDON & REINDEL
                                 80 PINE STREET
                           NEW YORK, NEW YORK  10005
                                 (212) 701-3313
                   __________________________________________
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____

                   __________________________________________
                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
 Title of Each Class of Securities   Amount to be    Proposed Maximum Offering   Proposed Maximum Aggregate     Amount of
        to be Registered              Registered        Price Per Share(1)            Offering Price(1)      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Shares, par value
 U.S.$.0005 per share(2)...........    49,009,985           $3.640625                 $178,426,976.64          $49,603.00(3)
=============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933 based on the average of the high and low prices of the Common Stock of XOMA Corporation as reported on the Nasdaq National Market on November 24, 1998.
(2) Includes a like number of Preference Share Purchase Rights (the "Rights"). Since no separate consideration is paid for the Rights, the registration fee is included in the fee for the Common Shares.
(3) $17,871 of which has been previously paid with respect to this transaction pursuant to Section 14(g) of the Securities Exchange Act of 1934.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                                                            XOMA


                                                               November 30, 1998

Dear Fellow Stockholder:

  I would like to take the opportunity provided by this special mailing to bring you up to date on recent developments at XOMA and to urge you to vote on the proposal described in the accompanying materials.

CHANGE IN LEGAL DOMICILE

  First of all, this letter accompanies a document describing a very important proposal to change XOMA's legal domicile (place of incorporation) from Delaware to Bermuda. The objective of the proposal is to enhance long-term shareholder value by positioning XOMA to benefit in the future from lower worldwide income tax rates and by providing other potential benefits, such as facilitating collaborations with multinational pharmaceutical companies. This change, more fully described in the enclosed materials, will have no impact on the conduct of our business in Berkeley and Santa Monica.

  Because of an unusual set of circumstances, we can change domicile now with minimal or no tax cost to the Company and none to our stockholders. If we don't act now, there is a risk that changing circumstances would make the transaction too expensive.

  Unlike many measures requiring stockholder approval, this proposal requires the approval of stockholders holding a majority of ALL outstanding shares. A typical proposal brings a voter turn-out of only 30-40%. Therefore, we must get significantly more than the usual stockholder response, so it is extremely important that you vote. WE URGE YOU TO STUDY THE ENCLOSED MATERIALS CAREFULLY AND TO VOTE PROMPTLY.

CLINICAL PROGRESS

  NEUPREX(R), our first BPI-derived product, has received Orphan Drug designation from the FDA for the treatment of meningococcemia. This will provide seven years of U.S. market exclusivity following regulatory approval. The meningococcemia Phase III pivotal trial has successfully concluded three interim analyses and is moving rapidly toward a conclusion. Our Phase III NEUPREX(R) trauma trial is also progressing well. We have accrued more than 430 patients to date and are preparing an interim analysis on the first 400, to be reviewed by an independent Data Safety Monitoring Board. We plan to take at least one additional NEUPREX(R) medical indication into the clinic within the next few months.

  We have made excellent progress moving hu1124 through the clinic for the treatment of moderate to severe psoriasis. This is a humanized antiCD11a monoclonal antibody product that we are developing in collaboration with Genentech, Inc. We have concluded a Phase IA single-dose study and a Phase IB multiple-dose study and have completed enrollment in a Phase II double-blind, placebo-controlled study in Canada.

OTHER TECHNOLOGIES

  We have licensed our LBP diagnostic assay to a third partner, Diagnostic Products Corporation (DPC). DPC and our two other licensees are developing diagnostic products using LBP, a sister protein to BPI that may prove useful for diagnosing infectious complications treatable with NEUPREX(R). We have now granted 15 licenses to our bacterial cell expression technology, and more are in negotiation.


XOMA  Corporation   2910 Seventh Street   Berkeley, CA 94710   510-644-1770
FAX:510-644-0539   www.xoma.com

PATENTS & RESEARCH

  We have licensed qIncyte Pharmaceuticals, Inc.'s BPI patent portfolio, thereby eliminating the risk of potentially costly BPI patent disputes. We have also received several new BPI patents and a patent covering therapeutic uses of LBP.

  Among other non-BPI related patents granted this year, we received one for a new method of humanizing antibodies for therapeutic use. This so-called Human Engineering method represents a new alternative to the most-commonly used humanization technology. This is a technology we hope will be broadly licensed.

  Our R&D efforts continue in several additional areas. XOMA and our collaborators have made presentations at a number of scientific meetings, including recent data demonstrating oral availability of peptides developed in our Mycoprex(TM) anti-fungal program.

  There clearly remain uncertainties about upcoming clinical trial results and the ultimate regulatory approvals and commercial prospects of our products, but our recent progress brings us closer to the possibility of product approvals and profits. That is why now is the time to enact the proposed change in domicile rather than waiting until later when the change could be prohibitively expensive.

  Your Board of Directors has carefully reviewed and unanimously recommended this proposal. Please take the necessary time to read through the enclosed Proxy Statement/Prospectus and Questions and Answers section and record your vote.

                                          Sincerely,

                                          /s/ John L. Castello

                                          John L. Castello
                                          Chairman of the Board, President and
                                          Chief Executive Officer

P.S. PLEASE BE SURE TO VOTE ON THE PROPOSAL.

                                                                           XOMA


                                                              November 30, 1998

Dear Fellow Stockholder:

  As you may already know, XOMA will soon complete the clinical trial process for our NEUPREX(R) product for meningococcemia, the first medical indication of this product to reach this pivotal stage of development. As we prepare for the commercialization of NEUPREX(R), we feel that this is the time to put in place a corporate structure designed to optimize the Company's value to stockholders. For these reasons, the Board of Directors is recommending that XOMA change its domicile from Delaware to Bermuda. The conduct of the Company's business would be unaffected, as the Company and its employees would continue to carry on its current operations in Berkeley and Santa Monica. A special meeting of stockholders will be held on December 29, 1998 at the offices of the Company in Berkeley, California, to secure stockholder approval of this proposal.

  Because the pharmaceutical industry is global in nature, the Board believes that a substantial portion of the Company's future income will be derived outside the United States. The proposed change will allow the Company to avail itself of certain tax, financing and other business advantages that are not available under the current corporate structure. In particular, the Board is recommending changing XOMA's domicile for the following reasons:

  . the Company's worldwide corporate income taxes should be significantly reduced as a result of the change by subjecting XOMA's income to an effective overall tax rate lower than that imposed by the United States;

  . the proposed change should provide a more favorable corporate structure for expansion of XOMA's current business and future strategic alliance and acquisition opportunities and, consequently, may enhance the Company's relationships with pharmaceutical industry participants;

  . the Company's shares may become more attractive to non-U.S. investors, thus broadening its investor base; and

  . over the long term, any resulting improvements in after-tax income and broadening of the shareholder base should enhance stockholder value.

  By acting now, the Board believes that the proposed change can be implemented with little or no tax cost to the Company and none to its stockholders. The details are described more fully in the Questions and Answers section following this letter and the attached Proxy
Statement/Prospectus.

  Once XOMA changes domicile, your shares of common stock will automatically become common shares of the Bermuda company without any further action by you. You will own the same relative interest in the Bermuda company and have the same relative voting rights as you did in the Delaware company, and the Bermuda common shares will have substantially the same attributes as the Delaware company's common stock. Furthermore, the Company's common shares will continue to be traded on the Nasdaq National Market as "XOMA."

XOMA Corporation    2910 Seventh Street     Berkeley, CA 94710     510-644-1170
                       FAX: 510-644-0539  www.xoma.com

  The Board believes that, for the foregoing reasons, this proposal offers a very favorable opportunity for the Company that should be implemented now. The Board has received financial and tax advice regarding the proposal from Lehman Brothers Inc., Cahill Gordon & Reindel and Ernst & Young LLP and has unanimously approved the proposal.

  Accompanying this letter are a series of Questions and Answers, a Notice of Special Meeting of Stockholders and a Proxy Statement/Prospectus relating to the proposal, all of which you should read carefully for a more detailed explanation of the proposal and the related benefits and risks. (Due to a technical requirement of Delaware law, the Company would first reincorporate into Arizona and then become a Bermuda company.)

  As XOMA prepares to enter this exciting new phase of its corporate life, your support, and your vote, matter greatly. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed return envelope. Because the proposed change requires the affirmative vote of a majority of all outstanding shares of common stock, it is extremely important that you respond.

  Your Board of Directors believes that the proposal will provide significant benefits to the Company and its stockholders. We urge you to join us in supporting this important opportunity.

                                          Sincerely,

                                          /s/ John L. Castello

                                          John L. Castello
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                             QUESTIONS AND ANSWERS

WHAT ARE THE BENEFITS TO THE COMPANY OF COMPLETING THIS PROPOSAL?

If we succeed in bringing NEUPREX(R) and our other products to the market, we expect that a significant portion of our income will be generated from non-U.S. markets. The reorganization will allow the Company to avail itself of certain tax, financial and other business advantages that are not available under the current corporate structure. Our current corporate structure is such that worldwide income would be fully taxable in the U.S. After the reorganization, XOMA will be taxable in the United States only on that portion of its worldwide income that is attributable to the United States, thereby reducing substantially XOMA's over-all worldwide tax rate. The reorganization should also provide a more favorable corporate structure for expansion of XOMA's current business and for future strategic alliances. Finally, the reorganization may broaden XOMA's investor base by making its stock more attractive to non-U.S. investors. See "The Reorganization--Background and Reasons for the Reorganization" in the accompanying Proxy Statement/Prospectus.

HOW DO THE STOCKHOLDERS BENEFIT FROM THIS CHANGE?

Our objective in this reorganization is to enhance long-term stockholder value by increasing the after-tax profitability of the Company. Short-term, however, we cannot predict what impact, if any, this reorganization will have.

WILL XOMA STOCKHOLDERS BE TAXED AS A RESULT OF THIS PROPOSAL?

The reorganization is structured so that it will be tax-free to stockholders. In fact, there will be substantially no change in the shares you hold, merely in the domicile of the Company from Delaware to Bermuda. Your shares will still trade on Nasdaq under the symbol XOMA. See "Certain Tax Considerations" and "The Reorganization--Nasdaq Trading."

WILL THE COMPANY HAVE TO PAY TAXES AS A RESULT OF THE PROPOSAL?

As part of the reorganization, the Company will realize a one-time capital gain, to the extent the "fair value" of the assets transferred offshore exceeds the current "book value." However, our expectation is that any such gain will be substantially offset by accumulated tax losses and credits, so that the actual cash tax cost to the Company will be minimal or zero. See "Certain Tax Considerations."

HOW IS THE "FAIR VALUE" OF XOMA DETERMINED? WILL THE IRS ACCEPT IT?

We have hired Ernst & Young LLP to conduct an independent appraisal of the fair value of the assets of the Company's assets for this reorganization. While the IRS is not obliged to accept this appraisal, the analysis performed by Ernst & Young will be consistent with generally accepted valuation methodologies.

COULDN'T XOMA GET THE SAME TAX BENEFITS SIMPLY BY TAKING ADVANTAGE OF ITS EXISTING ACCUMULATED TAX LOSSES AND CREDITS?

The Company's current accumulated tax losses and credits can offset only a limited amount of future income against taxation. We believe that the reorganization should reduce our future income taxes even further. The amount of this benefit will depend on the amount of the Company's future income, but in no circumstances we can foresee is the Company likely to pay more in taxes as a result of the reorganization.

WHY WAS BERMUDA SELECTED AS THE NEW DOMICILE FOR XOMA?

There are a number of offshore domiciles that offer similar tax advantages. We chose Bermuda for its political stability, tax benefits and legal framework. Legislation has been enacted in Bermuda that precludes the government from imposing taxes for a specified period of time. This legislation has been regularly extended and is currently effective at least through 2016. The first international (i.e., not locally-owned) company was incorporated in Bermuda in the 1930's, and there are currently many companies domiciled there which are publicly traded on U.S. and European markets. Bermuda has established a review policy to formally check on companies that request domicile there, aimed at screening out the undesirable ones. In addition, the corporate legal system in Bermuda, based on English law, is such that your rights as a XOMA stockholder will be substantially unchanged. See "Comparison of Rights of Stockholders."

WILL THE PROPOSAL AFFECT THE CURRENT OPERATIONS AND JOBS? WHAT ABOUT THE
FUTURE?

This reorganization, which is a move of the Company's domicile from Delaware to Bermuda, will have no impact on our California operations or employees. Just as we have no employees or operations in Delaware now, there are no plans for any significant presence in Bermuda. As the Company grows, future operations will be located in California and/or other locations depending on the needs of the business, which we expect to address independently from where we are legally domiciled.

WHY IS ARIZONA INVOLVED IN THE PROPOSAL?

Delaware law requires approval by 100% of XOMA's stockholders to move the Company's domicile to a foreign jurisdiction in the manner proposed. Because XOMA is a publicly traded company with a large stockholder base, this requirement makes such a reorganization directly from Delaware to Bermuda impossible. Going through a state such as Arizona, which requires only a majority approval of stockholders to move to a foreign jurisdiction, is the only practical way to accomplish this step in the reorganization.

IS A MAJORITY OF ALL SHARES REQUIRED OR ONLY OF THE SHARES THAT ARE ACTUALLY VOTED?

In order for us to change our domicile, we need favorable votes from a majority of all outstanding shares. Shares for which no votes are cast will be treated as though they were voted against the reorganization, so it is very important for all stockholders to vote. See "Special Meeting--Vote Required for Adoption."

WITH SO MUCH GOING ON IN THE COMPANY, WHY DO THIS NOW?

Our ability to complete this reorganization without paying substantial U.S. income taxes depends on the "fair value" of our assets not being so high as to generate a large taxable gain. If we wait for product approvals, large pharmaceutical company collaborations for NEUPREX(R) or other major milestones, we run a risk that the "fair value" of the assets will become significantly higher and that resulting capital gains taxes will make the reorganization prohibitively expensive.

WON'T THIS PROPOSAL ADD ANOTHER LEVEL OF COST AND COMPLEXITY TO THE COMPANY THAT WILL BE DISTRACTING TO MANAGEMENT?

Short term, there will be some additional financial and legal requirements, but we don't expect these or the related costs to be burdensome. Longer term, by organizing ourselves properly now, this reorganization may actually simplify future tax and structural issues.

IF THIS IS SO GOOD, WHY AREN'T OTHER COMPANIES REORGANIZING THIS WAY?

We can't speak for other companies, but some companies in and out of our industry have started as offshore corporations. More mature U.S.-domiciled companies with substantial international operations might well benefit from this type of reorganization, but because the "fair value" of their assets is very high relative to their cost basis, the immediate tax impact becomes prohibitively expensive. This is why we are recommending acting now, rather than waiting.

HOW DOES XOMA EXPECT TO GENERATE FOREIGN INCOME?

The pharmaceutical industry is truly international in scope. We are already running some of our clinical trials in centers outside the United States. In our most advanced trial, in severe pediatric meningococcemia, approximately 75% of our patients are being enrolled in the U.K. and we are involved in continuing discussions with European regulatory authorities about European registration for this disease. Therefore we would anticipate that a substantial portion of our future income will come from outside the U.S.

IF APPROVED, WHEN DOES ALL THIS BECOME EFFECTIVE?

We plan to make the reorganization effective promptly after the stockholders have approved the transaction at the Special Meeting. See "The Merger Agreement and the Memorandum of Continuance--Effective Time."

DO I HAVE TO EXCHANGE MY STOCK CERTIFICATES?

No. Holders of XOMA stock will not be required to exchange their stock certificates after the reorganization. If a stockholder wants to sell some or all of his or her shares, delivery of the original stock certificates will be sufficient. See "The Merger Agreement and the Memorandum of Continuance-- Exchange of Share Certificates."

WHAT IF I WANT TO BUY OR SELL SHARES DURING THE TIME IT TAKES XOMA TO BECOME DOMICILED IN BERMUDA?

The reorganization should have no impact on your ability to trade your shares.

HAS THE IRS RENDERED AN OPINION ON THIS TYPE OF TRANSACTION?

We are not requesting any particular relief from the IRS, as the transaction is fully taxable to the Company. It is because of our accumulated tax losses and credits that there is no expected tax cost.

WHO DO I CONTACT WITH FURTHER QUESTIONS?

Please call our proxy solicitor, Georgeson & Company, toll free at (800) 223-2064, or the Company.

                                     XOMA


                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              OF XOMA CORPORATION

                        TO BE HELD ON DECEMBER 29, 1998

                               ----------------

To the Stockholders of
 XOMA CORPORATION:

  A Special Meeting of Stockholders of XOMA Corporation ("XOMA-Delaware") will be held at 7:30 a.m., local time, on December 29, 1998 at the offices of XOMA-Delaware, 2910 Seventh Street, Berkeley, California, for the following purposes:

    (1) To approve (A) the proposed corporate reorganization (the "Reorganization") whereby XOMA-Delaware will change its domicile from Delaware to Bermuda pursuant to (i) an Agreement and Plan of Merger, a copy of which is attached as Annex I to the accompanying Proxy Statement/Prospectus, pursuant to which XOMA-Delaware will be merged with and into XOMA Arizona, Inc., a newly-formed, wholly-owned Arizona subsidiary ("XOMA-Arizona"), and (ii) a Memorandum of Continuance, a copy of which is attached as Annex II to the accompanying Proxy Statement/Prospectus, upon the registration of which XOMA-Arizona will become a Bermuda company ("XOMA-Bermuda") through a continuation procedure under Arizona and Bermuda law, and (B) the Bye-Laws of XOMA-Bermuda, a copy of which is attached as Annex III to the accompanying Proxy Statement/Prospectus, to be effective upon continuation into Bermuda and any future actions of the Board of Directors of XOMA-Bermuda (including with respect to existing stock option, stock purchase and other employee benefit plans and the conversion of preference shares) deemed necessary or advisable in accordance with either (A) or (B) above or to give effect thereto; and

    (2) To transact such other business as may properly be brought before the meeting and any adjournment thereof.

  The Board of Directors has fixed the close of business on November 25, 1998 as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting.

                                          By order of the Board of Directors,

                                          CHRISTOPHER J. MARGOLIN
                                          Secretary

November 30, 1998

  ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY + +OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES+
+EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE       +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED NOVEMBER 27, 1998

                                XOMA CORPORATION

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                                  -----------

                                   XOMA LTD.

                                 PROSPECTUS FOR
                               49,009,985 COMMON
                              SHARES OF XOMA LTD.

  This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to stockholders of XOMA Corporation, a Delaware corporation ("XOMA-Delaware"), in connection with the solicitation of proxies by the Board of Directors of XOMA-Delaware for use at the special meeting of XOMA-Delaware stockholders (the "Special Meeting") to be held at the offices of XOMA-Delaware, 2910 Seventh Street, Berkeley, California on December 29, 1998 at 7:30 a.m., local time (or at any adjournments or postponements thereof). This Proxy Statement/Prospectus relates to the proposed corporate reorganization (the "Reorganization") whereby XOMA-Delaware will change its domicile from Delaware to Bermuda by merging (the "Merger") XOMA-Delaware with and into its newly-formed, wholly-owned Arizona subsidiary, XOMA Arizona, Inc. ("XOMA-Arizona"), with XOMA-Arizona being the surviving corporation; and promptly thereafter, XOMA-Arizona will become a Bermuda company ("XOMA-Bermuda") pursuant to a continuation procedure under Bermuda and Arizona law. The Reorganization will be effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), between XOMA-Delaware and XOMA-Arizona, and a Memorandum of Continuance by XOMA-Arizona into XOMA-Bermuda (the "Memorandum of Continuance"). Upon consummation of the Merger, each outstanding share of common stock, par value $.0005 per share, of XOMA-Delaware (the "XOMA-Delaware Common Stock") will be automatically converted into one share of common stock, par value $.0005 per share, of XOMA-Arizona (the "XOMA-Arizona Shares") and, upon registration of the Memorandum of Continuance with the Registrar of Companies of Bermuda, the XOMA-Arizona Shares will be automatically converted into common shares, par value U.S. $.0005 per share (the "XOMA-Bermuda Common Shares"), of XOMA-Bermuda. Upon effectiveness of the Reorganization, the Company will be governed in accordance with the terms of the Memorandum of Continuance and the bye-laws of XOMA-Bermuda (the "Bye-Laws"). See "Description of Authorized Shares of XOMA-Bermuda" and "Comparison of Rights of Stockholders." XOMA-Delaware and its subsidiary, a United Kingdom company, together with XOMA-Arizona and XOMA-Bermuda, are sometimes collectively referred to herein as "XOMA" or the "Company."

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS.

  XOMA-Delaware Common Stock is currently traded on the Nasdaq National Market ("Nasdaq") under the symbol "XOMA" and, immediately following the Reorganization, the XOMA-Bermuda Common Shares will be traded on Nasdaq under the same symbol. The last reported sale price for the XOMA-Delaware Common Stock on Nasdaq on November 25, 1998 was $3 9/16.

  This Proxy Statement/Prospectus and the form of proxy are first being mailed to the stockholders of XOMA-Delaware on or about November 30, 1998.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS NOVEMBER   , 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY....................................................................   1
  The Reorganization.......................................................   1
  Recommendation of the Board..............................................   2
  Vote Required for Adoption...............................................   2
  Special Meeting..........................................................   3
  XOMA-Delaware............................................................   3
  XOMA-Bermuda.............................................................   4
  XOMA-Bermuda Common Shares...............................................   4
  Comparison of Rights of Stockholders.....................................   5
  Tax Considerations.......................................................   5
  Rights of Dissenting Stockholders........................................   5
  Accounting Treatment.....................................................   5
RISK FACTORS...............................................................   6
  Certain Risks Associated with the Reorganization.........................   6
  Certain Continuing Risks Associated with the Business of the Company.....   7
THE REORGANIZATION.........................................................  12
  General..................................................................  12
  Background and Reasons for the Reorganization............................  12
  Recommendation of the Board..............................................  13
  Opinion of Financial Advisor--Lehman Brothers Inc........................  13
  Rights of Dissenting Stockholders........................................  16
  Stock Compensation Plans.................................................  16
  Stockholder Rights Plan..................................................  16
  Nasdaq Trading...........................................................  16
  Accounting Treatment.....................................................  16
THE SPECIAL MEETING........................................................  16
  Special Meeting..........................................................  16
  Record Date..............................................................  16
  Vote Required for Adoption...............................................  17
  Proxies..................................................................  17
  Solicitation of Proxies..................................................  18
THE MERGER AGREEMENT AND THE MEMORANDUM OF CONTINUANCE.....................  18
  General..................................................................  18
  Exchange of Share Certificates...........................................  19
  Conditions to Consummation of the Reorganization.........................  19
  Effective Time...........................................................  19
  Amendment/Termination....................................................  19
XOMA-DELAWARE AND XOMA-BERMUDA.............................................  20
  XOMA-Delaware; General...................................................  20
  Price Range of XOMA-Delaware Common Stock................................  20
  XOMA-Bermuda.............................................................  20
DESCRIPTION OF AUTHORIZED SHARES OF XOMA-BERMUDA...........................  21
  Common Shares............................................................  21
  Preference Shares........................................................  22
  Warrants.................................................................  26

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
COMPARISON OF RIGHTS OF STOCKHOLDERS.....................................    26
  Quorum; Meetings of Stockholders.......................................    27
  Advance Notice Requirements for Stockholder Proposals and Director
   Nominations...........................................................    27
  Distributions and Dividends; Repurchases and Redemptions...............    28
  Amendment of Charter...................................................    28
  Amendment of Bylaws....................................................    28
  Indemnification of Directors and Officers..............................    29
  Limited Liability of Directors.........................................    29
  Interested Director Transactions.......................................    29
  Stockholders' Suits....................................................    30
  Stockholder Approval of Business Combinations..........................    30
  Appraisal Rights.......................................................    31
  Inspection of Books and Records........................................    31
  Removal of Directors; Vacancies on the Board of Directors..............    32
CERTAIN TAX CONSIDERATIONS...............................................    32
  United States Federal Income Tax Consequences..........................    32
  Bermuda Tax Consequences...............................................    35
THIRD-PARTY CONSENTS.....................................................    36
MANAGEMENT OF XOMA-BERMUDA...............................................    36
  Committees of the Board of Directors...................................    36
  Executive Compensation.................................................    36
LEGAL MATTERS............................................................    36
EXPERTS..................................................................    36
AVAILABLE INFORMATION....................................................    37
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................    37
SAFE HARBOR FOR FORWARD LOOKING STATEMENTS...............................    38
ANNEX I-- AGREEMENT AND PLAN OF MERGER...................................   I-1
ANNEX II-- MEMORANDUM OF CONTINUANCE.....................................  II-1
ANNEX III-- BYE-LAWS..................................................... III-1
ANNEX IV-- FAIRNESS OPINION OF LEHMAN BROTHERS INC.......................  IV-1

                                    SUMMARY

  THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES, AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

THE REORGANIZATION

 General

  The Board of Directors of XOMA-Delaware has unanimously approved, and recommends that the stockholders of XOMA-Delaware (the "XOMA-Delaware Common Stockholders") approve, a proposed corporate reorganization whereby XOMA will change its domicile from Delaware to Bermuda. It is proposed that the Reorganization be effected pursuant to the Merger Agreement and the Memorandum of Continuance, copies of which are attached hereto as Annex I and Annex II, respectively, and the terms of which are incorporated herein by reference. Upon effectiveness of the Reorganization, the Company will be governed in accordance with the terms of the Memorandum of Continuance and the Bye-Laws, a copy of which is attached hereto as Annex III and the terms of which are incorporated herein by reference. The conduct of the business of the Company will not be affected by the Reorganization, as XOMA-Bermuda will continue to conduct the businesses in which XOMA-Delaware is now engaged. A holder of XOMA-Delaware Common Stock will, after the Reorganization, continue to own, as a holder of XOMA-Bermuda Common Shares, the same relative interest in XOMA-Bermuda and will have the same relative voting rights as such holder did in XOMA-Delaware, and the XOMA-Bermuda Common Shares will have substantially the same attributes as the XOMA-Delaware Common Stock. See "The Reorganization," "Description of Authorized Shares of XOMA-Bermuda--Common Shares--Voting" and "Comparison of Rights of Stockholders."

 Reasons for the Reorganization

  Although the Company has a history of net losses and expects such losses to continue at least until it receives regulatory approval for one or more of its products and enters into a development and/or commercialization arrangement with one or more partners, it does not expect such losses to continue indefinitely and, like other companies at its stage of development, it assumes eventual profitability in its long-term planning. The Board of Directors of XOMA-Delaware believes that, because the pharmaceutical industry is global in nature, a substantial portion of the Company's future income will be derived outside the United States and that the Reorganization will allow the Company to avail itself of certain tax, financing and other business advantages that are not available under the current corporate structure. In particular, the Board is recommending the Reorganization for the following reasons: (a) the Company's worldwide corporate income taxes should be significantly reduced as a result of the Reorganization by subjecting XOMA's income to an effective overall tax rate lower than that imposed by the United States; (b) the Reorganization should provide a more favorable corporate structure for expansion of XOMA's current business and future strategic alliance and acquisition opportunities that, consequently, may enhance the Company's relationships with pharmaceutical industry participants; (c) the Company's shares may become more attractive to non-U.S. investors, thus broadening its investor base; and (d) over the long term, any resulting improvements in after-tax income and broadening of the shareholder base should enhance stockholder value. No assurances can be given, however, that the anticipated benefits of the Reorganization will be realized.

  In addition to the potential benefits described above, the Reorganization will impose certain costs on the Company and will expose the Company and its shareholders to certain risks. The Board of Directors of XOMA-Delaware has determined that the potential advantages of the Reorganization substantially outweigh these costs and risks. In particular, complying with Bermuda law will likely prove to be incrementally more costly than complying with Delaware law, as a separate, additional law firm will be retained and certain records will need to be maintained in Bermuda. In addition, Bermuda has no equivalent of the Delaware Chancery Court, which is a specialized court established in Delaware exclusively to handle corporate law issues that has given rise to a substantial body of corporate case law. Furthermore, there are differences between Delaware and Bermuda corporate law, certain of which are discussed under "Comparison of Rights of Stockholders." Certain tax and enforcement risks related to the Reorganization are described under "Risk Factors--Certain Risks Relating to the Reorganization." In addition, because there can be no assurance that the Company will be profitable, the Reorganization presents the additional risk that the expenses incurred in connection with the Reorganization will have been expended without benefit. See "Background and Reasons for the Reorganization."

 The Merger Agreement and the Memorandum of Continuance

  The Reorganization will be accomplished through the merger of XOMA-Delaware with and into XOMA-Arizona, which will be the surviving corporation in the Merger, at which time each outstanding share of XOMA-Delaware Common Stock will be automatically converted into one XOMA-Arizona Share. Promptly after the Merger, XOMA-Arizona will, through a statutory continuation procedure, become XOMA-Bermuda, at which time each outstanding XOMA-Arizona Share will be automatically converted into one XOMA-Bermuda Common Share. See "The Reorganization," "The Merger Agreement and the Memorandum of Continuance" and "Description of Authorized Shares of XOMA-Bermuda."

 Effective Time

  If the Reorganization is approved by the stockholders of XOMA-Delaware and not terminated by the Board of Directors of XOMA-Delaware, the Reorganization will become effective (the "Effective Time") following the filing of an appropriate certificate of merger with the Delaware Secretary of State and the Arizona Secretary of State as required by Delaware and Arizona law, on the date that the Memorandum of Continuance is registered by the Registrar of Companies of Bermuda, as required by Bermuda law. XOMA-Delaware anticipates that the Reorganization will become effective promptly following the Special Meeting.

RECOMMENDATION OF THE BOARD

  THE BOARD OF DIRECTORS OF XOMA-DELAWARE HAS UNANIMOUSLY APPROVED THE PROPOSED REORGANIZATION AND THE MERGER AGREEMENT, THE MEMORANDUM OF CONTINUANCE AND THE BYE-LAWS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE REORGANIZATION.

VOTE REQUIRED FOR ADOPTION

  Approval of the Reorganization requires the affirmative vote of the holders of a majority of the outstanding shares of XOMA-Delaware Common Stock voting together as a single class. Abstentions and broker "non-votes" will be treated as votes against the proposal to approve the Reorganization. As of the record date described above, there were 47,029,208 shares of XOMA-Delaware Common Stock outstanding and entitled to vote. As of the record date, the directors and executive officers of XOMA-Delaware and affiliates of such persons directly owned, in the aggregate, approximately 336,182 shares of XOMA-Delaware Common Stock (less than 1% of the outstanding XOMA-Delaware Common Stock), and they have indicated their intention to vote such shares in favor of the proposal to approve the Reorganization.

 Proxies

  Each XOMA-Delaware Common Stockholder as of the record date will receive a proxy card (the "Proxy Card"). A XOMA-Delaware Common Stockholder may grant a proxy to vote for or against, or to abstain from voting on, the proposal to approve the Reorganization by marking the Proxy Card appropriately, executing it in the space provided, and, in the case of holders of XOMA-Delaware Common Stock appearing on the stock records of XOMA-Delaware, returning it to XOMA-Delaware. XOMA-Delaware Common Stockholders who are registered stockholders may also grant a proxy by telephone or electronically through the Internet by following the instructions included with their Proxy Card. XOMA-Delaware Common Stockholders who hold their XOMA-Delaware Common Stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares. To be effective, a Proxy Card must be received at or prior to the Special Meeting. Shares of XOMA-Delaware Common Stock represented by a properly executed Proxy Card will be voted, and where a choice is specified on the Proxy Card, such shares will be voted in accordance with the specification indicated on such Proxy Card. Shares of XOMA-Delaware Common Stock represented by a properly executed Proxy Card on which no specification is made will be voted FOR the proposal to approve the Reorganization.

  If any other matters are properly presented at the Special Meeting for consideration, including consideration of a motion to adjourn the Special Meeting to another time and/or place (including adjournments for the purpose of soliciting additional proxies), the persons named in the Proxy Card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. See "The Special Meeting--Proxies."

 Revocation

  In the case of holders of XOMA-Delaware Common Stock appearing on the stock records of XOMA-Delaware, a Proxy Card or a telephonic or electronic proxy may be revoked at any time prior to its exercise by (a) giving written notice of such revocation to XOMA-Delaware, (b) appearing and voting in person at the Special Meeting, (c) properly completing and executing a later-dated proxy and delivering it to XOMA-Delaware at or before the Special Meeting or (d) retransmitting a subsequent telephonic or electronic proxy before the Special Meeting. Presence without voting at the Special Meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. XOMA-Delaware Common Stockholders who hold their XOMA-Delaware Common Stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.

SPECIAL MEETING

 Time, Date, Place And Purpose

  A Special Meeting of the XOMA-Delaware stockholders will be held at 7:30 a.m., local time, on December 29, 1998, at the offices of the Company, 2910 Seventh Street, Berkeley, California (or any adjournments or postponements thereof) to consider and vote on (i) the proposal to approve the Reorganization (including the Merger Agreement, the Memorandum of Continuance and the Bye-
Laws) and (ii) any other matters that may properly come before such meeting. The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of XOMA-Delaware Common Stock entitled to vote at the Special Meeting will constitute a quorum. See "The Special Meeting."

 Record Date

  Only XOMA-Delaware stockholders of record at the close of business on November 25, 1998, as shown on XOMA-Delaware's records, will be entitled to vote, or to grant proxies to vote, at the Special Meeting.

XOMA-DELAWARE

  XOMA-Delaware is a biopharmaceutical company developing products to treat infections, infectious complications of traumatic injury and surgery, and immunologic and inflammatory disorders. XOMA-Delaware's current product development programs include:

  . NEUPREX(R) (rBPI/21/), a modified recombinantly-derived fragment of human bactericidal/permeability-increasing protein ("BPI") and XOMA-Delaware's lead BPI-derived product, which is currently in Phase III efficacy clinical trials in two indications and in earlier-stage clinical trials in three additional indications.

  . I-PREX(TM), a proprietary topical formulation of rBPI/21/ for the treatment of ophthalmic disorders, which is undergoing preclinical testing as a treatment for corneal injuries, including ulcerations and transplants.

  . Mycoprex(TM), a fungicidal peptide compound derived from BPI that is currently in preclinical product development.

  . hu1124 (anti-CD11a), a humanized monoclonal antibody product being developed in collaboration with Genentech, Inc. ("Genentech"), which originally discovered the antibody and characterized it as anti-CD11a. The hu1124 product is in Phase II clinical trials for psoriasis. Other indications are under review.

  XOMA-Delaware was incorporated in Delaware in 1981. The principal executive offices of XOMA-Delaware are located at 2910 Seventh Street, Berkeley, California 94710 (telephone 510-644-1170).

  XOMA-Delaware has a newly-formed, wholly-owned Arizona subsidiary, XOMA-Arizona, formed specifically to effect the Reorganization. See "XOMA-Delaware and XOMA-Bermuda."

XOMA-BERMUDA

  XOMA-Bermuda will be a Bermuda company registered and existing under the laws of Bermuda upon registration of the Memorandum of Continuance by the Registrar of Companies in Bermuda. After the consummation of the Reorganization, XOMA-Bermuda will continue to conduct the businesses in which XOMA-Delaware is now engaged. XOMA-Bermuda's registered office will be located at Clarendon House, 2 Church Street, P.O. Box HM 666, Hamilton HM CX, Bermuda. XOMA-Bermuda's principal executive offices will be located at the same address, and will have the same telephone number, as XOMA-Delaware. See "XOMA-Delaware and XOMA-Bermuda."

XOMA-BERMUDA COMMON SHARES

 Voting

  As is the case with the XOMA-Delaware Common Stock, the holders of XOMA-Bermuda Common Shares will be entitled to one vote per share. All actions submitted to a vote of shareholders shall be voted on by the holders of XOMA-Bermuda Common Shares, voting together as a single class (together with the Series A Preference Shares (as defined below), if any), except as provided by law.

 Dividends

  As is the case with the XOMA-Delaware Common Stock, holders of XOMA-Bermuda Common Shares will be entitled to participate, on a share for share basis, with the holders of any other common shares outstanding, with respect to any dividends declared by the Board of Directors of XOMA-Bermuda, subject to the rights of holders of preference shares. XOMA-Delaware has not paid cash dividends on the XOMA-Delaware Common Stock. The Company currently does not intend to pay dividends and intends to retain any earnings of XOMA-Bermuda for use in its business and the financing of its capital requirements for the foreseeable future. The payment of any future cash dividends on the XOMA-Bermuda Common Shares will necessarily be dependent upon the earnings and financial needs of XOMA-Bermuda, along with applicable legal and contractual restrictions.

 Liquidation

  As is the case with the XOMA-Delaware Common Stock, on a liquidation of XOMA-Bermuda, holders of XOMA-Bermuda Common Shares will be entitled to receive any assets remaining after the payment of XOMA-Bermuda's debts and the expenses of the liquidation, subject to such special rights as may be attached to any other class of shares.

 Redemption

  As is the case with the XOMA-Delaware Common Stock, the XOMA-Bermuda Common Shares will not be subject to redemption either by XOMA-Bermuda or the holder thereof.

 Nasdaq Trading

  XOMA-Delaware Common Stock is currently traded on Nasdaq under the symbol "XOMA" and, immediately following the Reorganization, the XOMA-Bermuda Common Shares will be traded on Nasdaq under the same symbol. As is the case with XOMA-Delaware, as a Nasdaq listed company, XOMA-Bermuda will be subject to the informational requirements of the securities laws of the United States. See "Available Information."

COMPARISON OF RIGHTS OF STOCKHOLDERS

  The principal attributes of the XOMA-Delaware Common Stock and the XOMA-Bermuda Common Shares will be substantially the same. However, there are certain differences between the rights of stockholders under Delaware law and Bermuda law. In addition, there are differences between XOMA-Delaware's Certificate of Incorporation and Bylaws and XOMA-Bermuda's Memorandum of Continuance and Bye-Laws. See "Comparison of Rights of Stockholders."

TAX CONSIDERATIONS

  The following is a brief summary of the material U.S. federal income tax consequences of the Reorganization and the ownership and disposition of XOMA-Bermuda Common Shares.

 Taxation of XOMA Stockholders

  The Reorganization will be characterized for U.S. federal income tax purposes as a tax-free reorganization in which XOMA stockholders will not recognize any gain or loss. An exchanging stockholder's tax basis and holding period with respect to XOMA-Bermuda Common Shares should be the same as such stockholder's tax basis and holding period for the XOMA-Delaware Common Stock. While a XOMA stockholder who directly, indirectly or by attribution owns 10% or more of the outstanding XOMA-Delaware Common Stock at the Effective Time could be subject to adverse U.S. federal income tax consequences as a result of the Reorganization, XOMA believes that it has no such stockholders. Although U.S. persons owning stock in foreign corporations could be subject to adverse tax consequences attributable to "passive foreign investment companies," XOMA does not expect XOMA-Bermuda to be a "passive foreign investment company" in any taxable year.

 Taxation of XOMA

  The Reorganization will cause XOMA-Delaware to be treated as if it sold all of its assets in a fully taxable transaction in which gain, if any (but not loss), will be recognized. Based on current estimates of the fair market value of its assets prepared by Ernst & Young LLP and its tax attributes, XOMA believes that the Reorganization will result in insignificant, if any, additional U.S. federal income tax cost. After the Reorganization, XOMA-Bermuda will be subject to U.S. federal income tax only to the extent that it derives certain U.S. source income that is subject to U.S. withholding tax or income that is effectively connected with the conduct of a trade or business within the United States and is not exempt from U.S. tax under an applicable U.S. income tax treaty.

  STOCKHOLDERS ARE ADVISED TO READ THE MORE DETAILED SUMMARY OF THE TAX CONSEQUENCES OF THE REORGANIZATION SET FORTH UNDER "CERTAIN TAX
CONSIDERATIONS."

RIGHTS OF DISSENTING STOCKHOLDERS

  Under applicable Delaware and Arizona law, the holders of XOMA-Delaware Common Stock and the XOMA-Arizona Shares will not have dissenters' appraisal rights in connection with the Reorganization.

ACCOUNTING TREATMENT

  The Reorganization will be accounted for as a combination of entities under common control (as if it were a pooling of interests).

                                 RISK FACTORS

  In addition to the other information included or incorporated by reference in this Proxy Statement/Prospectus, the following factors should be considered carefully in evaluating an investment in the securities offered by this Proxy Statement/Prospectus. Certain statements contained herein that are not related to historical facts may contain "forward looking" information, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on XOMA's current beliefs as to the outcome and timing of future events, and actual results may differ materially from those projected or implied in the forward looking statements. Further, certain forward looking statements are based upon assumptions of future events which may not prove to be accurate. The forward looking statements involve risks and uncertainties including, but not limited to, the risks and uncertainties referred to under "Risk Factors" and elsewhere herein and in other of XOMA-Delaware's filings with the Securities and Exchange Commission (the "Commission").

CERTAIN RISKS ASSOCIATED WITH THE REORGANIZATION

 CERTAIN TAX CONSEQUENCES

  The Reorganization will be treated as if XOMA-Delaware sold all of its assets in a fully taxable transaction in which gain, if any (but not loss), will be recognized by the Company. XOMA believes, based on current estimates of the fair market value of its assets and tax attributes, that the additional U.S. federal income tax cost, if any, to it as a result of the Reorganization will be insignificant. However, such taxes could be material if the fair market value of XOMA-Delaware's assets at the time of the Reorganization were determined to be substantially in excess of current estimates or if it were determined that XOMA-Delaware was unable to utilize all or part of its tax attributes. Such a determination could result from events intervening between the date hereof and the time of the Reorganization that cause the fair market value of the Company's assets to increase significantly or because the Internal Revenue Service ("IRS") disagrees with the Company's estimate of fair market value. Because the Reorganization cannot take place until XOMA-Delaware's stockholders have approved it at the Special Meeting, such stockholders will not know, at the time of the Special Meeting, the fair market value of XOMA-Delaware at the time of the Reorganization and therefore will not know the full tax consequences of the Reorganization to the Company. The Merger Agreement provides that it may be terminated, and the Reorganization abandoned, at any time, by action of the Board of Directors of XOMA-Delaware or XOMA-Arizona, which right the Board of Directors of XOMA-Delaware intends to exercise in the event the Reorganization would have material adverse consequences to the Company. In addition, the Reorganization may result in adverse U.S. federal income tax consequences to stockholders of XOMA-Delaware, if any, who are U.S. persons that directly, indirectly or by attribution, own 10% or more of the outstanding XOMA-Delaware Common Stock at the Effective Time. Finally, while XOMA believes that XOMA-Bermuda will not be a "passive foreign investment company" in any taxable year, shareholders of XOMA-Bermuda who are U.S. persons could be subject to adverse U.S. federal income tax consequences if XOMA-Bermuda were to become a passive foreign investment company, unless such shareholders made an election to treat XOMA-Bermuda as a "qualified electing fund." See "Certain Tax Considerations."

 ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

  XOMA-Bermuda will be a Bermuda company and certain of its officers and directors may be residents of various jurisdictions outside the United States. All or a substantial portion of the assets of XOMA-Bermuda and of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in United States courts judgments obtained against such persons. XOMA-Bermuda will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made hereby in the United States by serving Christopher J. Margolin, c/o XOMA Corporation, 2910 Seventh Street, Berkeley, California 94710, its United States agent appointed for that purpose. The Company has been advised by its Bermuda counsel, Conyers Dill & Pearman, that there is doubt as to whether Bermuda courts would enforce judgments of United States courts obtained in (a) actions against such persons or XOMA-Bermuda that are predicated upon the civil liability provisions of the

Securities Act or (b) original actions brought in Bermuda against XOMA-Bermuda or such persons predicated upon the Securities Act. There is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws may not be allowed in Bermuda courts as contrary to that nation's policy.

CERTAIN CONTINUING RISKS ASSOCIATED WITH THE BUSINESS OF THE COMPANY

 NO ASSURANCE OF REGULATORY APPROVALS OR ADDITIONAL PRODUCT DEVELOPMENT

  XOMA's products are subject to rigorous preclinical and clinical testing requirements and to approval processes by the U.S. Food and Drug Administration (the "FDA") and similar authorities in other countries. The Company's products are primarily regulated under the U.S. Food, Drug and Cosmetic Act and Section 351(a) of the Public Health Service Act. Most of the Company's human therapeutic products are or will be classified as biologic products and would be subject to regulation by the FDA Center for Biologics Evaluation and Research ("CBER"). Approval of a biologic product for commercialization requires licensure of the product and the manufacturing facilities.

  In December 1992, XOMA-Delaware submitted an investigational new drug application ("IND") to the FDA to begin Phase I human testing of NEUPREX(R), a modified recombinantly derived fragment of BPI. In March 1993, XOMA-Delaware initiated human safety and pharmacokinetic testing under the IND. In mid-1995, XOMA-Delaware initiated three clinical efficacy trials testing the NEUPREX(R) product as a treatment for the following indications: meningococcemia (a potentially deadly bacterial infection principally of children), infectious complications of severe blood loss due to trauma (hemorrhagic trauma) and complications following partial hepatectomy (a type of major liver surgery). A fourth trial, testing the product in combination with antibiotics to treat severe intra-abdominal infections, started in the first quarter of 1996. In the third quarter of 1997, XOMA-Delaware initiated a Phase I/II clinical trial to test NEUPREX(R) in cystic fibrosis patients whose genetic disorder predisposes them to recurring bacterial lung infections. In August 1996, CBER granted XOMA-Delaware a Subpart E designation for NEUPREX(R) for the treatment of severe pediatric meningococcemia following favorable results in an open label Phase I/II pilot study. XOMA-Delaware subsequently began a Phase III pivotal trial for the indication in October 1996 in the United States and Canada. Beginning in the first quarter of 1997, XOMA-Delaware added trial sites in the United Kingdom to increase patient accrual. In June 1998, XOMA-Delaware announced that NEUPREX(R) had been designated as an "orphan drug" under the Orphan Drug Act by the FDA for the treatment of severe meningococcal disease. Based on data from its Phase II hemorrhagic trauma studies, XOMA-Delaware initiated in the fourth quarter of 1997 a Phase III pivotal trial testing NEUPREX to prevent serious pulmonary complications in trauma patients. Review and analysis of results of the Phase II partial hepatectomy study, concluded at the end of 1997, is in progress. No assurance can be given that product approval for NEUPREX(R) or any other BPI product will be obtained.

  FDA licensure of XOMA's manufacturing facilities for NEUPREX(R) will be required prior to any commercial use or sale of NEUPREX(R). No assurance can be given that approval of the manufacturing facilities for NEUPREX(R) will be obtained.

  In March 1989, XOMA-Delaware filed a product license application for approval of E5(R), a monoclonal antibody product, for the treatment of gram-negative sepsis. XOMA-Delaware had completed several clinical trials of E5(R), including two Phase III studies. In June 1992, the FDA informed XOMA-Delaware that E5(R) was not approvable without further clinical testing, and in June 1993 a third Phase III clinical trial of the E5(R) product commenced. In April 1997, XOMA-Delaware announced that results of an interim analysis of the third trial did not support continuation of the trial, and in June 1997 XOMA-Delaware announced that Pfizer Inc. had decided to end its marketing arrangement with XOMA-Delaware for E5(R).

  In September 1996, XOMA-Delaware and Genentech announced that XOMA-Delaware had filed an IND with the FDA for clinical testing of hu1124 in patients with moderate to severe psoriasis. The hu1124 product, previously referred to as anti-CD11a, is a humanized monoclonal antibody product XOMA-Delaware is developing in collaboration with Genentech for treatment of psoriasis. In the second quarter of 1997, in response to findings about the activity of hu1124 in psoriasis patients, XOMA-Delaware started additional Phase I studies at lower doses. XOMA-Delaware announced a Phase II efficacy study in Canadian psoriasis patients in February 1998. In addition, other indications for this product are under review. No assurance can be given that product approval for hu1124 in these or any other indications will be obtained.

  The FDA has substantial discretion in both the product approval process and manufacturing facility approval process and it is not possible to predict at what point, or whether, the FDA will be satisfied with the Company's submissions or whether the FDA will raise questions which may be material and delay or preclude product approval or manufacturing facility approval. As additional clinical data are accumulated, they will be submitted to the FDA and may have a material impact on the FDA product approval process.

  Other potential XOMA products will require significant additional development, including extensive preclinical and clinical testing. There can be no assurance that any of the products under development by the Company will be developed successfully, obtain the requisite regulatory approval or be successfully manufactured or marketed.

 NEED FOR ADDITIONAL FUNDS

  XOMA has expended and expects to continue to expend substantial funds in connection with research and development relating to its products and production technologies, the scale-up of its production capabilities, extensive human clinical trials and the protection of its intellectual property. XOMA-Delaware's cash position and resulting investment income are sufficient to finance the Company's currently anticipated needs for operating expenses, working capital, equipment and current research projects for at least the next twelve months. XOMA-Delaware continues to evaluate strategic alliances, potential partnerships and financing arrangements which would further strengthen its competitive position and provide additional funding. However, no assurance can be given that operations will generate meaningful funds, that additional agreements for product development funding or strategic alliances can be negotiated or that adequate additional financing will be available for the Company to finance its own development on acceptable terms, if at all. If adequate funds are not available, the business of the Company will be materially adversely affected.

 HISTORY OF LOSSES AND ACCUMULATED DEFICIT

  XOMA-Delaware has experienced significant losses and, as of September 30, 1998, had an accumulated deficit of approximately $389.1 million.

  For the year ended December 31, 1997 and the nine months ended September 30, 1998, XOMA-Delaware had net losses of approximately $15.8 million, or $0.44 per share (basic and diluted), and $37.6 million, or $0.94 per share (basic and diluted), respectively. The Company expects to incur additional losses in the future. Its ability to achieve a profitable level of operations is dependent in large part on obtaining regulatory approval for its products and entering into agreements for product development and commercialization. XOMA's ability to fund its ongoing operations is dependent on the foregoing factors and on its ability to secure additional funds. There can be no assurance that the Company will ever achieve a profitable level of operations or that cash flow from future operations will be sufficient to meet such obligations.

 NO ASSURANCE OF EFFECTIVE MARKETING

  As of the date of this Proxy Statement/Prospectus, XOMA-Delaware has not entered into any marketing agreements regarding its NEUPREX(R) product. Although XOMA-Delaware continues to evaluate strategic alliances and potential partnerships for NEUPREX(R) and other products, the Company cannot predict whether or when any such alliances or partnerships will be consummated.

  Assuming timely regulatory approval, which cannot be assured, the successful commercialization of XOMA's products may be dependent to a large extent upon the marketing capabilities of its pharmaceutical partners.

 NO ASSURANCE OF SCALE-UP OF MANUFACTURING PROCESSES

  XOMA-Delaware has never commercially introduced any pharmaceutical products. In addition, there can be no assurance that the Company's manufacturing facilities will receive regulatory approval in a timely manner. If one or more of the Company's products and the relevant manufacturing facilities were to receive regulatory approval, no assurance can be given that these existing manufacturing capabilities would be able to produce sufficient quantities of such products to meet market demand. Additionally, no assurance can be given that if additional manufacturing facilities are needed to meet market demand, such manufacturing facilities will be successfully obtained or that the requisite regulatory approval for such facilities will be obtained.

 NO ASSURANCE OF PATENT PROTECTION/AVOIDANCE OF PATENT INFRINGEMENT

  Because of the length of time and the expense associated with bringing new products through development and government approval to the marketplace, the pharmaceutical industry has traditionally placed considerable importance on obtaining and maintaining patent and trade secret protection for significant new technologies, products and processes. XOMA-Delaware and other biotechnology firms hold and are in the process of applying for a number of patents in the United States and abroad to protect their products and important processes and also have obtained or have the right to obtain exclusive licenses to certain patents and applications filed by others. However, the patent position of biotechnology companies generally is highly uncertain and no consistent policy regarding the breadth of allowed claims has emerged from the actions of the U.S. Patent and Trademark Office (the "Patent Office") with respect to biotechnology patents. Legal considerations surrounding the validity of biotechnology patents continue to be in transition, and no assurance can be given that historical legal standards surrounding questions of validity will continue to be applied or that current defenses as to issued biotechnology patents will in fact be considered substantial in the future. Accordingly, no assurance can be given as to the degree and range of protection any patents will afford against competitors with similar technologies, that patents will issue, that others will not obtain patents claiming aspects similar to those covered by the Company's patent applications or as to the extent to which the Company will be successful in avoiding any patents granted to others.

  During the period from September 1994 to October 15, 1998, the Patent Office issued 29 patents to XOMA-Delaware related to its BPI-based products, including novel compositions, their manufacture, formulation, assay and use. XOMA-Delaware has received Notices of Allowance for nine additional U.S. patents and has more than 20 pending patent applications worldwide related to its BPI-based products. In addition, XOMA-Delaware is the exclusive licensee of BPI-related patents and applications owned by New York University ("NYU"). These include four issued U.S. patents, one additional U.S. Notice of Allowance and one granted European patent. Effective July 9, 1998, XOMA-Delaware is also the exclusive licensee of BPI-related patents and applications owned by Incyte Pharmaceuticals Inc. ("Incyte"), including seven issued U.S. patents, one granted European patent and pending applications worldwide.

  During the period from July 1991 to October 15, 1998, the Patent Office issued seven patents and one Notice of Allowance to XOMA-Delaware related to its bacterial expression technology, including claims to novel promoter sequences, secretion signal sequences, compositions and methods for expression and secretion of recombinant proteins from bacteria, including immunoglobulin gene products. Numerous foreign patents have been granted which, along with additional pending foreign patent applications, correspond to the patents issued and allowed in the U.S.

  If certain patents issued to others are upheld or if certain patent applications filed by others issue and are upheld, the Company may require certain licenses from others in order to develop and commercialize certain potential products incorporating the Company's technology. There can be no assurance that such licenses, if required, will be available on acceptable terms.

  While the Company pursues patent protection, due to uncertainty as to the future utility of patent protection for biotechnology products or processes, the Company also has relied and will continue to rely upon trade secrets, know-how and continuing technological advancement to develop and maintain its competitive position. All Company employees have signed confidentiality agreements under which they have agreed not to use or disclose any of the Company's proprietary information. Research and development contracts and relationships between the Company and its scientific consultants and potential customers provide access to aspects of the Company's know-how that are protected generally under confidentiality agreements with the parties involved. There can be no assurance that all confidentiality agreements will be honored or are enforceable.

 NO ASSURANCE OF PRODUCT EFFICACY OR THE ABILITY TO COMPETE SUCCESSFULLY

  The biotechnology and pharmaceutical industries are subject to continuous and substantial technological change. Competition in the areas of recombinant DNA-based and monoclonal antibody-based technologies is intense and expected to increase in the future as a number of established biotechnology firms and large chemical and pharmaceutical companies diversify into the field. A number of these large pharmaceutical and chemical companies have enhanced their capabilities by entering into arrangements with, or acquiring, biotechnology companies. Substantially all of these companies have significantly greater financial resources, larger research and development and marketing staffs and larger production facilities than those of the Company. Moreover, certain of these companies have extensive experience in undertaking preclinical testing and human clinical trials. These factors may enable such companies to develop products and processes competitive with or superior to those of the Company. In addition, a significant amount of research in biotechnology is being carried out in universities and other non-profit research organizations. These entities are becoming increasingly aware of the commercial value of their work and may become more aggressive in seeking patent protection and licensing arrangements. There can be no assurance that developments by others will not render the Company's products or technologies obsolete or uncompetitive.

  It is possible that another company is developing one or more products based on BPI, and there can be no assurance that such product(s) will not prove to be more effective than NEUPREX(R).

 INTERNATIONAL OPERATIONS

  The Company believes that, because the pharmaceutical industry is global in nature, international activities will be a significant part of the Company's future business activities and that, when and if it is able to generate income, a substantial portion of that income will be derived from product sales and other activities outside the United States. A number of risks are inherent in international operations. Foreign regulatory agencies often establish standards different from those in the United States, and an inability to obtain foreign regulatory approvals on a timely basis could have an adverse effect on the Company's international business and its financial condition and results of operations. International operations may be limited or disrupted by the imposition of government controls, export license requirements, political or economic instability, trade restrictions, changes in tariffs, restrictions on repatriating profits, taxation, or difficulties in staffing and managing international operations. In addition, the Company's business, financial condition and results of operations may be adversely affected by fluctuations in currency exchange rates. There can be no assurance that the Company will be able to successfully operate in any foreign market.

 YEAR 2000 EXPOSURE

  Although the Company has yet to complete the first phase of its Year 2000 ("Y2K") exposure analysis program with respect to all three of the major areas of its business where it has identified this problem, the Company believes that it relies on systems, applications and third-party relationships which, if not Y2K compliant prior to the end of 1999, could have a material adverse impact on its operations. Because the Company has not completed its contingency planning, it cannot describe what action it would take should Y2K compliance not be achievable in time. Not having completed its evaluations of all three areas, the Company cannot at this time estimate the total potential costs of its Y2K compliance programs. The funds for these costs will be part of the Company's cash flow from operations and capital expenditures. Assuming that the Company's efforts to mitigate its Y2K exposure in any of the three areas referred to above are unsuccessful, the most reasonably likely worst case scenario is an interruption of ongoing clinical trials, including delays in gathering and evaluating clinical data, and a disruption of the Company's manufacturing operations.

UNCERTAINTIES IN ATTRACTING AND RETAINING QUALIFIED PERSONNEL

  The Company's success in developing marketable products and achieving a competitive position will depend, in part, on its ability to attract and retain qualified scientific and management personnel. Competition for such personnel is intense, and no assurances can be given that the Company will be able to attract or retain such personnel. The loss of a significant group of key personnel would adversely affect the Company's product development efforts.

 RISK OF PRODUCT LIABILITY CLAIMS

  The testing and marketing of medical products entails an inherent risk of allegations of product liability. XOMA-Delaware believes it currently has adequate levels of insurance for its clinical trials. The Company will seek to obtain additional insurance, if needed, if and when the Company's products are commercialized; however, there can be no assurance that adequate insurance coverage will be available or be available at acceptable costs or that a product liability claim would not materially adversely affect the business or financial condition of the Company.

 CERTAIN PROVISIONS RELATING TO CHANGES IN CONTROL

  The Board of Directors of the Company intends to adopt a Shareholder Rights Agreement (the "New Rights Agreement") that will be substantially identical to XOMA-Delaware's existing Stockholder Rights Agreement, dated as of October 27, 1993 (the "Existing Rights Agreement"), between XOMA-Delaware and First Interstate Bank of California, as Rights Agent. The Existing Rights Agreement was designed to (i) protect against attempts to acquire XOMA-Delaware for an inadequate or unfair price, (ii) deter abusive tactics which induce stockholders to tender shares prior to realizing the full value or total potential of their investment in XOMA-Delaware and (iii) create an incentive for a potential acquirer to negotiate the price and terms of an acquisition transaction in good faith with the Board so that stockholders are treated equally. The New Rights Agreement and the Bye-Laws will contain provisions that may have the effect of making more difficult or more costly an acquisition of control of the Company that has not been approved by the Company's Board of Directors. See "Comparison of Rights of Stockholders."

VOLATILITY OF STOCK PRICE

  The market prices for securities of biotechnology companies, including XOMA-Delaware, have been highly volatile. See "XOMA-Delaware and XOMA-Bermuda-- Price Range of XOMA-Delaware Common Stock." Announcements regarding the results of regulatory approval filings, clinical trials or other testing, technological innovations or new commercial products by XOMA or its competitors, government regulations, developments concerning proprietary rights or public concern as to safety of biotechnology, and other factors have historically had, and are expected to continue to have, a significant impact on the market price of XOMA's securities, including the XOMA-Bermuda Common Shares.

                              THE REORGANIZATION

GENERAL

  The Board of Directors of XOMA-Delaware has unanimously approved, and recommends that the XOMA-Delaware Common Stockholders approve, a proposed corporate reorganization whereby XOMA will change its domicile from Delaware to Bermuda. It is proposed that the Reorganization be effected pursuant to the Merger Agreement and the Memorandum of Continuance, copies of which are attached hereto as Annex I and Annex II respectively, and the terms of which are incorporated herein by reference. Upon effectiveness of the Reorganization, the Company will be governed in accordance with the terms of the Memorandum of Continuance and the Bye-Laws, a copy of which is attached hereto as Annex III and the terms of which are incorporated herein by reference. The conduct of the business of the Company will not be affected by the Reorganization, as XOMA-Bermuda will continue to conduct the businesses in which XOMA-Delaware is now engaged. A holder of XOMA-Delaware Common Stock, after the Reorganization, will continue to own, as a holder of XOMA-Bermuda Common Shares, the same relative interest in XOMA-Bermuda and will have the same relative voting rights as such holder did in XOMA-Delaware, and the XOMA-Bermuda Common Shares will have substantially the same attributes as the XOMA-Delaware Common Stock. See "Description of Authorized Shares of XOMA-Bermuda-- Common Shares--Voting" and "Comparison of Rights of Stockholders."

BACKGROUND AND REASONS FOR THE REORGANIZATION

  Although the Company has a history of net losses and expects such losses to continue at least until it receives regulatory approval for one or more of its products and enters into a development and/or commercialization arrangement with one or more partners, it does not expect such losses to continue indefinitely and, like other companies at its stage of development, it assumes eventual profitability in its long-term planning. The Board of Directors of XOMA-Delaware believes that, because the pharmaceutical industry is global in nature, international activities will be a significant part of the Company's future business activities and that, when and if it is able to generate income, a substantial portion of that income will be derived from product sales and other activities outside of the United States. For these reasons, the Board of Directors of XOMA-Delaware determined that it would be appropriate to consider a reorganization of the Company that would create a more advantageous corporate structure. By establishing the Company as a non-U.S. parent company, the Company would have greater ability to keep its foreign income free from U.S. taxation.

  The Board believes that the Reorganization will allow the Company to avail itself of certain tax, financing and other business advantages that are not available under the current corporate structure. Accordingly, the Board of Directors of XOMA-Delaware believes the Reorganization should have a favorable impact on the conduct of the Company's future business operations. In particular, the Board of Directors of XOMA-Delaware is recommending the Reorganization for the following reasons:

    (a) The Board believes that the Company's worldwide corporate income taxes should be significantly reduced as a result of the Reorganization by subjecting XOMA's income to an effective overall tax rate lower than that imposed by the United States. Thus, the Reorganization should permit the Company to conduct its business in a manner that will reduce its exposure to U.S. federal income taxes on the portion of its operations conducted outside the United States and the portion of its income from United States sources which is not subject to withholding taxes, although it may be subject to income taxes in other jurisdictions.

    (b) The Board believes that the Reorganization should provide a more favorable corporate structure for expansion of XOMA's current business and future strategic alliance and acquisition opportunities that, consequently, may enhance the Company's relationships with pharmaceutical industry participants. Although XOMA-Delaware currently has no plans for specific strategic alliances or acquisitions, the Company continues to evaluate strategic alliances and potential partnerships which would further strengthen its competitive position and provide additional funding.

    (c) The Board believes that as a result of the Reorganization the Company's shares may become more attractive to non-U.S. investors, thus broadening its investor base. The process of implementing the

  Reorganization should enhance the Company's recognition by the international investment community, including investment banks and financially-oriented media, which may translate into an increased level of investment by foreign investors. In addition, the Company believes that non-U.S. investors are generally more comfortable that they will not subject themselves to U.S. taxation (e.g., withholding tax) if they invest in securities of a non-U.S., rather than U.S., company.

    (d) The Board believes that as a result of the Reorganization, over the long term, any resulting improvements in after-tax income and broadening of the shareholder base should enhance stockholder value.

  In addition to the potential benefits described above, the Reorganization will impose certain costs on the Company and will expose the Company and its shareholders to certain risks. See "Risk Factors--Certain Risks Associated with the Reorganization." In particular, complying with Bermuda law will likely prove to be incrementally more costly than complying with Delaware law, as a separate, additional law firm will be retained and certain records will need to be maintained in Bermuda. These costs are not expected to be material. In addition, Bermuda has no equivalent of the Delaware Chancery Court, which is a specialized court established in Delaware exclusively to handle corporate law issues that has given rise to a substantial body of corporate case law. The Board determined that uncertainty in this area was not a sufficient reason to not approve the Reorganization. Furthermore, there are certain differences between Delaware and Bermuda corporate law, which the Board determined not to be significant in light of the potential advantages of the Reorganization. See "Comparison of Rights of Stockholders." Certain tax and enforcement risks related to the Reorganization are described under "Risk Factors--Certain Risks Associated with the Reorganization." The Board of Directors of XOMA-Delaware determined that the potential advantages of the Reorganization substantially outweigh these risks. In addition, because there can be no assurance that the Company will be profitable, the Reorganization presents the additional risk that the expenses incurred in connection with the Reorganization (currently estimated to be approximately $2.5 million) will have been expended without benefit. However, the Board determined these near-term expenses to be minimal in light of the potential advantages of the Reorganization.

  Although numerous variations in the basic structure of the Reorganization (including alternate jurisdictions) were evaluated, the Board believes, based on advice from management and its outside financial and legal advisors, that the proposed structure of the Reorganization is the best structure to provide the advantages it is seeking, without substantial operational or financing risks, and consequently did not consider any alternatives to the Reorganization. No assurances can be given, however, that the anticipated benefits of the Reorganization will be realized.

RECOMMENDATION OF THE BOARD

  THE BOARD OF DIRECTORS OF XOMA-DELAWARE HAS UNANIMOUSLY APPROVED THE PROPOSED REORGANIZATION AND THE MERGER AGREEMENT, THE MEMORANDUM OF CONTINUANCE AND THE BYE-LAWS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE REORGANIZATION, INCLUDING THE MERGER AGREEMENT, THE MEMORANDUM OF CONTINUANCE AND THE BYE-LAWS.

OPINION OF FINANCIAL ADVISOR--LEHMAN BROTHERS INC.

  On August 5, 1998, the Board of Directors of XOMA-Delaware retained Lehman Brothers Inc. ("Lehman Brothers") as its financial advisor in connection with the proposed Reorganization. Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Board selected Lehman Brothers to act as its financial advisor because of its experience, reputation and familiarity with the industry in general and because its investment banking professionals have substantial experience in transactions similar to the Reorganization.

  On November 9, 1998, Lehman Brothers delivered its written opinion to the Board of Directors of XOMA-Delaware that, as of such date, the consideration to be received by the holders of XOMA-Delaware is fair, from a financial point of view, to such holders.

  The full text of the written opinion of Lehman Brothers is attached as Appendix IV hereto and is incorporated herein by reference. XOMA-Delaware stockholders may read the opinion in its entirety for a summary of assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers in rendering its opinion. The summary of the opinion of Lehman Brothers set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

  No limitations were imposed by XOMA-Delaware on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering their opinion. In arriving at their opinion, Lehman Brothers did not ascribe a specific range of values to XOMA-Delaware or XOMA-Bermuda, but made its determination as to the fairness, from a financial point of view, of the consideration to be offered to the holders of the XOMA-Delaware Common Stock on the basis of the financial analyses summarized below. The opinion is for the use and benefit of the Board and is not intended to be and does not constitute a recommendation to any stockholder of XOMA-Delaware as to how such stockholder should vote with respect to the Reorganization. Lehman Brothers was not requested to opine as to, and the opinion does not in any manner address, XOMA-Delaware's underlying business decision to proceed with or effect the Reorganization.

  In arriving at their opinion, Lehman Brothers reviewed and analyzed: (i) the Merger Agreement, the Memorandum of Continuance, the Bye-Laws and the specific terms of the Reorganization, (ii) a draft of this Proxy Statement/Prospectus and such publicly available information concerning XOMA-Delaware as they believed to be relevant to their analysis, (iii) financial and operating information with respect to the business, operations and prospects of XOMA-Delaware and XOMA-Bermuda furnished to them by XOMA-Delaware, (iv) the trading multiples of certain other companies that they deemed relevant, and (v) the potential pro forma impact of the Reorganization on XOMA-Delaware. In addition, Lehman Brothers has had discussions with the management of XOMA-Delaware concerning the business, operations, assets, financial condition and prospects of XOMA-Delaware and XOMA-Bermuda and has undertaken such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

  In arriving at their opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of XOMA-Delaware that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of XOMA-Delaware and XOMA-Bermuda, upon advice of the management of XOMA-Delaware, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of XOMA-Delaware as to the future financial performance of XOMA-Delaware and XOMA-Bermuda and that XOMA-Delaware and XOMA-Bermuda would perform substantially in accordance with such projections. Upon advice of XOMA-Delaware's management and legal and accounting advisors, Lehman Brothers assumed that the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the shareholders of XOMA-Delaware. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of XOMA-Delaware or XOMA-Bermuda and did not make or obtain any evaluations or appraisals of the assets or liabilities of XOMA-Delaware or XOMA-Bermuda. In addition, upon advice of XOMA-Delaware and its tax advisors, they assumed that, after giving effect to XOMA-Delaware's net operating losses and tax credits and the cost basis of its assets, the Reorganization will result in insignificant, if any, additional federal income tax cost to XOMA-Delaware. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

  In connection with the preparation and delivery of its opinion, Lehman Brothers performed financial and comparative analyses as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analysis, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of XOMA-Delaware. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. Lehman Brothers expressed no opinion as to the price at which XOMA-Bermuda Common Shares actually will trade following consummation of the Reorganization and its opinion should not be viewed as providing any assurances that the market value of the XOMA-Bermuda Common Shares to be held by holders of the XOMA-Delaware Common Stock at any time prior to or after consummation of the Reorganization will be in excess of the market value of the XOMA-Delaware Common Stock previously owned by such holders.

  Discounted Cash Flow Analysis. Using the long-term financial projections for XOMA-Delaware and XOMA-Bermuda that XOMA-Delaware's management prepared, Lehman Brothers conducted an analysis of the cash flow impact the Reorganization would have on XOMA-Delaware. If XOMA-Delaware were to remain a U.S.-incorporated company, it would be required to repatriate much of its future earnings from non-U.S. sources, and thus would be required to pay U.S. income taxes on these repatriated earnings. However, under the proposed Reorganization, this repatriation and the resulting requirement to pay U.S. income taxes on these earnings would be significantly reduced or eliminated, creating significant incremental cash flow. Lehman Brothers conducted a ten-year discounted cash flow analysis of the incremental earnings created as a result of the Reorganization utilizing annual discount rates of 30% to 40% and unlevered net income terminal multiples of 25x to 30x. The range of discount rates selected was based upon the following factors: (i) the interest rate environment at the time of the opinion, (ii) the rate of return required by investors in the common stock of similar companies (as estimated based on the experience of Lehman Brothers in working with buyers and sellers of companies over time), (iii) the risk associated with an investment in the stock of similar companies, (iv) the expected probability of achieving projected results, (v) the weighted average costs of capital of XOMA-Delaware and other similar companies, and (vi) Lehman Brothers' experience in securities valuation generally. The range of terminal multiples was based upon the above factors as well as current trading multiples of more mature biotechnology companies. Based upon the foregoing, Lehman Brothers calculated that the Reorganization would significantly increase the discounted cash flow value of XOMA-Delaware.

  Comparable Company Analysis. For purposes of determining the appropriate terminal multiple in connection with its discounted cash flow analysis, Lehman Brothers reviewed the trading multiples of the following companies that it deemed relevant: Agouron Pharmaceuticals, Inc., BioChem Pharma Inc., Biogen, Inc., Chiron Corporation, Genzyme Corporation, and Incyte Pharmaceuticals, Inc. These companies represent the best available comparables for a profitable international biopharmaceutical company. The median multiple of current share price to 1998 estimated earnings per share estimates as provided by First Call Corporation was 28.7x, and the mean was 28.3x.

  As compensation for its services in connection with the Reorganization, XOMA-Delaware has paid Lehman Brothers fees of $200,000 for financial advisory services and $300,000 for delivery of its fairness opinion and has agreed to pay an additional fee of $500,000 contingent upon consummation of the Reorganization, which may be paid in cash or XOMA-Bermuda Common Shares, at the Company's option. XOMA-Delaware also has agreed to reimburse Lehman Brothers for reasonable expenses incurred by Lehman Brothers in performing its services and to indemnify Lehman Brothers and related persons against certain liabilities that might arise out of Lehman Brothers' engagement. Lehman Brothers may trade in the equity securities of XOMA-Delaware for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

RIGHTS OF DISSENTING STOCKHOLDERS

  Pursuant to Section 262 of the Delaware General Corporation Law and Section 10-1302 of the Arizona Corporations and Associations Law, the holders of XOMA-Delaware Common Stock and the XOMA-Arizona Shares will not have dissenters' appraisal rights under Delaware or Arizona law in connection with the Reorganization because, among other reasons, such shares are traded on Nasdaq.

STOCK COMPENSATION PLANS

  If the Reorganization is consummated, XOMA-Delaware's stock option and stock purchase plans will be amended to provide that XOMA-Bermuda Common Shares will thereafter be issued by XOMA-Bermuda upon exercise of any options issued thereunder. Other employee benefit plans of XOMA-Delaware will be similarly revised or amended, as necessary.

  Stockholder approval of the Reorganization will also constitute stockholder approval of amendments to the stock option and stock purchase plans and other employee benefit plans providing for future use of XOMA-Bermuda Common Shares in lieu of XOMA-Delaware Common Stock thereunder.

STOCKHOLDER RIGHTS PLAN

  Under the Existing Rights Agreement, preferred stock purchase rights were issued to stockholders of XOMA-Delaware at the rate of one right for each share of XOMA-Delaware Common Stock. The Board of Directors of the Company intends to adopt the New Rights Agreement, which will be substantially identical to the Existing Rights Agreement. See "Description of Authorized Shares of XOMA-Bermuda--Preference Shares--Preference Shares Purchase Rights."

NASDAQ TRADING

  XOMA-Delaware Common Stock is currently traded on Nasdaq under the symbol "XOMA" and, immediately following the Reorganization, the XOMA-Bermuda Common Shares will be traded on Nasdaq under the same symbol.

ACCOUNTING TREATMENT

  The Reorganization will be accounted for as a combination of entities under common control (as if it were a pooling of interests).

                              THE SPECIAL MEETING

SPECIAL MEETING

  A Special Meeting of the XOMA-Delaware stockholders will be held at 7:30 a.m., local time, on December 29, 1998, at the offices of the Company, 2910 Seventh Street, Berkeley, California (or any adjournments or postponements thereof) to consider and vote on (i) the proposal to approve the Reorganization (including the Merger Agreement, the Memorandum of Continuance and the Bye-Laws) and (ii) any other matters that may properly come before such meeting. The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of XOMA-Delaware Common Stock entitled to vote at the Special Meeting will constitute a quorum.

RECORD DATE

  Only XOMA-Delaware stockholders of record at the close of business on November 25, 1998, as shown on XOMA-Delaware's records, will be entitled to vote, or to grant proxies to vote, at the Special Meeting.

VOTE REQUIRED FOR ADOPTION

  Approval of the Reorganization requires the affirmative vote of the holders of a majority of the outstanding shares of XOMA-Delaware Common Stock voting together as a single class. Abstentions and broker "non-votes" will be treated as votes against the proposal to approve the Reorganization. As of the record date described above, there were 47,029,208 shares of XOMA-Delaware Common Stock outstanding and entitled to vote. As of the record date, the directors and executive officers of XOMA-Delaware and affiliates of such persons directly owned, in the aggregate, approximately 336,182 shares of XOMA-Delaware Common Stock (less than 1% of the outstanding XOMA-Delaware Common Stock), and they have indicated their intention to vote such shares in favor of the proposal to approve the Reorganization.

PROXIES

 General

  Each XOMA-Delaware Common Stockholder as of the record date will receive a Proxy Card. A XOMA-Delaware Common Stockholder may grant a proxy to vote for or against, or to abstain from voting on, the proposal to approve the Reorganization by marking his/her Proxy Card appropriately, executing it in the space provided, and, in the case of holders of XOMA-Delaware Common Stock appearing on the stock records of XOMA-Delaware, returning it to XOMA-Delaware. XOMA-Delaware Common Stockholders who are registered stockholders may also grant a proxy by telephone or electronically through the Internet by following the instructions included with their Proxy Card. XOMA-Delaware stockholders who hold their XOMA-Delaware Common Stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares.

  To be effective, a Proxy Card must be received at or prior to the Special Meeting. Shares of XOMA-Delaware Common Stock represented by a properly executed Proxy Card will be voted, and where a choice is specified on the Proxy Card, such shares will be voted in accordance with the specification indicated on such Proxy Card. Shares of XOMA-Delaware Common Stock represented by a properly executed Proxy Card on which no specification is made will be voted FOR the proposal to approve the Reorganization. Any XOMA-Delaware stockholder of record who is present at the Special Meeting in person will be entitled to vote at the meeting regardless of whether such stockholder has previously granted a proxy with respect thereto.

  Management of XOMA-Delaware knows of no matters other than as described in the accompanying Notice of Special Meeting which are likely to be brought before the Special Meeting. However, if any other matters are properly presented at the Special Meeting for consideration, including consideration of a motion to adjourn the meeting to another time and/or place (including adjournments for the purpose of soliciting additional proxies), the persons named in the Proxy Card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

 Revocation

  In the case of holders of XOMA-Delaware Common Stock appearing on the stock records of XOMA-Delaware, a Proxy Card or a telephonic or electronic proxy may be revoked at any time prior to its exercise by (a) giving written notice of such revocation to XOMA-Delaware, (b) appearing and voting in person at the Special Meeting, (c) properly completing and executing a later-dated proxy and delivering it to XOMA-Delaware at or before the Special Meeting or (d) retransmitting a subsequent telephonic or electronic proxy before the Special Meeting. Presence without voting at the Special Meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. XOMA-Delaware Common Stockholders who hold their XOMA-Delaware Common Stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.

 Validity

  All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Proxy Cards will be determined by the inspectors of election. Any such determination will be final and binding. The Board of Directors of XOMA-Delaware will have the right to waive any irregularities or conditions as to the manner of voting. XOMA-Delaware may accept proxies by any reasonable form of communication so long as it can reasonably be assured that the communication is authorized by the XOMA-Delaware Common Stockholder.

SOLICITATION OF PROXIES

  The accompanying proxy is being solicited on behalf of the Board of Directors of XOMA-Delaware. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation thereof will be borne by XOMA-Delaware.

  Georgeson & Company has been retained by XOMA-Delaware to aid in the solicitation of proxies, for a fee of approximately $13,500.00 and the reimbursement of expenses. Proxies may also be solicited by personal interview, telephone and telegram by directors, officers and employees of XOMA-Delaware who will not receive additional compensation for such services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of XOMA-Delaware Common Stock held by such persons, and XOMA-Delaware will reimburse them for reasonable expenses incurred by them in connection therewith.

                         THE MERGER AGREEMENT AND THE
                           MEMORANDUM OF CONTINUANCE

GENERAL

  It is proposed that the Reorganization be effected pursuant to the Merger Agreement and the Memorandum of Continuance. Pursuant to the Merger Agreement and the Memorandum of Continuance:

    (i) XOMA-Delaware will be merged with and into XOMA-Arizona, with XOMA-Arizona being the surviving corporation.

    (ii) The outstanding shares of XOMA-Delaware Common Stock will be automatically converted into a number of XOMA-Arizona Shares equal to the number of shares of XOMA-Delaware Common Stock outstanding immediately prior to the effective time of the Merger.

    (iii) Promptly after the Merger, XOMA-Arizona will file the Memorandum of Continuance with the Registrar of Companies of Bermuda for registration, which will result in XOMA-Arizona becoming a Bermuda company pursuant to a continuation procedure under Bermuda and Arizona law.

    (iv) Each outstanding XOMA-Arizona Share will be automatically converted into one XOMA-Bermuda Common Share upon the registration of the Memorandum of Continuance.

  As a result of the foregoing, XOMA-Delaware will be succeeded by XOMA-Arizona upon effectiveness of the Merger, XOMA-Arizona will become a Bermuda company upon the registration of the Memorandum of Continuance, and all the XOMA-Bermuda Common Shares outstanding immediately after the Reorganization will be owned share for share by the former holders of XOMA-Delaware Common Stock.

  The certificate of incorporation of XOMA-Arizona shall be the certificate of incorporation of the surviving corporation of the Merger and will read as set forth in the annex to the Merger Agreement. The Memorandum of Continuance and the Bye-Laws of XOMA-Bermuda shall become effective upon the registration of the Memorandum of Continuance.

EXCHANGE OF SHARE CERTIFICATES

  Immediately following the Effective Time, the stockholders of XOMA-Delaware immediately prior to the Effective Time will automatically become the owners of XOMA-Bermuda Common Shares. Stock certificates representing XOMA-Delaware Common Stock will, at the Effective Time, automatically represent XOMA-Bermuda Common Shares. Holders of XOMA-Delaware Common Stock will not be required to exchange their stock certificates as a result of the Reorganization. Should a stockholder desire to sell some or all of his or her XOMA-Bermuda Common Shares after the Effective Time, delivery of the stock certificate or certificates which previously represented shares of XOMA-Delaware Common Stock will be sufficient.

  Following the Reorganization, certificates bearing the name of XOMA-Bermuda will be issued in the normal course upon surrender for transfer or exchange of outstanding certificates representing XOMA-Delaware Common Stock. If any stockholder surrenders a certificate representing shares of XOMA-Delaware Common Stock for exchange or transfer and the new certificate to be issued is to be issued in a name other than that appearing on the surrendered certificate theretofore representing the XOMA-Delaware Common Stock, it will be a condition to such exchange or transfer that the surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

  The Reorganization will not be consummated unless the Reorganization is approved by the requisite vote of stockholders of XOMA-Delaware.

  XOMA-Delaware is currently party to several agreements that require the consent of third parties prior to implementation of the Reorganization. In addition, the Minister of Finance of Bermuda must consent to the registration of the Memorandum of Continuance. Obtaining such consents is a condition to consummation of the Reorganization. See "Third-Party Consents."

EFFECTIVE TIME

  If the Reorganization is approved by the stockholders of XOMA-Delaware and not terminated by the Board of Directors of XOMA-Delaware, the Reorganization will become effective following the filing of an appropriate certificate of merger with the Delaware Secretary of State and the Arizona Secretary of State as required by Delaware and Arizona law, on the date that the Memorandum of Continuance is registered by the Registrar of Companies of Bermuda, as required by Bermuda law. XOMA-Delaware anticipates that the Reorganization will become effective promptly following the Special Meeting.

  Immediately following the Effective Time, XOMA-Bermuda will have the same subsidiaries and affiliates and the same directors and executive officers as XOMA-Delaware had immediately prior to such date.

AMENDMENT/TERMINATION

  XOMA-Delaware and XOMA-Arizona, by action of their respective Boards of Directors, may amend, modify or supplement the Merger Agreement or the Memorandum of Continuance at any time; provided that no amendment, modification or supplement may be made or effected that by law requires further approval by such stockholders without the further approval of such stockholders.

  The Merger Agreement provides that it may be terminated, and the Reorganization abandoned, at any time, by action of the Board of Directors of XOMA-Delaware or XOMA-Arizona.

                        XOMA-DELAWARE AND XOMA-BERMUDA

XOMA-DELAWARE; GENERAL

  XOMA-Delaware is a biopharmaceutical company developing products to treat infections, infectious complications of traumatic injury and surgery, and immunologic and inflammatory disorders. XOMA-Delaware's current product development programs include:

  . NEUPREX(R) (rBPI/21/), a modified recombinantly-derived fragment of BPI and XOMA's lead BPI-derived product, which is currently in Phase III efficacy clinical trials in two indications and in earlier-stage clinical trials in three additional indications.

  . I-PREX(TM), a proprietary topical formulation of rBPI/21/ for the treatment of ophthalmic disorders, which is undergoing preclinical testing as a treatment for corneal injuries, including ulcerations and transplants.

  . Mycoprex(TM), a fungicidal peptide compound derived from BPI that is currently in preclinical product development.

  . hu1124 (anti-CD11a), a humanized monoclonal antibody product being developed in collaboration with Genentech, which originally discovered the antibody and characterized it as anti-CD11a. The hu1124 product is in Phase II clinical trials for psoriasis. Other indications are under review.

PRICE RANGE OF XOMA-DELAWARE COMMON STOCK

  The XOMA-Delaware Common Stock trades on Nasdaq under the symbol "XOMA." The following table sets forth the quarterly range of high and low reported sale prices of the XOMA-Delaware Common Stock on Nasdaq for the periods indicated.

                                                             HIGH      LOW
                                                             ----      ---
       1996:
         First Quarter...................................... $5 3/16   $3 5/8
         Second Quarter.....................................  8         3 7/8
         Third Quarter......................................  7 5/8     4 1/16
         Fourth Quarter.....................................  5 7/8     3 1/16
       1997:
         First Quarter...................................... $7 1/4    $4 15/16
         Second Quarter.....................................  5 11/16   3 1/8
         Third Quarter......................................  8 1/2     4 5/8
         Fourth Quarter.....................................  8 1/2     4 7/8
       1998:
         First Quarter...................................... $6 1/2    $4 5/16
         Second Quarter.....................................  6         4 1/4
         Third Quarter......................................  5         1 27/32
         Fourth Quarter (through November 25)...............  4 7/8     1 31/32

  On November 25, 1998 the last reported sale price of the XOMA-Delaware Common Stock as reported on Nasdaq was $3 9/16 per share. As of November 25, there were approximately 4,598 record holders of XOMA-Delaware Common Stock.

XOMA-BERMUDA

  XOMA-Bermuda will be a Bermuda company registered and existing under the laws of Bermuda upon registration of the Memorandum of Continuance by the Registrar of Companies in Bermuda. The conduct of the business of the Company will not be affected by the Reorganization, as XOMA-Bermuda will continue to conduct the businesses in which XOMA-Delaware is now engaged. XOMA-Bermuda's registered office will be located at Clarendon House, 2 Church Street, P.O. Box HM 666, Hamilton HM CX, Bermuda.

                DESCRIPTION OF AUTHORIZED SHARES OF XOMA-BERMUDA

  The following statements with respect to XOMA-Bermuda's share capital are subject to the detailed provisions of XOMA-Bermuda's Memorandum of Continuance and Bye-Laws as they will be in effect on the Effective Date. These statements do not purport to be complete and, while XOMA-Bermuda believes the descriptions of the material provisions of the Memorandum of Continuance and the Bye-Laws contained in this Proxy Statement/Prospectus are accurate statements with respect to such material provisions, such statements are subject to the detailed provisions in the Memorandum of Continuance and the Bye-Laws, to which reference is hereby made for a full description of such provisions.


COMMON SHARES

 GENERAL

  As is the case with the XOMA-Delaware Common Stock, the Memorandum of Continuance and the Bye-Laws will provide that the authorized common share capital of XOMA-Bermuda is limited to 70,000,000 XOMA-Bermuda Common Shares, par value U.S. $.0005 per share.

 VOTING

  As is the case with the XOMA-Delaware Common Stock, the holders of XOMA-Bermuda Common Shares will be entitled to one vote per share. All actions submitted to a vote of shareholders shall be voted on by the holders of XOMA-Bermuda Common Shares, voting together as a single class (together with the Series A Preference Shares, if any), except as provided by law.

 DIVIDENDS

  As is the case with the XOMA-Delaware Common Stock, holders of XOMA-Bermuda Common Shares will be entitled to participate, on a share for share basis, with the holders of any other common shares outstanding, with respect to any dividends declared by the Board of Directors of XOMA-Bermuda, subject to the rights of holders of preference shares. Dividends will generally be payable in U.S. dollars. XOMA-Delaware has not paid cash dividends on the XOMA-Delaware Common Stock. The Company currently does not intend to pay dividends and intends to retain any earnings of XOMA-Bermuda for use in its business and the financing of its capital requirements for the foreseeable future. The payment of any future cash dividends on the XOMA-Bermuda Common Shares is necessarily dependent upon its earnings and financial needs of XOMA-Bermuda, along with applicable legal and contractual restrictions.

 LIQUIDATION

  As is the case with the XOMA-Delaware Common Stock, on a liquidation of XOMA-Bermuda, holders of XOMA-Bermuda Common Shares will be entitled to receive any assets remaining after the payment of XOMA-Bermuda's debts and the expenses of the liquidation, subject to such special rights as may be attached to any other class of shares.

 REDEMPTION

  As is the case with the XOMA-Delaware Common Stock, the XOMA-Bermuda Common Shares will not be subject to redemption either by XOMA-Bermuda or the holder thereof.

 VARIATION OF RIGHTS

  As is generally the case under Delaware law, under the Bye-Laws of XOMA-Bermuda, if at any time the share capital of XOMA-Bermuda is divided into different classes of shares, the rights attached to any class

(unless otherwise provided by the terms of the issue of the shares of that class) may be varied with the consent in writing of the holders of a majority of the issued shares of that class either in writing or with the sanction of a resolution passed at a separate general meeting.

PREFERENCE SHARES

 GENERAL

  As is the case with XOMA-Delaware, under the Memorandum of Continuance and the Bye-Laws, XOMA-Bermuda will have the authority to issue 1,000,000 preference shares, par value U.S. $.05 per share. At the Effective Time, all outstanding shares of preferred stock of XOMA-Delaware will be converted into preference shares of XOMA-Bermuda with substantially identical rights and preferences. At the Effective Time, 650,000 preference shares will be designated Series A Cumulative Preference Shares (the "Series A Preference Shares"), 7,500 preference shares will be designated Convertible Preference Shares, Series B (the "Series B Preference Shares") and 1,250 preference shares will be designated Convertible Preference Shares, Series C (the "Series C Preference Shares"). Other than preference shares of XOMA-Bermuda into which substantially identical shares of preferred stock of XOMA-Delaware will be converted at the Effective Time, XOMA-Bermuda will not have any preference shares outstanding at the Effective Time. Under the Bye-Laws, subject to the special rights attaching to any class of shares of XOMA-Bermuda not being varied and to any resolution approved by the holders of 75% of the issued shares entitled to vote in respect thereof, the Board of Directors of XOMA-Bermuda may establish one or more classes or series of preference shares having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that the Board of Directors fixes without any shareholder approval.

 PREFERENCE SHARES PURCHASE RIGHTS

  The Board of Directors of the Company intends to adopt the New Rights Agreement, which will be substantially identical to XOMA-Delaware's Existing Rights Agreement. Pursuant to the New Rights Agreement, the Board of Directors of the Company intends to issue one Preference Share Purchase Right (a "Right") for each outstanding XOMA-Bermuda Common Share. Each Right will entitle the holder to purchase from XOMA-Bermuda a unit consisting of one one-hundredth of a share (a "Unit") of Series A Preference Shares at a cash exercise price of $30.00 per Unit, subject to adjustment.

  The Rights will be attached to all outstanding XOMA-Bermuda Common Shares, including the XOMA-Bermuda Common Shares offered hereby. The Rights will separate from the XOMA-Bermuda Common Shares and will be distributed to holders of XOMA-Bermuda Common Shares upon the earliest of (i) ten business days after the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the XOMA-Bermuda Common Shares then outstanding (the date of said announcement being referred to as the "Stock Acquisition Date"), (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group of persons becoming an Acquiring Person or (iii) the declaration by the Board of Directors of XOMA-Bermuda that any person is an "Adverse Person" (the earliest of such dates, the "Distribution Date").

  The Board of Directors of XOMA-Bermuda may generally declare a person to be an Adverse Person after a declaration that such person has become the beneficial owner of 10% or more of the outstanding XOMA-Bermuda Common Shares and a determination that (a) such beneficial ownership by such person is intended to cause or is reasonably likely to cause XOMA-Bermuda to repurchase the XOMA-Bermuda Common Shares owned by such Person or to cause XOMA-Bermuda to enter into other transactions not in the best long-term interests of XOMA-Bermuda or (b) such beneficial ownership is reasonably likely to cause a material adverse impact on the business or prospects of XOMA-Bermuda. The Rights are not exercisable until the Distribution Date and will expire on December 31, 2002, unless previously redeemed or exchanged by XOMA-Bermuda.

  In the event that a person becomes an Acquiring Person or the Board of Directors of XOMA-Bermuda determines that a person is an Adverse Person, each holder of a Right will thereafter have the right (a "Subscription Right") to receive upon exercise that number of Units of Series A Preference Shares having a market value of two times the exercise price of the Rights. In the event that, at any time following the Stock Acquisition Date, (i) XOMA-Bermuda consolidates with, or merges or amalgamates with and into, any person, and XOMA-Bermuda is not the surviving corporation; (ii) any person consolidates or amalgamates with XOMA-Bermuda, or merges or amalgamates with and into XOMA-Bermuda and XOMA-Bermuda is the continuing or surviving corporation of such transaction and, in connection with such transaction, all or part of the shares of XOMA-Bermuda Common Shares are changed into or exchanged for other securities of any other person or cash or any other property, or (iii) 50% or more of XOMA-Bermuda's assets are sold or otherwise transferred, provision shall be made so that each holder of a Right shall thereafter have the right (a "Merger Right") to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Rights. Rights that are beneficially owned by an Acquiring or Adverse Person may, under certain circumstances, become null and void.

  At any time after a person becomes an Acquiring Person or the Board of Directors of XOMA-Bermuda determines that a person is an Adverse Person, the Board of Directors of XOMA-Bermuda may exchange all or any part of the then outstanding and exercisable Rights for shares of XOMA-Bermuda Common Shares or Units of Series A Preference Shares at an exchange ratio of one XOMA-Bermuda Common Share or one Unit of Series A Preference Shares per Right. Notwithstanding the foregoing, the Board of Directors of XOMA-Bermuda generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the XOMA-Bermuda Common Shares then outstanding.

  The Rights may be redeemed in whole, but not in part, at a price of U.S. $.001 per Right by the Board of Directors of XOMA-Bermuda at any time prior to the date on which a person is declared to be an Adverse Person, the tenth business day after the Stock Acquisition Date, the occurrence of an event giving rise to the Merger Right or the expiration date of the Rights Agreement.

 THE SERIES A PREFERENCE SHARES

  There will not be any shares of Series A Preference Shares outstanding at the Effective Time. Pursuant to the rights of the Series A Preference Shares, subject to the rights of holders of any shares of any series of preference shares ranking prior and superior (such as the Series C Preference Shares), the holders of Series A Preference Shares are entitled to receive, when, as and if declared by the Board of Directors of XOMA-Bermuda out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preference Shares, in an amount per share equal to the greater of (a) $1.00 or (b) 100 times the aggregate per share amount of all cash dividends, plus 100 times the aggregate per share amount of all non-cash dividends or other distributions, other than a dividend payable in shares of XOMA-Bermuda Common Shares, declared on the XOMA-Bermuda Common Shares since the immediately preceding Dividend Payment Date, or, with respect to the first Dividend Payment Date, since the first issuance of Series A Preference Shares.

  In addition to any other voting rights required by law, holders of Series A Preference Shares shall have the right to vote on all matters submitted to a vote of shareholders of XOMA-Bermuda with each share of Series A Preference Shares entitled to 100 votes. Except as otherwise provided by law, holders of Series A Preference Shares and holders of XOMA-Bermuda Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of XOMA-Bermuda.

  Unless otherwise provided in the rights attaching to a subsequently designated series of preference shares of XOMA-Bermuda, the Series A Preference Shares shall rank junior to any other series of preference shares as to the payment of dividends and distribution of assets on liquidation, dissolution or winding-up and shall rank senior to the XOMA-Bermuda Common Shares. Upon any liquidation, dissolution or winding-up of XOMA-

Bermuda, no distributions shall be made to holders of shares of stock ranking junior to the Series A Preference Shares unless, prior thereto, the holders of Series A Preference Shares shall have received an amount equal to accrued and unpaid dividends and distributions, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $100.00 per share or
(2) an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of XOMA-Bermuda Common Shares or to the holders of stock ranking on parity with the Series A Preference Shares, except distributions made ratably on the Series A Preference Shares and all other such parity stock in proportion to the total amount to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

  If XOMA-Bermuda shall enter into any consolidation, amalgamation, merger, combination or other transaction in which shares of XOMA-Bermuda Common Shares are exchanged for or changed into cash, other securities and/or any other property, then any shares of Series A Preference Shares outstanding shall at the same time be similarly exchanged or changed in an amount per share equal to 100 times the aggregate amount of cash, securities and/or other property, as the case may be, into which or for which each share of XOMA-Bermuda Common Shares is changed or exchanged.

  The shares of Series A Preference Shares shall not be redeemable.

 THE SERIES B PREFERENCE SHARES

  At the Effective Time, there will not be any shares of Series B Preference Shares outstanding. The 7,500 shares of Series B Preference Shares have been designated for issuance upon conversion of the convertible subordinated loans to the Company made and to be made by Genentech in connection with the funding of the Company's development costs for hull24. Such loans are and will be convertible into Series B Preference Shares upon the occurrence of certain events relating to certain regulatory approvals, payment defaults, prepayments and other circumstances. Pursuant to the rights of the Series B Preference Shares, the holders of Series B Preference Shares will not be entitled to receive any dividends on the Series B Preference Shares.

  The Series B Preference Shares will rank senior with respect to rights on liquidation, winding-up and dissolution of XOMA-Bermuda to all classes of XOMA-Bermuda Common Shares. Upon any voluntary or involuntary liquidation, dissolution or winding-up of XOMA-Bermuda, holders of Series B Preference Shares will be entitled to receive $10,000 per share of Series B Preference Shares before any distribution is made on the XOMA-Bermuda Common Shares. The holders of shares of Series B Preference Shares will have no voting rights, except as required under Bermuda law.

  The holders of Series B Preference Shares will have the right to convert shares of Series B Preference Shares into shares of XOMA-Bermuda Common Shares at a conversion price equal to the current market price of the XOMA-Bermuda Common Shares (determined as provided below). The current market price will be determined (a) for shares of Series B Preference Shares issued in connection with a conversion of one or more of the convertible subordinated loans upon certain regulatory approvals, payment defaults or in certain other circumstances, as of the first date on which such a conversion occurs, and (b) for shares of Series B Preference Shares issued in connection with certain prepayments of one or more of the convertible subordinated loans or a conversion thereof in certain other circumstances, as of the date of the issuance of such shares of Series B Preference Shares.

  The Series B Preference Shares will be automatically converted into XOMA-Bermuda Common Shares at its then effective conversion rate immediately upon the transfer by the initial holder to any third party which is not an affiliate of such holder.

  XOMA-Bermuda will have the right, at any time and from time to time, to redeem any or all shares of Series B Preference Shares for cash in an amount equal to the conversion price multiplied by the number of shares of XOMA-Bermuda Common Shares into which each such share of Series B Preference Shares would then be convertible.

 THE SERIES C PREFERENCE SHARES

  At the Effective Time, all outstanding shares of Convertible Preferred Stock, Series H issued by XOMA-Delaware (the "Series H Preferred Stock") in June 1998 in a transaction exempt from the registration requirements of the Securities Act (as defined herein) (the "Series H Private Placement") will be converted into substantially identical Series C Preference Shares of XOMA-Bermuda. On the record date, 644 shares of Series H Preferred Stock were outstanding. Pursuant to the rights of the Series C Preference Shares, the holders thereof will be entitled to receive, when and as declared by the Board of Directors of XOMA-Bermuda out of funds legally available therefor, cumulative dividends at a rate per share (as a percentage of the stated value per share) equal to 5% per annum. Dividends will be payable, at the option of XOMA-Bermuda, in cash or XOMA-Bermuda Common Shares (subject to certain restrictions thereon). In addition, XOMA-Bermuda may elect not to declare or make payment of any dividend, in which event the accrued and unpaid dividends shall be calculated and paid at the time of conversion, as described below.

  The Series C Preference Shares will rank senior with respect to rights on liquidation, dissolution or winding-up of XOMA-Bermuda to the XOMA-Bermuda Common Shares. Upon any voluntary or involuntary liquidation, dissolution or winding up of XOMA-Bermuda, holders of Series C Preference Shares will be entitled to receive U.S. $10,000 per share, plus accrued but unpaid dividends, before any distribution or payment is made on the XOMA-Bermuda Common Shares or any preferred stock of XOMA-Bermuda ranking junior as to liquidation rights to the Series C Preference Shares. Except as may be required by law and except with respect to certain actions which may adversely affect the holders of Series C Preference Shares, the holders of Series C Preference Shares will not be entitled to vote on any matter submitted to a vote of shareholders of XOMA-Bermuda.

  The holders of Series C Preference Shares will have the right to convert shares of Series C Preference Shares into XOMA-Bermuda Common Shares at a conversion price equal to (a) a percentage of the 5-day trailing average market price of the XOMA-Bermuda Common Shares at the time of conversion, beginning at 100% immediately following the closing of the Series H Private Placement and declining by 2% per month until such percentage equals 88%, or (b) during the first six months following such closing, the lesser of the percentage described in the foregoing clause (a) and 140% of the 5-day trailing average market price of the XOMA-Bermuda Common Shares as of the date of such closing; provided that the current holders of the Series H Preferred Stock have agreed that in no event shall any such holder be entitled to convert any shares of Series C Preference Shares (or exercise any 1998 Warrants (as defined below)) to the extent the issuance of shares of XOMA-Bermuda Common Shares upon a proposed conversion (or exercise) would result in such Selling Stockholder beneficially owning more than 4.999% of the outstanding shares of XOMA-Bermuda Common Shares, absent certain defaults by XOMA-Bermuda; and provided, further, that in the event that on any conversion date the conversion of all the outstanding shares of Series C Preference Shares upon surrender thereof, together with all shares of XOMA-Bermuda Common Shares previously issued upon conversion of Series C Preference Shares, Series H Preferred Stock and XOMA-Delaware's Convertible Preferred Stock, Series G and in respect of payment of dividends thereon, would require the issuance of a number of shares of Common Stock in excess of 20% of the number of such shares outstanding on June 26, 1998 (the closing date of the Series H Private Placement), XOMA-Bermuda shall, at its option, either redeem all of such holder's shares of the Series C Preference Shares not convertible by reason of the limitation described in this proviso at a redemption price per share based on the five day trailing average market price at the time of conversion or at the time of redemption, whichever is greater, or, after obtaining shareholder approval, convert such Series C Preference Shares into shares of XOMA-Bermuda Common Shares; provided, that, if XOMA-Bermuda elects to seek shareholder approval, the holders of a majority of the outstanding shares of Series C Preference Shares may request, in lieu of such approval, that XOMA-Bermuda redeem the Series C Preference Shares as set forth above. In addition, subject to the limitation described in the second proviso of the preceding sentence, XOMA-Bermuda has the right, so long as it is in compliance with its obligations to the holders of the Series C Preference Shares and the related registration statement is then effective, exercisable at any time on or after the third anniversary of the closing of the Series H Private Placement, to require the holders thereof to convert all or a portion of their Series C Preference Shares into XOMA-Bermuda Common Shares at the then applicable conversion price.

  The holders of the Series C Preference Shares will be entitled to redeem their Series C Preference Shares at the redemption price described in the preceding paragraph if the XOMA-Bermuda Common Shares are no longer listed for trading on Nasdaq or any other principal market or exchange for such shares (other than as a result of the suspension of trading in securities generally or temporarily pending release of material information) for five trading days in the aggregate.

WARRANTS

  XOMA-Delaware issued warrants (the "1996 Warrants") to purchase shares of XOMA-Delaware Common Stock in connection with the offering of its Non-Voting Cumulative Convertible Preferred Stock, Series F (no shares of which are currently outstanding) in September 1996 in a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation D thereunder. At the Effective Time, 54,870 unexpired 1996 Warrants will remain outstanding but will instead entitle the holder thereof to purchase one XOMA-Bermuda Common Share, subject to anti-dilution adjustments. The 1996 Warrants are exercisable at an exercise price of $7.29 per share and will expire on September 24, 1999.

  XOMA-Delaware issued 485,879 warrants (the "1997 Warrants") to purchase shares of XOMA-Delaware Common Stock in connection with the issuance of its convertible preferred stock, Series G (no shares of which are currently outstanding) in August 1997 in a transaction exempt from the registration requirements of the Exchange Act. At the Effective Time, each 1997 Warrant will remain outstanding but will instead entitle the holder thereof to purchase one share of XOMA-Bermuda Common Shares, subject to anti-dilution adjustments. The 1997 Warrants are exercisable at an exercise price of $10.00 per share and will expire on August 14, 2000.

  XOMA-Delaware issued 618,681 warrants (the "1998 Warrants") to purchase shares of XOMA-Delaware Common Stock in the Series H Private Placement. At the Effective Time, each 1998 Warrant will remain outstanding but will instead entitle the holder thereof to purchase one share of XOMA-Bermuda Common Shares, subject to anti-dilution adjustments. The 1998 Warrants are exercisable at an exercise price of $7.00 per share and will expire on June 26, 2001.

  XOMA-Delaware issued 250,000 warrants (the "Incyte Warrants") to purchase shares of XOMA-Delaware Common Stock in July 1998 in a transaction exempt from the registration requirements of the Securities Act. At the Effective Time, each Incyte Warrant will remain outstanding but will instead entitle the holder thereof to purchase one share of XOMA-Bermuda Common Shares, subject to anti-dilution adjustments. The Incyte Warrants are exercisable at an exercise price of $6.00 per share and will expire on July 9, 2008 or earlier upon the related license becoming fully paid up.

  None of the warrants described above have been registered under the Securities Act and none may be transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exception from registration thereunder. Additionally, all of the warrants contain certain restrictions on their transfer. The Company is not obligated and does not intend to register the warrants under the Securities Act.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS

  The rights of stockholders of XOMA-Delaware are governed by Delaware law and XOMA-Delaware's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") and Amended and Restated By-Laws (the "By-Laws"). After the Reorganization, the holders of XOMA-Delaware Common Stock will become holders of XOMA-Bermuda Common Shares, and their rights will be governed by the Bermuda Companies Act 1981 (the "Companies Act") and XOMA-Bermuda's Memorandum of Continuance and Bye-Laws.

  The principal attributes of the XOMA-Delaware Common Stock and the XOMA-Bermuda Common Shares will be similar; however, there are certain differences between the rights of stockholders under Delaware law and Bermuda law, which is largely modeled after that of England. In addition, there are certain differences between XOMA-Delaware's Certificate of Incorporation and By-laws and XOMA-Bermuda's Memorandum of Continuance and Bye-Laws. It is the intent of the Company that the rights of shareholders be substantially the same before and after the Reorganization and, accordingly, the principal differences will arise as a consequence of the requirements of Bermuda law.

  The following discussion is a summary of material changes in the rights of stockholders resulting from the Reorganization. This summary does not purport to be complete or to cover all of the respects in which Bermuda law may differ from laws generally applicable to Delaware corporations and their stockholders and, while the Company believes that this summary is accurate, this summary is subject to the complete text of the relevant provisions of the Companies Act, the Delaware General Corporation Law ("DGCL"), XOMA-Delaware's Certificate of Incorporation and By-Laws and XOMA-Bermuda's Memorandum of Continuance and Bye-Laws.

QUORUM; MEETINGS OF STOCKHOLDERS

  Under the DGCL, shareholder meetings generally must be held every thirteen months, and a special meeting of stockholders may be called only by the Board of Directors or by persons authorized in the charter or the bylaws. The By-Laws of XOMA-Delaware provide for the calling of a special meeting of stockholders only by the Chief Executive Officer or a majority of the Board of Directors. As permitted by the DGCL, the By-Laws of XOMA-Delaware provide that a majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

  Under the Companies Act, an annual general meeting must be convened at least once in every calendar year. Under Bermuda law, a special meeting of shareholders may be convened by the Directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of the company carrying the right to vote at shareholders' meetings. The Bye-Laws of XOMA-Bermuda provide that the holders of a majority of the shares issued and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Act.

ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

  The By-Laws of XOMA-Delaware provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder's notice must be received by the Secretary of XOMA-Delaware not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, or in the case of an annual meeting that is called for a date that is more than 30 days or delayed by more than 60 days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (1) the 60th day prior to such annual meeting or (2) the 10th day following the day on which such notice of the date of the annual meeting was mailed or publicly disclosed.

  The Bye-laws of XOMA-Bermuda will be similar to the By-laws of XOMA-Delaware in this regard but will instead provide that, to be timely, a shareholder's notice must be received not less than 45 nor more than 75 days prior to the first anniversary of the date on which XOMA-Bermuda first mailed its proxy materials for the preceding year's annual general meeting, or in the case of an annual general meeting that is called for a date that is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual general meeting, notice must be not earlier than the 90th day prior to such annual general meeting and not later than the close of business on the later of (1) the 60th day prior to such annual general meeting or (2) the 10th day following the day on which such notice of the date of the annual general meeting was mailed or publicly disclosed.

  In addition, the Companies Act provides that shareholders totaling at least 100 shareholders or holding at least 5% of the total voting rights can, at their own expense (unless the company otherwise resolves), require the company to give notice of any resolution which such shareholders can properly propose (and intend to propose) at the next annual general meeting of the company or to circulate a statement prepared by such shareholders in respect of any matter referred to in a proposed resolution or any business to be dealt with at a general meeting.

DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

  Under the DGCL, a corporation may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board. A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock if such shares are to be retired and the capital reduced.

  Under the Companies Act, the directors of XOMA-Bermuda may declare dividends out of profits of XOMA-Bermuda available for that purpose or make distributions out of contributed surplus as long as there are no reasonable grounds for believing that XOMA-Bermuda is, or after such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of XOMA-Bermuda's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In addition, under the Companies Act, it is possible for a company to repurchase its own shares. However, the funds for such a repurchase must be either (i) capital paid-up on the shares in question; (ii) proceeds of a fresh issue of shares made for the purposes of the repurchase, or (iii) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase, and at least two directors of the company must swear an affidavit of solvency (either at the time of the repurchase or, in the case of a publicly listed company, within thirty days after the end of the corresponding calendar quarter).

AMENDMENT OF CHARTER

  Under the DGCL, the certificate of incorporation may be amended if (i) the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at the meeting of stockholders and (ii) the holders of at least a majority of shares of stock entitled to vote thereon approve the amendment, unless the charter requires the vote of a greater number of shares. If the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, the holders of a majority of the outstanding shares of such class must also vote in favor of the amendment.

  Amendments to the memorandum of continuance of a Bermuda company must be approved by a majority of the shareholders voting on the amendment, and amendments to the company's objects (i.e., business purposes) may require approval by the Bermuda Minister of Finance.

AMENDMENT OF BYLAWS

  Under the DGCL, the board of directors may amend bylaws if so authorized in the charter. The stockholders of a Delaware corporation also have the power to amend bylaws. The Certificate of Incorporation of XOMA-Delaware authorizes the Board of Directors to make, alter, amend or repeal the By-Laws.

  Under the Companies Act, the Bye-Laws may only be amended by a resolution of the Board and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Companies Act and the DGCL have different provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Reorganization is approved, the DGCL indemnification provisions will apply to acts or omissions that occur prior to the Effective Time and the Companies Act indemnification provisions will apply to any act or omission that occurs after the Effective Time. The following is a summary comparison of Companies Act and DGCL indemnification provisions.

  Under the DGCL, a corporation is permitted to provide indemnification or advancement of expenses, by bylaw provision, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. The Certificate of Incorporation of XOMA-Delaware makes indemnification mandatory on the part of XOMA-Delaware to the fullest extent permitted by law.

  Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (i) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (ii) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty. The Bye-Laws of XOMA-Bermuda will provide for the indemnity by XOMA-Bermuda of the officers, directors and employees of XOMA-Bermuda to the fullest extent permitted by law.

LIMITED LIABILITY OF DIRECTORS

  Section 102(b)(7) ("Section 102") of the DGCL permits the adoption of a charter provision limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. Section 102 does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from the corporation or (v) paying a dividend or approving a stock repurchase that was illegal under the DGCL. The Certificate of Incorporation of XOMA-Delaware eliminates the monetary liability of a director to the fullest extent permitted by the DGCL.

  Under Bermuda law, a director must observe the statutory duty of care which requires such director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in what they reasonably believe to be the best interests of the company and for a proper purpose. Bermuda law renders void any provision in the bye-laws or any contract between a company and any such director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. The XOMA-Bermuda Bye-Laws will provide that no officer or director of XOMA-Bermuda will be personally liable to XOMA-Bermuda or its shareholders for monetary damages for any breach of fiduciary duty, except to the extent that such limitation is prohibited by law.

INTERESTED DIRECTOR TRANSACTIONS

  Under the DGCL, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation or another entity in which one or more of its directors or officers have a financial interest, shall be void or voidable solely for such reason or solely because such director or officer is present at or participates in such meeting which authorizes the contract or solely because such directors' votes are counted for such purpose if (i) the material facts of the relationship or interest are known to the board and the board in good faith authorizes the contract by the affirmative vote of the disinterested directors, (ii) the material facts of the relationship or interest are known to the stockholders and the contract is specifically approved in good faith by the stockholders or
(iii) the contract is fair to the corporation at the time it is authorized. Common or interested directors may be counted in determining the presence of a quorum at a meeting which authorizes the contract or the transaction.

  Under the Companies Act, without the consent of the holders of shares carrying at least nine-tenths of the total voting rights or in certain limited instances, a company may not make a loan to or enter into any guarantee or provide security in respect of any loan made to any person who is a director (or certain related persons or companies) of such company or of its holding company. In addition, a director who has an interest in any material contract or proposed material contract (or in any person that is a party to such contract) with the company or any of its subsidiaries and fails to disclose such interest at the first opportunity at a meeting of the directors or by writing to the directors commits a breach if such director's duty under Bermuda law.

STOCKHOLDERS' SUITS

  Section 327 of the DGCL requires only that the stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that the stock devolved to him or her by operation of law from a person who was such a stockholder. In addition, the stockholder must remain a stockholder throughout the litigation.

  The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence a derivative action in the name of the company to remedy a wrong done to the company only (a) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (b) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (c) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (d) where such an action is necessary in order that there not be a violation of the company's memorandum of continuance or bye-laws. The actions summarized above are generally recognized as exceptions to the rule in Foss v. Harbottle, under which only the company could initiate an action.

STOCKHOLDER APPROVAL OF BUSINESS COMBINATIONS

  Under the DGCL, there is no statutory restriction on a Delaware corporation's ability to acquire the business of another corporation. However, a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation (a "Disposition") not in the usual and regular course of the corporation's business, or a dissolution of the corporation, is required under the DGCL to be approved by the holders of a majority of the shares entitled to vote thereon unless the charter provides otherwise. In addition, under the DGCL, class voting rights exist with respect to amendments to the charter that adversely affect the terms of the shares of a class. See "--Amendment of Charter" above. Such class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise. The Certificate of Incorporation of XOMA-Delaware does not provide otherwise.

  In addition, Section 203 of the DGCL generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) prior to such time, the transaction or the business combination is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock (excluding for purposes of determining the number of shares outstanding, shares owned by directors who are also officers and by certain employee plans) or (iii) on or after such time as the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Such "business combinations" include mergers, assets sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

  Bermuda law permits an amalgamation between two or more Bermuda companies (or between one or more Bermuda exempted companies and one or more foreign corporations) subject, unless the bye-laws otherwise provide, to obtaining a vote of three-fourths of the shareholders of each such company and each class of such shares present and voting in person or by proxy at a meeting called for that purpose at which the quorum shall be one-third of the issued shares of the company or the class, as the case may be. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. XOMA-Bermuda's Bye-Laws will provide that an amalgamation (other than one to which the following sentence applies) will require the vote of the holders of a majority of the issued shares present in person or by proxy and entitled to vote at a meeting where the holders of a majority of all issued shares entitled to vote thereat will constitute a quorum. The Bye-Laws will also contain provisions regarding "business combinations" with "interested shareholders" that will be substantially similar in effect to the provisions of
Section 203 of the DGCL.

  Bermuda law also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may by notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court may give such order as it thinks fit.

APPRAISAL RIGHTS

  Under the DGCL, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation or, in the case of a disposition, if (i) the shares of such corporation are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, as is presently the case with XOMA-Delaware, or (ii) such corporation will be the surviving corporation of the merger and no vote of the stockholders of the surviving corporation is required to approve such merger, provided, however, that a stockholder is entitled to appraisal rights in the case of a merger or consolidation if such stockholder is required by the terms of an agreement of merger or consolidation to accept in exchange for the shares of such stockholder anything other than
(a) shares of stock of the corporation surviving or resulting from such merger or consolidation, (b) shares of any other corporation that on the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of the corporation described in the foregoing clauses (a) and
(b), or (d) any combination of the foregoing.

  Under Bermuda law, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and its wholly-owned subsidiary or between two or more subsidiaries of the same holding company) may apply to the court to appraise the fair value of his or her shares.

INSPECTION OF BOOKS AND RECORDS

  Under the DGCL, any stockholder may inspect the corporation's books and records for a proper purpose.

  Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's shareholders with a right of inspection of such company's bye-laws, minutes of general shareholders' meetings and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge.

REMOVAL OF DIRECTORS; VACANCIES ON THE BOARD OF DIRECTORS

  Under the DGCL and the Bylaws of XOMA-Delaware, any director or the entire board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. Vacancies on the board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining directors.

  Under the Companies Act, the members of a company may, at a special meeting called for that purpose, remove a director provided that (unless the bye-laws otherwise provide) such director must receive at least fourteen days notice of such meeting and is entitled to be heard thereat. A vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his place or in the absence of any such election by the other directors. Under the Bye-Laws of XOMA-Bermuda, vacancies and (with the authorization of the shareholders in general meeting) newly created directorships resulting from any increase in the authorized number of directors may be filled by the Board of Directors, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed.

                           CERTAIN TAX CONSIDERATIONS

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Cahill Gordon & Reindel, special U.S. federal income tax counsel to XOMA, the following summary sets forth the material U.S. federal income tax consequences to U.S. Holders (as defined below) of XOMA-Delaware Common Stock of the Reorganization and the ownership and disposition of XOMA-Bermuda Common Shares. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to approve the Reorganization or to own or dispose of XOMA-Bermuda Common Shares. In particular, this summary deals only with holders who hold XOMA-Delaware Common Stock, and will hold XOMA-Bermuda Common Shares, as capital assets, and does not address the tax treatment of the Reorganization or of the ownership and disposition of the XOMA-Bermuda Common Shares under applicable State or local tax laws or the laws of any jurisdiction other than the United States. In addition, this summary does not address federal alternative minimum tax consequences and does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances, or to holders subject to special treatment under U.S. federal income tax law (including holders who are securities dealers, financial institutions, insurance companies, or tax exempt organizations; holders who are holding shares as part of a hedging or larger integrated financial or conversion transaction; holders whose functional currency is a currency other than the U.S. dollar; and holders who are holding shares pursuant to certain retirement plans, pursuant to the exercise of employee stock options or otherwise as compensation).

  This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. XOMA holders should note that no rulings have been or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences of the Reorganization.

  Holders should consult their own tax advisers as to the U.S. federal income tax consequences of the Reorganization and the ownership and disposition of XOMA-Bermuda Common Shares, as well as the tax consequences under any applicable State or local tax laws or the laws of any jurisdiction other than the United States.

  As used herein, a "U.S. Holder" means a beneficial owner of XOMA-Delaware Common Stock or XOMA-Bermuda Common Shares, as applicable, who is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any State thereof (unless, in the case of a partnership, future Treasury regulations presently authorized under the Code otherwise provide), an estate, the income of which is subject to U.S. federal income tax regardless of its source, or a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

 TAXATION OF XOMA

  THE REORGANIZATION

  XOMA-Delaware will be treated as if it sold all of its assets in a fully taxable transaction in which gain, if any (but not loss), will be recognized. Based on current valuations of its assets prepared by Ernst & Young LLP, XOMA believes that a taxable exchange of its assets will result in insignificant, if any, additional federal income tax cost.

 AFTER THE REORGANIZATION

  After the Reorganization, XOMA-Bermuda will be subject to U.S. federal income tax only to the extent that it derives certain U.S. source income that is subject to U.S. withholding tax or income that is effectively connected with the conduct of a trade or business within the United States and is not exempt from U.S. tax under an applicable U.S. income tax treaty.

 TAXATION OF XOMA STOCKHOLDERS

  THE REORGANIZATION

  The merger of XOMA-Delaware with and into XOMA-Arizona, followed by the continuation of XOMA-Arizona as XOMA-Bermuda will be characterized for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

  Accordingly, a U.S. Holder will not recognize any gain or loss on the deemed exchange of their XOMA-Delaware Common Stock for XOMA-Bermuda Common Shares. An exchanging holder's tax basis and holding period with respect to XOMA-Bermuda Common Shares will be the same as such holder's tax basis and holding period for the XOMA-Delaware Common Stock exchanged therefor.

  Notwithstanding the foregoing, a U.S. Holder who directly, indirectly or by attribution owns 10% or more (by vote or value) of the outstanding stock of XOMA-Delaware at the Effective Time of the Reorganization (a "10%-or-greater U.S. Holder") will be treated as if such holder directly owned a portion of XOMA-Delaware's intangibles and transferred such portion to XOMA-Bermuda in exchange for a series of annual royalty payments that are commensurate with the income earned from such intangibles and that continue throughout the useful life of such intangibles (but in no event for more than 20 years). These "deemed" royalty payments will be taxable each year as ordinary income, notwithstanding that no actual royalty payments will ever be received by such holder. XOMA believes that it currently has no 10%-or-greater U.S. Holders.

  A U.S. Holder will be required to file an information statement with such holder's U.S. federal income tax return for the taxable year that includes the Reorganization. XOMA intends to provide each U.S. Holder with the information required to file such statement.

 AFTER THE REORGANIZATION

  PASSIVE FOREIGN INVESTMENT COMPANY RULES

  A foreign corporation will constitute a "passive foreign investment company" ("PFIC") under the Code with respect to a taxable year if 75% or more of its gross income for such taxable year consists of passive income (the "passive income" test), or 50% or more of its average assets (by value) held during such taxable year consists of passive assets (the "passive asset" test). XOMA believes that XOMA-Bermuda will not be a PFIC in any taxable year.

  If a U.S. Holder is treated as owning PFIC stock, such holder will be subject to special rules, generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that such holder could derive from investing in a foreign investment company that does not distribute all of its earnings on a current basis. If XOMA-Bermuda is a PFIC, then unless the U.S. Holder makes a "qualified electing fund" election (a "QEF Election") or a "mark-to-market" election, upon disposition of the XOMA-Bermuda Common Shares, or upon receipt of an "excess distribution" from XOMA-Bermuda (generally, a distribution in excess of 125% of the average annual distributions paid by a foreign corporation in the three preceding taxable years), the U.S. Holder generally will be subject to tax as if the gain or distribution were ordinary income earned ratably and subject to tax at the highest rate applicable to the U.S. Holder over the period during which the XOMA-Bermuda Common Shares were held (including any periods in which XOMA-Bermuda was not a PFIC) and will be subject to an interest charge on the deferred tax.

  A U.S. Holder may avoid or mitigate the adverse tax consequences described above by making a QEF Election, which is made on a shareholder-by-shareholder basis and, once made, is effective for all subsequent taxable years of the U.S. Holder, unless revoked with the consent of the IRS. A U.S. Holder of XOMA-Bermuda Common Shares who makes the QEF election will be taxed currently on its pro rata share of XOMA-Bermuda's net ordinary income and net capital gain, if any, in any year in which XOMA-Bermuda is a PFIC. XOMA expects that it will not have net ordinary income or net capital gain in any year in which it is a PFIC. If a U.S. Holder makes the QEF Election for the first taxable year in which, with respect to such holder, XOMA-Bermuda qualifies as a PFIC, such U.S. Holder will not be currently taxable on any portion of XOMA-Bermuda's undistributed earnings, and will not be subject to any of the adverse PFIC provisions described above, for any taxable year in which XOMA-Bermuda is not a PFIC. XOMA expects that it will not be a PFIC in any taxable year in which it has significant net income. XOMA intends to advise its U.S. Holders within 75 days of the close of each taxable year in which it qualifies as a PFIC that it was a PFIC for such year.

  XOMA believes that XOMA-Bermuda will not be a PFIC in any taxable year. Nevertheless, because the determination of PFIC status is based on future events, a U.S. Holder may wish to consider whether it should make a QEF Election for the first taxable year in which it owns XOMA-Bermuda Common Shares. Should XOMA-Bermuda be a PFIC in any taxable year, it intends to provide U.S. Holders with all information for such holders to make a timely QEF Election for such taxable year.

  A U.S. Holder may make the QEF Election by filing IRS Form 8621 with its income tax return on an annual basis and by maintaining records supporting the information entered on the form.

  A U.S. Holder may also make a mark-to-market election, in which case the PFIC rules described above will not apply. Instead, in general, an electing shareholder will include in each year as ordinary income the excess, if any, of the fair market value of the XOMA-Bermuda Common Shares at the end of the taxable year over their adjusted basis and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted basis of the XOMA-Bermuda Common Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The electing U.S. Holder's basis in the XOMA-Bermuda Common Shares will be adjusted to reflect any such income or loss amounts.

 FOREIGN PERSONAL HOLDING COMPANY, PERSONAL HOLDING COMPANY
 AND CONTROLLED FOREIGN CORPORATION RULES

  Special U.S. federal income tax rules apply to a holder in a "foreign personal holding company" ("FPHC") and to a foreign corporation that is a "personal holding company" ("PHC"). A foreign corporation will not constitute a FPHC or a PHC, unless five or fewer individuals own more than 50% of the voting power or the value of its shares. XOMA-Bermuda believes that it will not be a FPHC or PHC for any taxable year. Special U.S. federal income tax rules also apply to certain holders in a foreign corporation classified as a "controlled foreign corporation" ("CFC"). A foreign corporation will not constitute a CFC, unless U.S. shareholders owning more than 10% of its voting power collectively own more than 50% of the total combined voting power or total value of the corporation's stock. XOMA-Bermuda does not expect that it will be a CFC for any taxable year.

 U.S. BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  Generally, 31% "backup" withholding tax and information reporting requirements will apply to dividends paid on XOMA-Bermuda Common Shares to a non-corporate U.S. Holder, if such holder fails to provide a correct taxpayer identification number and other information or fails to comply with certain other requirements. The proceeds from the sale of XOMA-Bermuda Common Shares by a U.S. Holder will be subject to U.S. backup withholding tax and information reporting, unless the holder has provided the required certification or has otherwise established an exemption.

  A U.S. Holder can establish an exemption from the imposition of backup withholding tax by providing a duly completed IRS Form W-9 to the holder's broker or paying agent, reporting the holder's taxpayer identification number (which for an individual will be his or her social security number), or by otherwise establishing its corporate or exempt status.

  Any amounts withheld under the backup withholding tax rules from a payment to a holder will be allowed as a refund or a credit against such holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

BERMUDA TAX CONSEQUENCES

  According to Bermuda counsel, Conyers Dill & Pearman, at the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by a Bermuda exempted company or its shareholders, other than shareholders ordinarily resident in Bermuda. The Company will apply for and expects to obtain an assurance from the Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, such tax shall not until March 28, 2016 be applicable to the Company or to any of its operations or to the shares or other obligations of the Company except insofar as such tax applies to persons ordinarily resident in Bermuda and holding such shares or other obligations of the Company or any land leased or let to the Company. Therefore, there will be no Bermuda tax consequences (including any taxes imposed by way of withholding) with respect to the sale or exchange of the XOMA-Bermuda Common Shares or with respect to distributions in respect of the XOMA-Bermuda Common Shares. As an exempted company, the Company is liable to pay in Bermuda an annual government fee based upon its authorized share capital and the premium on its issued shares. XOMA-Delaware has received an opinion of Conyers Dill & Pearman as to such Bermuda tax consequences.

                              THIRD-PARTY CONSENTS

  XOMA-Delaware is currently party to several agreements that require the consent of third parties (including certain licensors, collaborators, lessors and investors) prior to implementation of the Reorganization. In addition, the Minister of Finance of Bermuda must consent to the registration of the Memorandum of Continuance. Obtaining such consents is a condition to consummation of the Reorganization, and, although certain significant consents have already been obtained as of the date hereof, the remainder are pending in various stages of review. Although it is anticipated that such consents will be obtained, no assurances can be given as to when or if XOMA-Delaware will be able to obtain the necessary waivers or consents needed to proceed with the Reorganization. A material delay in obtaining necessary waivers or consents could have the effect of lengthening the period between the date hereof and the time of the Reorganization, thereby increasing the risk that the Company's fair market value will have increased significantly at the time of the Reorganization.

                           MANAGEMENT OF XOMA-BERMUDA

  The Board of Directors of XOMA-Bermuda, upon the effectiveness of the Reorganization, is to consist of those persons who, at the Effective Time, are serving as directors of XOMA-Delaware, each to have the term of office for which he was elected or appointed. XOMA-Bermuda's executive officers are now, and upon the effectiveness of the Reorganization are expected to be, the same as those persons who are presently employed as executive officers of XOMA-Delaware.

COMMITTEES OF THE BOARD OF DIRECTORS

  The committees of the Board of Directors of XOMA-Delaware immediately prior to the Effective Time will continue to exist as committees of the Board of Directors of XOMA-Bermuda after the Reorganization with the identical members and functions.

EXECUTIVE COMPENSATION

  XOMA-Bermuda has not paid compensation to any person before the date of this Proxy Statement/Prospectus and is not expected to do so prior to the Effective Time.

                                 LEGAL MATTERS

  Certain legal matters in connection with the XOMA-Bermuda Common Shares have been passed upon for the Company by its Bermuda counsel, Conyers Dill & Pearman, Hamilton, Bermuda. Conyers Dill & Pearman has also rendered an opinion regarding Bermuda tax consequences of the Reorganization referred to in "Certain Tax Considerations." Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York, has rendered an opinion regarding the United States federal income tax consequences of the Reorganization referred to in "Certain Tax Considerations." Certain legal matters in connection with the Merger and to the XOMA-Arizona Shares have been passed upon for the Company by its Arizona counsel, Bryan Cave LLP, Phoenix, Arizona.

                                    EXPERTS

  The financial statements of XOMA-Delaware incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement (as defined herein), to the extent and for the periods indicated in their report, appearing in XOMA-Delaware's Annual Report have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report. XOMA-Delaware has appointed, and its stockholders have ratified the appointment of, Ernst & Young LLP to serve as the Company's independent accountants for 1998.

                             AVAILABLE INFORMATION

  XOMA-Delaware has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by such reference.

  XOMA-Delaware is, and after the Reorganization, XOMA-Bermuda will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files and will file reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information filed with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of reports, proxy and information statements and other information regarding registrants that file electronically (including XOMA-Delaware) are available on the Commission's Web Site at http://www.sec.gov.

  Upon completion of the Reorganization, the XOMA-Bermuda Common Shares will be traded on Nasdaq. At the time of commencement of such trading, the XOMA-Delaware Common Stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by XOMA-Delaware with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

    (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A dated March 26, 1998 and Amendment No. 2 thereto on Form 10 K/A dated November 27, 1998 (File No. 0-14710);

    (2) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, in the latter case as amended by Amendment No. 1 thereto on Form 10-Q/A dated November 25, 1998 (File No. 0-14710);

    (3) Current Report on Form 8-K dated December 30, 1997 filed on January 9, 1998 (File No. 0-14710);

    (4) Current Report on Form 8-K dated June 26, 1998 filed on June 29, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A dated June 26, 1998 filed on June 29, 1998 (File No. 0-14710);

    (5) Current Report on Form 8-K dated July 9, 1998 filed on July 16, 1998 (File No. 0-14710); and

    (6) The description of the XOMA-Delaware Common Stock in the Registration Statement on Form 8-A dated June 9, 1986 filed on June 11, 1986 under
  Section 12 of the Exchange Act, including any amendment or report for the purpose of updating such description (Registration No. 33-4793).

  Each document filed by XOMA-Delaware pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering of the securities pursuant hereto shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part of this Proxy Statement/Prospectus from the date of filing of such document. Any statement contained in this Proxy Statement/ Prospectus or in a document incorporated or deemed to be incorporated by reference in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement/Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO XOMA CORPORATION, 2910 SEVENTH STREET, BERKELEY, CALIFORNIA 94710, ATTENTION:
SECRETARY (TELEPHONE (510) 644-1170).

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. XOMA-BERMUDA IS PROHIBITED FROM MAKING ANY INVITATION TO THE PUBLIC IN THE BERMUDA TO SUBSCRIBE FOR ANY OF ITS SHARES.

  Neither delivery of this Proxy Statement/Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of XOMA-Delaware and XOMA-Bermuda since the date of this Proxy Statement/Prospectus.

                   SAFE HARBOR FOR FORWARD LOOKING STATEMENTS

  Certain statements contained herein that are not related to historical facts may contain "forward looking" information, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company's current beliefs as to the outcome and timing of future events, and actual results may differ materially from those projected or implied in the forward looking statements. Further, certain forward looking statements are based upon assumptions of future events which may not prove to be accurate. The forward looking statements involve risks and uncertainties including, but not limited to, the risks and uncertainties referred to under "Risk Factors" and elsewhere herein and in other of the Company's filings with the Commission.

                                                                        ANNEX I
                         AGREEMENT AND PLAN OF MERGER

                                      OF

                         XOMA CORPORATION ("XOMA-DE")
                           (A DELAWARE CORPORATION)

                                      AND

                        XOMA ARIZONA, INC. ("XOMA-AZ")
                           (AN ARIZONA CORPORATION)

  AGREEMENT AND PLAN OF MERGER (this "Agreement") entered into as of November 25, 1998 by and between XOMA-DE and XOMA-AZ.

  WHEREAS, XOMA-DE is a business corporation of the State of Delaware with its registered office therein located at c/o CT Corporation System 1209 Orange Street, Wilmington, DE; and

  WHEREAS, the total number of shares of stock which XOMA-DE has authority to issue is 70,000,000 shares of common stock, each with a par value of $.0005 per share (each, a "XOMA-DE Common Share"), and 1,000,000 shares of preferred stock, each with a par value of $.05 per share (each, a "XOMA-DE Preferred Share"); and

  WHEREAS, XOMA-AZ is a business corporation of the State of Arizona with its registered office therein located at c/o CT Corporation System, 3225 North Central Avenue, Phoenix, AZ; and

  WHEREAS, the total number of shares of stock which XOMA-AZ has authority to issue is 1,000 shares of common stock, each with no par value (each, a "XOMA-AZ Share"); and

  WHEREAS, the General Corporation Law of the State of Delaware permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

  WHEREAS, the Arizona Business Corporation Act permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Arizona; and

  WHEREAS, XOMA-DE and XOMA-AZ and the respective Boards of Directors thereof deem it in the best interests of said corporations and their respective shareholders to merge XOMA-DE with and into XOMA-AZ pursuant to the provisions of the General Corporation Law of the State of Delaware and pursuant to the provisions of the Arizona Business Corporation Act upon the terms and conditions hereinafter set forth;

  NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by XOMA-DE and approved by a resolution adopted by its Board of Directors (but subject to approval by its stockholders) and being thereunto duly entered into by XOMA-AZ and approved by a resolution adopted by its Board of Directors and further approved by its shareholder, this Agreement and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter set forth.

  1. Merger. XOMA-DE shall, pursuant to the provisions of the General Corporation Law of the State of Delaware and the provisions of the Arizona Business Corporation Act, be merged with and into XOMA-AZ, which shall be the surviving corporation from and after the effective time of the merger (as hereinafter defined), and which is sometimes herein referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation under the name "XOMA Corporation" pursuant to the provisions of the Arizona Business Corporation Act. The separate existence of XOMA-DE, which is sometimes herein referred to as the "terminating corporation," shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

  2. Effective Time. In the event that this Agreement shall have been fully approved and adopted on behalf of the terminating corporation in accordance with the provisions of the General Corporation Law of the State of Delaware and on behalf of the surviving corporation in accordance with the provisions of the Arizona Business Corporation Act and as soon as practicable following the satisfaction or waiver of the other conditions set forth in Section 10, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware (including without limitation a Certificate of Merger) and by the laws of the State of Arizona (including without limitation a Certificate and Articles of Merger), and that they will cause to be performed all necessary acts within the State of Delaware and the State of Arizona and elsewhere to effectuate the merger herein provided for. The merger shall become effective at the close of business on the date that appropriate certificates of merger are duly filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Arizona, or at such later time as the parties shall agree should be specified in such certificates of merger (the time the merger becomes effective being herein referred to as the "effective time of the merger").

  3. Articles of Incorporation. Annexed hereto as Exhibit A and made a part hereof is a copy of the Amended and Restated Articles of Incorporation of the surviving corporation as the same shall be in force and effect at the effective time in the State of Arizona of the merger herein provided for; and said Articles of Incorporation shall continue to be the Articles of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Arizona Business Corporation Act.

  4. By-laws. The present by-laws of the terminating corporation will be the by-laws of the surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Arizona Business Corporation Act.

  5. Directors and Officers. The directors and officers in office of the terminating corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

  6. Conversion of Shares. (a) Each issued share of the terminating corporation (other than shares to be cancelled in accordance with Section 6(b)) shall, at the effective time of the merger, be converted into one share of the surviving corporation, as follows:

     TITLE OF SHARES OF XOMA-DE             TITLE OF SHARES OF XOMA-AZ
     --------------------------             --------------------------
     Common Stock                           Common Stock
     Series A Cumulative Preferred Stock    Preferred Stock, Series A
     Convertible Preferred Stock, Series E  Preferred Stock, Series B
     Convertible Preferred Stock, Series H  Preferred Stock, Series C

  (b) The issued shares of XOMA-AZ prior to the merger shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall cease to be outstanding.

  7. Exchange of Shares. (a) Following the effective time of the merger, each holder of an outstanding certificate or certificates theretofore representing XOMA-DE Common Shares or XOMA-DE Preferred Shares may, but shall not be required to, surrender the same to the surviving corporation for cancellation and exchange or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of shares of common stock or preferred stock, as the case may be (and in the latter case, of the appropriate series) of the surviving corporation as the shares of XOMA-DE Common Shares or XOMA-DE Preferred Shares previously represented by the stock certificates surrendered. If any certificate representing common or preferred stock of the surviving corporation is to be issued in a name other than that in which the certificate theretofore representing XOMA-DE Common Shares or XOMA-DE Preferred Shares, as the case may be, surrendered is registered, it shall be a condition to such issuance that the certificate surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such issuance shall either: (i) pay the surviving corporation or its agents any taxes or other governmental charges required by reason of the issuance of such new certificates in a name other than that of the registered holder of the certificate so surrendered; or (ii) establish to the satisfaction of the surviving corporation or its agents that such taxes or governmental charges have been paid. Until so surrendered for cancellation and exchange or transfer, all outstanding certificates representing XOMA-DE Common Shares or XOMA-DE Preferred Shares shall represent the ownership of the same number of shares of common stock or preferred stock, as the case may be (and in the latter case, of the appropriate series) of the surviving corporation as though such surrender for cancellation and exchange or transfer had taken place.

  (b) All shares of common stock and preferred stock of the surviving corporation issued upon the surrender for exchange of certificates in accordance with the terms of this Section 7 shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the XOMA-DE Common Shares or XOMA-DE Preferred Shares, as the case may be, theretofore represented by such certificates, subject, however, to the surviving corporation's obligation to pay any dividends or make any other distributions with a record date prior to the effective time of the merger which may have been declared or made by XOMA-DE on such shares of XOMA-DE Preferred Stock prior to the date of this Agreement and which remain unpaid at the effective time of the merger, and there shall be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of XOMA-DE Common Shares or XOMA-DE Preferred Shares which were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, certificates are presented to the surviving corporation they shall be cancelled and exchanged as provided in this Section 7, except as otherwise provided by law.

  8. Stock Options and Warrants. (a) At the effective time of the merger, each outstanding option to purchase XOMA-DE Common Shares (a "Stock Option"), whether vested or unvested, and each outstanding warrant to purchase XOMA-DE Common Shares (a "Warrant") shall be deemed to constitute an option to acquire or warrant to purchase, as the case may be, on the same terms and conditions as were applicable under such Stock Option or Warrant, the same number of shares of common stock of the surviving corporation as the holder of such Stock Option or Warrant would have been entitled to receive pursuant to the merger had such holder exercised such option or warrant in full immediately prior to the effective time of the merger (not taking into account whether or not such option or warrant was in fact exercisable). In the case of any Stock Option to which Section 421 of the Internal Revenue Code of 1986 (the "Code") applies by reason of its qualification under any of Sections 422-423 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall comply with Section 424(a) of the Code.


  (b) Following the effective time of the merger, each such Stock Option and Warrant shall continue in effect on the same terms and conditions. The surviving corporation shall comply with the terms of all such Stock Options and Warrants and will ensure, to the extent required by, and subject to the provisions of, any plan governing such Stock Options that Stock Options which qualified as qualified stock options prior to the effective time of the merger continue to qualify as qualified stock options after the effective time of the merger. The surviving corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of common stock of the surviving corporation for delivery pursuant to the terms set forth in this
Section 8.

  9. Existing Plans. (a) At the effective time of the merger, each incentive, compensation or benefit plan of XOMA-DE shall be deemed to have been assumed by and assigned to the surviving corporation and, to the extent that any such plan provides for the issuance of XOMA-DE Common Shares and/or options to acquire same, shall be deemed to have been amended to provide for the issuance of common stock of the surviving corporation and/or options to acquire same on the same terms and conditions, and in the same number, as provided for in the corresponding plan of XOMA-DE.

  (b) Following the effective time of the merger, each such plan shall continue in effect as a plan of the surviving corporation, on the same terms and conditions, as amended as provided in Section 9(a).

  10. Conditions. The respective obligation of each party to effect the merger is subject to the satisfaction or waiver of the following conditions:

    (a) Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding XOMA-DE Common Shares shall have been obtained.

    (b) Third Party Consents. All requisite third party consents shall have been obtained.

  11. Termination. This Agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval by the stockholders of XOMA-DE of matters presented in connection with the merger, by action of the Board of Directors of XOMA-DE. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of XOMA-DE or XOMA-AZ.

  12. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the merger by the stockholders of XOMA-DE, provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

  13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

  IN WITNESS WHEREOF, this Agreement is hereby executed upon behalf of each of the constituent corporations parties thereto.

Executed as of November 25, 1998.

                                           XOMA CORPORATION
                                      (a Delaware corporation)

                                             /s/ John L. Castello
                                          By: _________________________________
                                                 John L. Castello
                                                 Chairman of the Board,
                                                 President and Chief Executive
                                                 Officer

                                         XOMA ARIZONA, INC.
                                      (an Arizona corporation)

                                             /s/ Peter B. Davis
                                          By: _________________________________
                                              Peter B. Davis
                                             Vice President, Finance
                                            and Chief Financial Officer

                                                                      EXHIBIT A

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                             OF XOMA ARIZONA, INC.

                                      I.

                                     NAME

  The name of the Corporation is XOMA Corporation.

                                      II.

                                    ADDRESS

  The address of its registered office in the State of Arizona is CT Corporation System, 3225 North Central Avenue, Phoenix, AZ. The name of its registered agent at such address is CT Corporation System.

                                     III.

                                   BUSINESS

  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Arizona Business Corporation Act. The Corporation is to have perpetual existence.

                                      IV.

                                STOCK STRUCTURE

  The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "preferred stock" and "common stock"; the total number of shares of both classes of stock authorized to be issued by the Corporation shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of any of the Corporation's shares.

A. COMMON STOCK.

  The total number of shares of common stock authorized to be issued by the Corporation shall be Seventy Million (70,000,000) shares and each such share of common stock shall have a par value of $.0005. The common stock may be issued from time to time in one or more series.

B. PREFERRED STOCK.

  The total number of shares of preferred stock authorized to be issued by the Corporation shall be One Million (1,000,000) shares and each such share of preferred stock shall have a par value of $.05. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of preferred stock and common stock then outstanding, voting as a single class.

  (a) Preferred Stock, Series A:

  Section 1. Designation. The series of preferred stock established hereby shall be designated the "Preferred Stock, Series A" (and shall be referred to herein as the "Series A Preferred Stock") and the authorized number of shares of Series A Preferred Stock shall be 650,000 shares. Such number of shares may be increased or decreased, from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the total of the number of such shares then outstanding plus the number of such shares issuable upon the exercise of outstanding rights, options or warrants or upon the conversion of outstanding securities issued by the Corporation.

  Section 2. Dividends and Distributions.

  (A) (i) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of common stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock since the immediately preceding Dividend Payment Date, or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The multiple of cash and non-cash dividends declared on the common stock to which holders of the Series A Preferred Stock are entitled, which shall be 100 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall at any time after the date hereof (i) declare or pay any dividend on common stock payable in shares of common stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

  (ii) Notwithstanding anything else contained in this paragraph (A), the Corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph (A) immediately after it declares a dividend or distribution on the common stock (other than a dividend payable in shares of common stock); provided that, in the event no dividend or distribution shall have been declared on the common stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Dividend Payment Date.

  (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of shares of

Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

  Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, which shall initially be 100 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after the date hereof (i) declare or pay any dividend on common stock payable in shares of common stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled shall be the vote multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of common stock and the holders of shares of any other capital stock of this Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

  (C) Except as otherwise required by applicable law or as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for taking any corporate action.

  Section 4. Certain Restrictions.

  (A) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

    (iii) except as permitted in subparagraph 4(A)(iv) below, redeem, purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

    (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding

  up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes;

provided, however, that the foregoing restrictions shall not apply to the repurchase of shares of common stock held by employees, officers, directors, or consultants of the Corporation (or their permitted transferees) that are subject to restrictive stock purchase agreements under which the Corporation has the option or obligation to repurchase such shares upon the occurrence of certain events, such as termination of employment.

  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (A) of this Paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

  Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distributions shall be made (x) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $100.00 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of common stock, or (y) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amount to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the date hereof (i) declare or pay any dividend on common stock payable in shares of common stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the aggregate amount per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged. In the event the Corporation shall at any time after the date hereof (i) declare or pay any dividend on common stock payable in shares of common stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

  Section 8. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

  Section 9. Ranking. Unless otherwise provided in a Certificate of Designation of Preferences and Rights of a Class of Stock relating to a subsequently designated series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to any other series of the Corporation's preferred stock subsequently issued, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the common stock.

  Section 10. Amendment. The provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation shall not be amended, altered or repealed in any manner which would materially alter or change the powers, preferences or special rights of Series A Preferred Stock so as to effect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

  Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share (which fractions shall be integral multiples of one one-hundredth of a share) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

  (b) Preferred Stock, Series B:

  Section 1. Designation and Amount. Seven Thousand Five Hundred (7,500) shares of Preferred Stock, $.05 par value, are designated "Preferred Stock, Series B" with the powers, preferences, rights, qualifications, limitations and restrictions specified herein (the "Series B Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities (including indebtedness) issued by the Corporation convertible into Series B Preferred Stock.

  Section 2. Dividends. The Corporation shall not be required to pay, and the holders of the Series B Preferred Stock shall not be entitled to receive, any dividends on shares of the Series B Preferred Stock.

  Section 3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution shall be made to the holders of shares of the common stock of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive $10,000.00 per share of Series B Preferred Stock then held by such holders, plus an amount equal to declared and unpaid dividends and distributions thereon. After payment of the full liquidation preference of the Series B Preferred Stock set forth in the preceding sentence, the holders of the Series B Preferred Stock shall not be entitled to any further payments or distribution from the assets of the Corporation.

  Section 4. Voting Rights. The holders of shares of Series B Preferred Stock shall not have any voting rights, except as required under the General Corporation Law of the State of Delaware.

  Section 5. Redemption.

  (A) General. The Corporation at its option, in accordance with the terms and provisions of this Section 5, may, at any time and from time to time, redeem any or all shares of Series B Preferred Stock at a redemption price per share equal to a cash amount determined by multiplying the Conversion Price (as defined below) by the number of shares of Common Stock into which each such share of Series B Preferred Stock would be convertible pursuant to the provisions of Section 6 hereof. If fewer than all the outstanding shares of Series B

Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors of the Corporation may determine to be fair and appropriate.

  (B) Notice of Redemption. The Corporation will provide notice of any redemption of shares of Series B Preferred Stock to the holders of record of the Series B Preferred Stock to be redeemed not less than five (5) nor more than sixty (60) days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail, postage prepaid, to each holder of record of the Series B Preferred Stock to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. Each such notice shall state, as appropriate, the following:

    a. the redemption date;

    b. the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

    c. the redemption price;

    d. the place or places where certificates for such shares are to be surrendered for redemption;

    e. the then effective Conversion Price (as determined under Section 6);
  and

    f. that the right of holders to convert shares of Series B Preferred Stock to be redeemed will terminate at the close of business on the business day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the redemption price).

  Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series B Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock.

  (C) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof. Upon surrender of any shares so redeemed in accordance with this Section 5(C), the Corporation shall pay the full redemption amounts with respect to shares as provided herein.

  (D) Rights After Redemption. Notwithstanding that any certificates for shares to be redeemed have not been surrendered in accordance with Section 5(C), from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall be deemed to be no longer outstanding, and (ii) all rights of the holders of such shares of Series B Preferred Stock shall cease and terminate, except only the right to receive the full redemption amounts as provided herein without interest.

  Section 6. Conversion.

  (A) Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, into that number of shares of the Common Stock, par value $.0005 per share, of the Corporation (herein, the "Common Stock") as determined by dividing $10,000.00 by the Conversion Price (determined as provided below). The "Conversion Price" for any shares of Series B Preferred Stock issued in connection with a conversion pursuant to clauses (i) through (iii) of Section 4(a) of the Convertible Subordinated Note Agreement, dated as of April 22, 1996, between the Corporation and Genentech, Inc., as amended (the "Note Agreement"), shall be an amount per share equal to the Current Market Price (as defined below) of the Common Stock determined as of the first occurring Conversion Date (as such term is defined in Section 4(a) of the Note Agreement) (herein, the "Initial Issue Date"). The "Conversion Price" for any shares of Series B Preferred

Stock issued in connection with either a conversion pursuant to clause (iv) of
Section 4(a) of the Note Agreement or a prepayment pursuant to Section 3(d) of the Note Agreement shall be an amount per share equal to the Current Market Price of the Common Stock determined as of the date of the issuance of such shares (herein, the "Prepayment Issue Date"). The number of shares of Common Stock into which a share of Series B Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series. The Conversion Price shall be subject to adjustment from time to time after the Initial Date or applicable Prepayment Issue Date, as the case may be, as set forth in this Section 6.

  For purposes of this Section 6(A), "Current Market Price" shall mean the average daily Closing Prices (as defined below) per share of Common Stock for the fifteen (15) consecutive trading days immediately prior to the Initial Issue Date or applicable Prepayment Issue Date, as the case may be. "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose, or a price determined in good faith by the Board of Directors of the Corporation or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive. If any shares of Series B Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date fixed for redemption unless the Corporation defaults in the payment of the redemption price. In the event of a default in the payment of the redemption price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date that such default is cured. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock, when the same shall be issued in accordance with the terms hereof, are hereby declared to be and shall be fully paid and non-assessable shares of Common Stock in the hands of the holders thereof.

  (B) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the transfer of ownership by the initial holder to any third party which is not an Affiliate (as such term is defined below) of such holder. For purposes of this Certificate, the term "Affiliate" means, when used with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

  (C) Mechanics of Conversion. Each holder of Series B Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this
Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the fair market value of the Common Stock as of the date of such conversion as determined by the Board of Directors of this Corporation), any declared and unpaid dividends on the shares of Series B Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

  (D) Adjustment for Subdivisions and Combinations. If the Corporation shall at any time or from time to time after the Initial Issue Date or applicable Prepayment Issue Date, as the case may be, effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Initial Issue Date or applicable Prepayment Issue Date, as the case may be, combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(D) shall become effective at the close of business on the date the subdivision or combination becomes effective.

  (E) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Initial Issue Date or applicable Prepayment Issue Date, as the case may be, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event (without duplication for related events) the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction
(1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 6(E) to reflect the actual payment of such dividend or distribution.

  (F) Adjustment for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Initial Issue Date or applicable Prepayment Issue Date, as the case may be, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series B Preferred Stock or with respect to such other securities by their terms.

  (G) Adjustment for Recapitalizations, etc. If at any time or from time to time after the Initial Issue Date or applicable Prepayment Issue Date, as the case may be, the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6 or in Section 3), in any such event each holder of Series B Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

  (H) Compliance with Laws. Notwithstanding any provision of this Section 6 to the contrary, no conversion of any share of Series B Preferred Stock shall be effective unless such conversion is permitted under then applicable laws.

  Section 7. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

  Section 8. Exclusion of Other Rights. Except as may otherwise be required by the General Corporation Law of the State of Delaware, shares of the Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) and in the Corporation's Amended and Restated Certificate of Incorporation, as amended. No shares of Series B Preferred Stock shall have any preemptive or subscription rights whatsoever as to any securities of the Corporation.

  Section 9. Notice. All notices and other communications provided for or permitted to be given to the Corporation hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive office (currently located on the date of the adoption of these resolutions at 2910 Seventh Street, Berkeley, California 94710, Attention: General Counsel).

  Section 10. Transferability; Registration; Rights of Transferees.

  (A) Transferability. The Series B Preferred Stock may not be sold, assigned, conveyed, transferred, pledged, hypothecated or otherwise disposed of other than as set forth in, and in accordance with, that certain Common Stock and Convertible Note Purchase Agreement, dated as of April 22, 1996, between the Corporation and Genentech, Inc.

  (B) Transfer Mechanics; Registration. The Series B Preferred Stock certificate representing shares of Series B Preferred Stock to be transferred shall be duly endorsed by the transferring holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of a transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of a transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Corporation in its discretion. Upon any registration of a transfer, the Corporation shall deliver new Series B Preferred Stock certificates to the persons entitled to the shares of Series B Preferred Stock represented thereby. The Series B Preferred Stock certificates may be exchanged at the option of the holder thereof, when surrendered at the offices of the Corporation, for other Series B Preferred Stock certificates of different denominations, of like tenor and representing in the aggregate a like number of shares of Series B Preferred Stock. Any Series B Preferred Stock certificate so surrendered shall be promptly canceled by the Corporation and retired. Each Series B Preferred Stock certificate issued in exchange as provided above shall be substantially in the form of the Series B Preferred Stock certificate being exchanged and shall be subject to all of the terms and provisions hereof.

  (C) Required Legend(s). Each of the Series B Preferred Stock certificates shall contain the legend(s) required by that certain Common Stock and Convertible Note Purchase Agreement, dated as of April 22, 1996, between the Corporation and Genentech, Inc.

  Section 11. Amendments. The Certificate of Designation filed pursuant hereto may be amended without notice to or the consent of any holder of Series B Preferred Stock to cure any ambiguity, defect or inconsistency, provided that such amendment does not adversely affect the rights of any holder of Series B Preferred Stock.

Any provisions of the Certificate of Designation filed pursuant hereto may be amended by the Corporation with the written consent of holders of Series B Preferred Stock representing a majority of the outstanding shares of Series B Preferred Stock.

  (c) Preferred Stock, Series C:

  Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as Preferred Stock, Series C (the "Series C Preferred Stock"), and the number of shares so designated shall be 1,250 (which shall not be subject to increase without the consent of the holders hereof as provided in Section 3). Each share of Series C Preferred Stock shall have a par value of $.05 per share and a stated value of $10,000 per share (the "Stated Value").

  Section 2. Dividends. (a) Holders of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable, in cash or shares of Common Stock (as defined in Section 7) at (subject to the terms and conditions set forth herein) the option of the Company. Dividends on the Series C Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 7), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Accrued dividends of the Series C Preferred Stock shall be paid on the date on which such Series C Preferred Stock is converted; provided, that the Company shall have the option to pay dividends more frequently as and when declared by the Board of Directors. The party that holds the Series C Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series C Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Series C Preferred Stock, such payment shall be distributed ratably among the holders of the Series C Preferred Stock based upon the number of shares held by each holder. Payment of dividends on the Series C Preferred Stock is further subject to the provisions of Section 5(c)(i). The Company shall provide the holders semi-annual notice of its intention to pay dividends in cash or shares of Common Stock, semi-annually in arrears, applicable to such share of Series C Preferred Stock. Such notice shall be delivered to all holders not less than 10 Trading Days prior to June 30 and December 31 of each year for so long as shares of Series C Preferred Stock are outstanding. Provided that the Company is in compliance with its obligations under this Certificate of Designation, the Purchase Agreement and the Registration Rights Agreement, notwithstanding any other provision of this
Section 2, the Company may elect by written notice mailed to the holders of the Series C Preferred Stock at their address appearing on the records of the Company not later than the payment date for such dividend, not to declare or make payment of the amount of any semi-annual dividend to the holders of shares of Series C Preferred Stock on the required date, in which case the accrued and unpaid dividends shall be calculated and paid on the Conversion Date for such shares of Series C Preferred Stock.

  (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends (and must deliver cash in respect thereof) on the Series C Preferred Stock if:

    (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay such dividends in shares of Common Stock;

    (ii) the shares of Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder and may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel to the Company (which may be in-house counsel) pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance reasonably acceptable to the holder;

    (iii) the shares of Common Stock to be issued in respect of such dividends are not listed on the Nasdaq National Market (or The New York Stock Exchange) and any other exchange or quotation system on which the Common Stock is then listed for trading;

    (iv) the issuance of such shares would result in the recipient thereof beneficially owning, in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, more than 4.999% of the issued and outstanding shares of Common Stock;

    (v) the Company has failed to timely satisfy its obligations pursuant to any Conversion Notice (as defined in Section 5(a)(ii)); or

    (vi) if the issuance of such shares would result in the recipient thereof owning in excess of 19.99% of the issued and outstanding shares of Common Stock.

  (c) So long as any Series C Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Series C Preferred Stock, except for repurchases effected by the Company on the open market, pursuant to a direct stock purchase plan.

  Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series C Preferred Stock shall have no voting rights. However, so long as any shares of Series C Preferred Stock are outstanding, the Company shall not and shall cause its subsidiary not to, without the affirmative vote of the holders all of the shares of the Series C Preferred Stock then outstanding, (a) amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any dividend, conversion or transfer rights of any holder; (b) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under this Certificate of Designation and as would not materially and adversely affect the rights of any holder hereunder; (c) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock, except for repurchases effected by the Company on the open market, pursuant to a direct stock purchase plan; (d) authorize or create any class of equity or equity equivalent security that ranks senior to the Series C Preferred Stock; or (e) enter into any agreement with respect to any of the foregoing.

  Section 4. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series C Preferred Stock shall be distributed among the holders of Series C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series C Preferred Stock.

  Section 5. Conversion. (a)(i) Each share of Series C Preferred Stock (in minimum amounts of $100,000 or such lesser amounts as any converting holder of Series C Preferred Stock then holds) shall be convertible into shares of Common Stock (subject to reduction pursuant to Section 5(a)(iii) and Section
3.8 of the Purchase

Agreement (as defined in Section 7)) at the Conversion Ratio (as defined in
Section 7) at the option of the holder in whole or in part at any time after the Original Issue Date. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Series C Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice"). Each Holder Conversion Notice shall specify the number of shares of Series C Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Holder Conversion Notice by facsimile (the "Holder Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to Sections 5(b) and 5(a)(iii) hereof and Section 4.10 of the Purchase Agreement, each Holder Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Series C Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

  (ii) On or after the third anniversary of the Original Issue Date, the Company may require the conversion of all or a portion of the then outstanding and unconverted shares of Series C Preferred Stock at the Conversion Ratio (subject to reduction pursuant to Section 5(a)(iii)) by delivering to the holder of such shares to be converted a notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"); provided, that, no such conversion is permitted unless at the time of the delivery of the Company Conversion Notice and on the Company Conversion Date (as defined below), (a) an Underlying Shares Registration Statement covering the resale of the shares of Common Stock issuable upon such conversion is effective, (b) the shares of Common Stock issuable upon such conversion are listed for trading on the Nasdaq National Market (or The New York Stock Exchange or any other principal exchange) and any other exchange or quotation system on which the Common Stock is then listed for trading and (c) the Company is in compliance with all of its obligations under this Certificate of Designation, the Purchase Agreement and the Registration Rights Agreement. Each Company Conversion Notice shall specify the number of shares of Series C Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the day after the Company delivers such Company Conversion Notice by facsimile (the "Company Conversion Date"). If no Company Conversion Date is specified in a Company Conversion Notice, the Company Conversion Date shall be the date that the Company Conversion Notice is deemed delivered pursuant to
Section 5(i). A Holder Conversion Date and a Company Conversion Date are sometimes referred to herein as the "Conversion Date" and a Holder Conversion Notice and a Company Conversion Notice are sometimes referred to as a "Conversion Notice." Any conversion pursuant to this Section 5(a)(ii) shall be subject to Section 5(b) with respect to consequences of the Company's failure to deliver shares of Common Stock in respect of a conversion under this Section. If the Company is converting less than all shares of Series C Preferred Stock represented by the certificate or certificates tendered by the holder in response to a Company Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such tendering holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

  (iii) Certain Regulatory Approval. If on the Conversion Date applicable to any conversion, (A) the Common Stock is then listed for trading on the Nasdaq National Market, the American Stock Exchange or if the rules of the Nasdaq Stock Market, Inc. are hereafter amended to extend or adopt rules similar to Rule 4460(i) promulgated thereby (or any successor or replacement provision thereof) to the Nasdaq SmallCap Market and the Company's Common Stock is listed for trading on such market or exchange, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of Series C Preferred Stock, together with any shares of Common Stock previously issued upon conversion of Series C Preferred Stock, the Convertible Preferred Stock, Series G of XOMA-Delaware or the Convertible Preferred Stock, Series H of XOMA-Delaware and in respect of payment of dividends hereunder or thereunder, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the "Issuable Maximum"), and (C) the Company has not previously obtained Shareholder Approval (as defined below), then the Company shall issue to any holder so requesting conversion of Series C Preferred Stock its pro rata portion of the Issuable Maximum in the same ratio that the number of shares of Series C Preferred Stock held by any such holder bears to all shares of Series C Preferred Stock then outstanding and, with respect to any shares of Common Stock that otherwise would have been issuable to such holder in respect of the Conversion Notice at issue or in respect of payment of dividends hereunder in excess of such holder's pro rata portion of the Issuable Maximum (the "Surplus Amount"), the Company shall have the option to either (1) as promptly as possible, but in no event later than 90 days after such Conversion Date, convene a meeting of the holders of the Common Stock and use its reasonable efforts (which may include, among other things, hiring a proxy solicitor) to obtain the Shareholder Approval and the approval of the Company's Board of Directors or
(2) redeem, from funds legally available therefor at the time of such redemption, such holder's Surplus Amount of the Series C Preferred Stock subject to such Conversion Notice at a price per share equal to the product of
(i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (x) the Conversion Date or (y) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on the Conversion Date; provided, however, that if the Company has elected to obtain Shareholder Approval under clause
(1) above, the holders of a majority of the outstanding shares of Series C Preferred Stock may request, in lieu of such meeting, that the Company redeem each holder's Surplus Amount as set forth herein and provided, further that if the Company fails for any reason to obtain such Shareholder Approval within the time period set forth in (1) above, the Company shall be obligated to redeem the Series C Preferred Stock not converted as a result of the provisions of this Section in accordance with the provisions of clause (2) above, and in case the interest contemplated by the immediately succeeding sentence shall be deemed to accrue from the Conversion Date. If the holder has requested that the Company redeem shares of Series C Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under clause (2) above within seven days after the Conversion Date, the Company will pay interest on such redemption price at a rate of 15% per annum to the converting holder of Series C Preferred Stock, accruing from the Conversion Date until the redemption price plus any accrued interest thereon is paid in full. The entire redemption price, including interest thereon, shall be paid in cash.

  "Shareholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's Certificate of Incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Series C Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market or Rule 713 of the American Stock Exchange (or any successor or replacement provision thereof), as applicable.

  (b) Not later than two Trading Days after receipt by the Company of a properly completed and duly executed Conversion Notice and an original share certificate representing the shares of Series C Preferred Stock to be converted, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 4.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series C Preferred Stock (subject to reduction pursuant to Section 5(a)(iii) and Section 3.8 of the Purchase Agreement), (ii) one or more certificates representing the number of shares of Series C Preferred Stock not converted, (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected to pay accrued dividends in cash) and (iv) if the Company has elected to pay accrued dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement), representing such number of Shares of Common Stock as equals such dividend divided by the Conversion Price on the Conversion Date; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series C Preferred Stock until certificates evidencing such shares of Series C Preferred Stock are delivered for conversion to the Company, or the holder of such Series C Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. If in the case of any

Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable holder by the second Trading Day after receipt by the Company of a properly completed and duly executed Conversion Notice and an original share certificate representing the shares of Series C Preferred Stock to be converted, the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series C Preferred Stock tendered for conversion. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fourth Trading Day after receipt by the Company of a properly completed and duly executed Conversion Notice and an original share certificate representing the shares of Series C Preferred Stock to be converted, the Company shall pay to such holder, in cash, as liquidated damages and not as a penalty, $2,500 for each day after such fourth Trading Day until such certificates are delivered. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the 11th day after receipt by the Company of a properly completed and duly executed Conversion Notice and an original share certificate representing the shares of Series C Preferred Stock to be converted, the Company shall, at the holder's option (i) redeem, from funds legally available therefor at the time of such redemption, such number of shares of Series C Preferred Stock then held by such holder, as requested by such holder, and (ii) pay all accrued but unpaid dividends on account of the Series C Preferred Stock for which the Company shall have failed to issue Common Stock certificates hereunder, in cash. The redemption price shall be equal to the sum of (A) the aggregate of all accrued but unpaid dividends, plus (B) the number of shares of Series C Preferred Stock then held by such holder multiplied by (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (x) the Conversion Date or (y) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by, (2) the Conversion Ratio calculated on the Conversion Date. If the holder has requested that the Company redeem shares of Series C Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after such notice is deemed delivered pursuant to Section 5(i), the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full. Nothing herein shall limit a holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such holder from the sale of the shares of Common Stock issued by the Company pursuant to such conversion), and such holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

  (c) (i) The conversion price for each share of Series C Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be, (A) at any time prior to December 26, 1998, the lesser of (a) 140% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Original Issue Date (the "Initial Conversion Price") or (b) the "Applicable Percentage" (as defined below) of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date, or (B) at any time on or after December 26, 1998, the "Applicable Percentage" of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; provided that, (a) if the Underlying Shares Registration Statement is not filed on or prior to the 30th day after the Original Issue Date, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that an Underlying Shares Registration Statement will not be "reviewed," or not subject to further review, or (c) if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 90th day after the Original

Issue Date, or (d) if such Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Trading Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (e) if trading in the Common Stock shall be suspended for any reason (other than as a result of the suspension of trading in securities generally) for more than five (5) Trading Days in the aggregate, or (f) if the conversion rights of the holders of Series C Preferred Stock hereunder are suspended for five (5) consecutive Trading Days (other than as a result of the suspension of trading in securities on such market or exchange generally or temporary suspensions pending the release of material information or due to circumstances within the Company's control, which may include among other things, suspension of the effectiveness of the Underlying Securities Registration Statement by the Commission or a suspension imposed by the Company's board of directors pending any release of material non-public information) or (g) if the Company breaches in a material respect any covenant or other material term or condition to the Purchase Agreement (other than a representation or warranty contained therein), the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of thirty (30) days after written notice thereof to the Company (any such failure being referred to as an "Event," and for purposes of clauses (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) Trading Day period is exceeded, or for purposes of clause (d) the date which such 10 Trading Day period is exceeded, or for purposes of clause (e) the date on which such five
(5) Trading Day period is exceeded, or for clause (g) the date on which such thirty (30) day period is exceeded, being referred to as "Event Date"), the Conversion Price shall be decreased by 1.5% each month (i.e., the Conversion Price would decrease by 1.5% as of the Event Date and an additional 1.5% as of the first monthly anniversary of the Event Date) until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured. Commencing the second month anniversary after the Event Date, the Company shall pay to the holders of the Series C Preferred Stock $25,000 (each holder being entitled to receive such portion of such amount as equals its pro rata portion of the Series C Preferred Stock then outstanding) in cash as liquidated damages, and not as a penalty on the first day of each monthly anniversary of the Event Date until such time as the applicable Event, is cured. Any decrease in the Conversion Price pursuant to this Section shall continue notwithstanding the fact that the Event causing such decrease has been subsequently cured. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement. "Applicable Percentage" means (i) 100% if the Conversion Date or any redemption or repurchase date, if applicable, occurs on or prior to the 30th day after the Original Issue Date, (ii) 98% if the Conversion Date or any redemption or repurchase date, if applicable, occurs on or after the 31st and before the 60th day after the Original Issue Date, (iii) 96% if the Conversion Date or any redemption or repurchase date, if applicable, is on or after the 61st and before the 90th day after the Original Issue Date, (iv) 94% if the Conversion Date or any redemption or repurchase date, if applicable, occurs on or after the 91st and before the 120th day after the Original Issue Date, (v) 92% if the Conversion Date or any redemption or repurchase date, if applicable, occurs on or after the 121st and before the 150th day after the Original Issue Date, (vi) 90% if the Conversion Date or any redemption or repurchase date, if applicable, occurs on or after the 151st and before the 180th day after the Original Issue Date, and (vii) 88% if the Conversion Date or any redemption or repurchase date, if applicable, is more than 180 days after the Original Issue Date (the "Maximum Conversion Price").

  (ii) If the Company, at any time while any shares of Series C Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Conversion Price or Maximum Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

  (iii) If the Company, at any time while any shares of Series C Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price or Maximum Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price or Maximum Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price or Maximum Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price or Maximum Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price or Maximum Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

  (iv) If the Company, at any time while shares of Series C Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Series C Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Initial Conversion Price or Maximum Conversion Price at which each share of Series C Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Series C Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Series C Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

  (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest whole share, as the case may be.

  (vi) Whenever the Initial Conversion Price or Maximum Conversion Price is adjusted pursuant to Section 5(c)(ii), (iii) or (iv), the Company shall promptly mail to each holder of Series C Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

  (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which (i) a majority of the Company's Board of Directors will not constitute a majority of the board of directors of the surviving entity or (ii) less than 65% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Series C Preferred Stock then outstanding shall have the right thereafter to, at their option, (A) convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Series C Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Series C Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled or (B) require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Series C Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the effective date, the date of the closing or the date of the announcement, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange the triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the date of the closing or the effective date, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange triggering such redemption right, as the case may be. The entire redemption price shall be paid in cash, and the terms of payment of such redemption price shall be subject to the provisions set forth in Section 6(b). The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Series C Preferred Stock the right to receive the securities, cash or property set forth in this
Section 5(c)(vii) upon any conversion or redemption following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

  (viii) If: A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series C Preferred Stock, and shall cause to be mailed to the holders of Series C Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 15 Trading Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Series C Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

  (ix) If the Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined below) or (ii) any person, group or entity (including the Company, but excluding a holder or any affiliate of a holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a holder seeks to convert shares of Series C Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Per Share Market Value on the five (5) Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price in effect on the Conversion Date for such Series C Preferred Stock. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

  (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Series C Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Series C Preferred Stock at least 15 Trading Days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Series C Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series C Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Series C Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

  (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series C Preferred Stock and payment of dividends on Series C Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series C Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Series C Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable.

  (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall instead round to the nearest whole share. All cash payments hereunder, whether for dividends, upon redemptions or otherwise, shall be rounded to the nearest $.01.

  (g) The issuance of certificates for shares of Common Stock on conversion of Series C Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series C Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

  (h) Shares of Series C Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

  (i) Any and all notices or other communications or deliveries to be provided by the holders of the Series C Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Legal Department of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each holder of Series C Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (Eastern Time),
(ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 7:00 p.m. (New York Time) on any date and earlier than 11:59 p.m. (New York Time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

  Section 6. Redemptions. (a) All outstanding and unconverted shares of Series C Preferred Stock on the third anniversary of the Original Issue Date may, at the Company's option, be converted pursuant to Section 5(a)(ii) or redeemed by the Company pursuant to this Section 6(a), from funds legally available therefor at a price per share of Series C Preferred Stock equal to 112% of the aggregate Stated Value of the outstanding Series C Preferred Stock plus accrued dividends. Thereafter, all shares of Series C Preferred Stock shall cease to be outstanding and shall have the status of authorized but undesignated stock. The entire redemption price shall be paid in cash.

  (b) If any portion of the applicable redemption price under Section 6(a) shall not be paid by the Company within seven (7) calendar days after the date due, interest shall accrue thereon at the rate of 15% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than 7 calendar days after the date due, the holder of the Series C Preferred Stock subject to such redemption may elect, by written notice to the Company given within 30 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Series C Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Redemption Shares"), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such redemption price was originally due and the Per Share Market Price as of the holder's written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of holder's notice of such election, return to the holder all of the Unpaid Redemption Shares.

  Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings: "Common Stock" means the Company's common stock, $.0005 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed. "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms hereof, and of which the denominator is the Conversion Price at such time. "Junior Securities" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Series C Preferred Stock. "Original Issue Date" shall mean the date of the first issuance of any shares of the Series C Preferred Stock regardless of the number of transfers of any particular shares of Series C Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series C Preferred Stock. "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange or quotation system on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq National Market or any stock exchange or quotation system, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of the Series C Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser. "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency. "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of August 13, 1997, as amended by the First Amendment to Convertible Preferred Stock Purchase Agreement, dated as of January 1, 1998, and as further amended by the Second Amendment to Convertible Preferred Stock Purchase Agreement, dated as of June 26, 1998, among the Company and the original holders of the Convertible Preferred Stock, Series G of XOMA-Delaware. "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 13, 1997, by and among the Company and the original holders of the Convertible Preferred Stock, Series G of XOMA-Delaware. "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close. "XOMA-Delaware" means XOMA Corporation, a Delaware corporation.

                                      V.

                      RIGHTS, PREFERENCES, PRIVILEGES AND
                        RESTRICTIONS OF PREFERRED STOCK

  The preferred stock may be issued from time to time in one or more series consisting of such number of shares (which number may be increased or decreased, but not below the number of shares thereof then outstanding) and with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions creating such series adopted by the Board of Directors; and such series (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the Corporation or upon the happening of a specified event, at such time or times, such price or prices, or such rate or rates, and with such adjustments; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference and priority to the common stock and on a par with, or in such relation to, the dividends payable on any other class or classes or series of stock (but not in preference or priority to the preferred stock); (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, including the right to receive such distribution in preference to the common stock, and on a par with, or in such relation to, the distribution to any other class or classes or series of stock (but not in preference or priority to the preferred stock); (e) may be made convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares or any other class or classes or any other series or the same or any other class or classes of stock of the Corporation, at such price or prices or at such rate or rates of exchange, and with such adjustments; and (f) may have such other powers, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the creation of each such series of preferred stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby expressly vested in the Board of Directors.

                                      VI.

                       LIMITATION ON DIRECTOR LIABILITY

  A Director of the Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to this Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 10-202 of the Arizona Business Corporation Act, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Arizona Business Corporation Act is hereafter amended to authorize, with the approval of a corporation's shareholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a Director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Arizona Business Corporation Act as so amended. Any repeal or modification of the foregoing provisions of this Article Sixth by the shareholders of this Corporation shall not adversely affect any right or protection of a Director of this Corporation existing at the time of such repeal or modification.

                                     VII.

                                    BYLAWS

  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation.

  Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

  Meetings of shareholders may be held within or without the State of Arizona, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Arizona at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                     VIII.

                    AMENDMENT OF ARTICLES OF INCORPORATION

  Subject to the provision of Section 10-101 of the Business Corporation Act of the State of Arizona, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

  IN WITNESS WHEREOF, XOMA ARIZONA, INC. has caused this Certificate to be signed by Peter Davis, its Vice President, Finance and Chief Financial Officer,
this    day of December, 1998.

                                          XOMA ARIZONA, INC.

                                          By: _________________________________
                                            Peter B. Davis
                                            Vice President, Finance and Chief
                                            Financial Officer

                                                                       ANNEX II

                                    BERMUDA
                            THE COMPANIES ACT 1981

                         MEMORANDUM OF CONTINUANCE OF
                           COMPANY LIMITED BY SHARES
                               (SECTION 132C(2))

                           MEMORANDUM OF CONTINUANCE
                                      OF
                                   XOMA LTD.
                  (HEREINAFTER REFERRED TO AS THE "COMPANY")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. The Company is an exempted company as defined by the Companies Act 1981.

3. The authorised share capital of the Company is US$85,000 divided into 70,000,000 Common Shares of par value US$.0005 each and 1,000,000 Preference Shares of par value US$.05 each. The minimum subscribed share capital of the Company is US$12,000.

4.The Company shall not have power to hold land situated in Bermuda.

5. Details of Incorporation:

   The Company was incorporated under the name "XOMA Arizona, Inc." in the State of Arizona, U.S.A. on November 10, 1998, as a wholly-owned subsidiary of Xoma Corporation, a corporation which was incorporated in the State of
   Delaware, U.S.A. on February 24, 1981. On December   , 1998, Xoma
   Corporation merged with and into the Company, which thereby changed its name to "XOMA Corporation."

6. The objects of the Company from the date of continuance are:

  (i) to create, develop or otherwise acquire and to hold, sell, dispose of, manage, license and otherwise deal in and/or with products and processes of all kinds whatsoever;

  (ii) to create, develop or otherwise acquire and to hold, sell, dispose of, manage, license and otherwise deal in and/or with patents, patent applications, know how, trade secrets, trade names, trademarks and trademark applications, service marks and service mark applications, copyrights and copyright applications, computer software, tangible and intangible personal property and forms of intellectual property of all kinds whatsoever;

  (iii) to develop, operate, advise or act as technical consultants with respect to life sciences, pharmaceutical products and processes or intellectual property of all kinds whatsoever;

  (iv) packaging of goods of all kinds;

  (v)  buying, selling and dealing in goods of all kinds;

  (vi) designing and manufacturing of goods of all kinds;

  (vii) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

  (viii) exploring for, the drilling for, the moving, transporting and re-fining petroleum and hydro carbon products including oil and oil products;

  (ix) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

  (x) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

  (xi) ships and aircraft owners, managers, operators, agents, builders and repairers;

  (xii) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

  (xiii) travel agents, freight contractors and forwarding agents;

  (xiv) dock owners, wharfingers, warehousemen;

  (xv) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

  (xvi) all forms of engineering;

  (xvii) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

  (xviii) acquiring by purchase or otherwise and holding as an investment inventions, patents, trademarks, trade names, trade secrets, designs and the like;

  (xix) buying, selling, hiring, letting and dealing in conveyances of any sort;

  (xx) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, engineers and experts or specialists of any kind;

  (xxi) to acquire by purchase or otherwise hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

  (xxii) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

7. From the date of continuance the Company shall, pursuant to Section 42 of The Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

Signed by duly authorised persons in the presence of at least one witness attesting the signature thereof:

-------------------------------------
                                          -------------------------------------
Director                                  Witness

-------------------------------------
                                          -------------------------------------
Director                                  Witness

Dated this   day of December, 1998

                                                                      ANNEX III

                                   BYE-LAWS
                                      OF
                                   XOMA LTD.

                                   ARTICLE I

                                    OFFICES

  Section 1. The registered office shall be at such location in Bermuda as the Board of Directors shall determine.

  Section 2. The Company may also have offices at such other places both within and without Bermuda as the Board of Directors may from time to time determine or the business of the Company may require.

                                  ARTICLE IA

                                    SHARES

  Section 1. Subject to any resolution of the shareholders to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into common shares of par value US$0.0005 each ("Common Shares") and preference shares of par value US$0.05 each ("Preferred Shares").

  Section 2. The holders of Common Shares shall, subject to the provisions of these Bye-Laws:

  (a) be entitled to one vote per share;

  (b) subject to the rights of the holders of the Preferred Shares, be entitled to such dividends as the Board of Directors may from time to time declare;

  (c) subject to the rights of the holders of the Preferred Shares, in the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

  (d) generally be entitled to enjoy all of the rights attaching to shares.

  Section 3. Subject to these Bye-laws and to any resolution of the shareholders approved by at least 75% of all issued shares entitled to vote in respect thereof and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board of Directors shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, redemption, conversion, exchange, return of capital or otherwise as the Board of Directors may from time to time (without any requirement of shareholder approval or authorisation) prescribe. Where such rights and restrictions have been prescribed they shall be set out in a Certificate of Designation included in or annexed to the minutes of the meeting of the Board of Directors which prescribed such rights and restrictions.

  Section 4. The Board of Directors shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

  Section 5. The Board of Directors may from time to time do any one or more of the following things:

  (a) make arrangements on the issue of shares for a difference between the shareholders in the amounts and times of payments of calls on their shares;

                                     III-1

  (b) accept from any shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

  (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

  (d) issue preference shares in fractional denominations and deal with such fractions to the same extent as the Company's whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

  Section 6. Subject to the provisions of Sections 42 and 43 of the Companies Act 1981 (the "Act") any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed.

  Section 7. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by the holders of a majority of the issued shares of that class at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act, except that at such separate general meeting the quorum shall be a majority of the issued shares of that class. If there are no issued shares of a particular class, the rights attached to such class may be varied solely by resolution of the Board of Directors. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

  Section 8. The Company may from time to time if authorised by resolution of the shareholders change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board of Directors may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to shareholders, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of shareholders.

  Section 9. The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

  Section 10. The Board of Directors may capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for dividend or distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares to the shareholders (whether pro rata or not and whether in connection with the conversion of shares or not). The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full or in part unpaid or partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                                     III-2

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

  Section 1. All meetings of the shareholders, whether for the election of directors or for any other purpose, shall be held at such time and place, either within or without Bermuda, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

  Section 2. At annual general meetings of shareholders, the shareholders shall elect, by a plurality of the votes cast, a Board of Directors, and transact such other business as may properly be brought before the meeting.

  Section 3. Written notice of the annual general meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

  Section 4. The officer who has charge of the Register of Members of the Company shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

  Section 5. Special general meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Act may be held at any place, within or without Bermuda, and may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

  Section 6. Written notice of a special general meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting.

  Section 7. Business transacted at any special general meeting of shareholders shall be limited to the purposes stated in the notice.

  Section 8. The holders of a majority of the shares issued and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Act. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided in this section), until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

  Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereat shall decide any question brought before such meeting (including an amalgamation not covered by Section 10 hereof), unless the question is one upon which by express provision of the Act or these Bye-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

  Section 10. The Company shall not engage in any business combination with an interested shareholder for a period of three years after the transaction by which such person became an interested shareholder, unless (i) both the holders of 66 2/3% of all issued shares entitled to vote thereon (other than shares held by an interested

                                     III-3
shareholder), voting at an annual or special general meeting, and the Board of Directors approve such business combination, (ii) the Board of Directors approved the proposed business combination prior to such shareholder becoming an interested shareholder, (iii) the Board of Directors approved the transaction by which such shareholder became an interested shareholder prior to such shareholder becoming an interested shareholder or (iv) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the issued voting shares (excluding for purposes of determining the number of issued shares, shares owned by directors who are also employees and by the Company's employee benefit plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer). For the purposes of this section an "interested shareholder" means any person (other than the Company or its subsidiaries) that owns 15% or more of the issued voting shares of the Company (including any affiliates and associates of such person) and a "business combination" includes any (i) amalgamation, merger, consolidation or similar transaction, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of greater than 10% (based on either the aggregate market value of all the Company's consolidated assets or of all the issued shares of the Company) of the assets of the Company or (iii) any transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of shares of the Company held by an interested shareholder.

  Section 11. Unless otherwise provided in these Bye-laws or by the rights attaching to any shares each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share entitled to vote thereat held by such shareholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

  Section 12. Unless otherwise provided in the Act or in these Bye-laws, any action required to be taken at any annual or special general meeting of shareholders of the Company, or any action which may be taken at any annual or special general meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all shares entitled to vote thereon.

  Section 13. At each meeting of shareholders, the chairman of the meeting shall fix and announce the time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he may:

  (a) restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the chairman;

  (b) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

  (c) establish seating arrangements;

  (d) adjourn the meeting without a vote of the shareholders, whether or not there is a quorum present; and

  (e) make rules governing speeches and debate including time limits and access to microphones.

  The chairman of the meeting acts in his absolute discretion and his rulings are not subject to appeal.

  Section 14. The Board of Directors, either directly or through its designees, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of

                                     III-4
his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

  The inspectors shall:

    (a) ascertain the number of issued shares and the voting power of each;

    (b) determine the shares represented at a meeting and the validity of proxies and ballots;

    (c) count all votes and ballots;

    (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

    (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

  The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Supreme Court upon application by a shareholder shall determine otherwise.

  In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, they at the time they make their certification shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                                  ARTICLE III

                                   DIRECTORS

  Section 1. The Board of Directors shall consist of not less than two directors or such number in excess thereof as the shareholders may from time to time determine. The directors shall be elected at the annual general meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified, unless sooner removed. Directors need not be shareholders. Nominations for the election of directors may be made by the Board of Directors or a committee or person appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual general meeting only pursuant to the Company's notice of such meeting or if written notice of such shareholder's intent to make such nomination or nominations has been received by the Secretary of the Company in accordance with the procedures set forth in Article IV, Section 3. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Company which are

                                     III-5
beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder's notice; (e) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U. S. Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Company if so elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Article III, Section 1. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article III, Section 1, and if he or she should so determine, the defective nomination shall be disregarded.

  Section 2. Vacancies and (with the authorization of the shareholders in general meeting) newly created directorships resulting from any increase in the authorized number of directors may be filled by the Board of Directors, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed. If there is not a quorum of directors in office, then any vacancy may be filled in the manner provided by the Act.

  Section 3. The business of the Company shall be managed by the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by the Act or by these Bye-laws directed or required to be exercised or done by the shareholders.

                      MEETINGS OF THE BOARD OF DIRECTORS

  Section 4. The Board of Directors of the Company may hold meetings, both regular and special, either within or without Bermuda.

  Section 5. The first meeting of each newly elected Board of Directors shall be held immediately following the annual general meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that such meeting is not held immediately following the annual general meeting, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

  Section 6. Regular meetings of the Board of Directors may be held without notice at such regular time and at such place as shall from time to time be determined by the Board of Directors.

  Section 7. Special meetings of the Board of Directors may be called by the Chairman of the Board by giving notice to each director; special meetings shall be called by the Chairman of the Board or Secretary in like manner on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of the sole director.

  Section 8. At all meetings of the Board of Directors, a majority of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act or these Bye-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, provided notice is given of the adjourned meeting.

  Section 9. Unless otherwise restricted by these Bye-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing, which writing or writings shall be filed with the minutes of proceedings of the Board of Directors or a committee thereof.

                                     III-6

  Section 10. Unless otherwise restricted by these Bye-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS

  Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meetings of the committee. Except as otherwise provided in these Bye-laws or by resolution of the Board of Directors, the provisions of these Bye-laws relating to meetings of the Board of Directors shall apply to meetings of committees.

  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

  Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to: amending the memorandum of continuance or these Bye-laws (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Company or fix the number of shares of any series of shares or authorize the increase or decrease of the shares of any series); adopting an agreement of merger, amalgamation or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; recommending to the shareholders a dissolution of the Company; and, unless a resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

  Section 12. There shall be a committee of the Board of Directors designated the "Compensation Committee." The Compensation Committee shall be comprised of one or more directors of the Company. The Compensation Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 including, but not limited to, administering all provisions of the Company's present and future share option, share purchase, incentive compensation, savings or other similar plans (the "Plans"), for so long as the membership of the Compensation Committee meet the requirements of the Plans, and issuing capital shares necessary to perform as the "Committee" and the "Plan Administrator" (as defined in the Plans) and in similar positions pursuant to the Plans. The Compensation Committee may administer such other plans as determined and authorized by the Board of Directors from time to time.

  Section 13. There shall be a committee of the Board of Directors designated the "Audit Committee." The Audit Committee shall be comprised of one or more directors of the Company. The Audit Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 including, but not limited to, approving the services performed by the Company's independent accountants and reviewing the Company's accounting practices and system of internal accounting controls.

                                     III-7

  Section 14. There shall be a committee of the Board of Directors designated the "Nominating Committee." The Nominating Committee shall be comprised of one or more directors of the Company. The Nominating Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 including, but not limited to, director evaluation and selection.

  Section 15. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

  Section 16. Unless otherwise restricted by these Bye-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              POWERS OF DIRECTORS

  Section 17. The Board of Directors may from time to time and at any time authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

  Section 18. The Board of Directors may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

  Section 19. The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

  Section 20. The Board of Directors may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act or to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

  Section 21. All acts done bona fide by any meeting of the Board of Directors or by a committee of the Board of Directors or by any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

                                     III-8

                                  ARTICLE IV

                                    NOTICES

  Section 1. Whenever, under the provisions of the Act or of these Bye-laws, notice is required to be given to any director or shareholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or international airmail (as the case may be). Notice to directors may also be given by telegram or telecopier transmission.

  Section 2. Whenever any notice is required to be given to shareholders under the provisions of the Acts or of these Bye-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice shall be deemed equivalent thereto.

  Section 3. Timely written notice of any shareholders proposal (including for the election of directors) shall be given to the Board of Directors before any annual general meeting of shareholders. To be timely, a shareholder's notice must be received not less than forty-five days nor more than seventy-five days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than thirty days or delayed by more than sixty days from the anniversary of the preceding year's annual general meeting, notice by the shareholder to be timely must be so received not earlier than the ninetieth day prior to such annual general meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual general meeting or (2) the tenth day following the date on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company, whichever first occurs. Each such notice shall set forth as to each matter the shareholder proposes to bring before the annual general meeting: (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class, series and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. To be properly brought before a special general meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting. No business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Article IV, Section
3. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article IV, Section 3, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any right of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the U.S. Securities Exchange Act of 1934, as amended.

                                   ARTICLE V

                                   OFFICERS

  Section 1. The officers of the Company shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chairman of the Board, a President, a Vice President and a Secretary. The Board of Directors may also choose one or more Executive Vice Presidents, Senior Vice Presidents, additional Vice Presidents, Assistant Secretaries, a Treasurer and Assistant Treasurers. Subject to the Act, any number of offices may be held by the same person, unless these Bye-laws otherwise provide.

  Section 2. The Board of Directors at its first meeting after each annual general meeting of shareholders shall choose a Chief Executive Officer, a Chairman of the Board, a President, a Vice President, a Secretary, and a Treasurer.

                                     III-9

  Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, including, but not limited to, a Chief Operating Officer, a Chief Financial Officer and a General Counsel, all of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

  Section 4. The salaries of all officers of the Company shall be fixed by the Board of Directors.

  Section 5. The officers of the Company shall hold office until their successors are elected and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

                          THE CHIEF EXECUTIVE OFFICER

  Section 6. The Chief Executive Officer shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law, and shall preside at all meetings of the Board of Directors or shareholders in the event that the Chairman of the Board is absent.

  Section 7. The Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these Bye-laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

                           THE CHAIRMAN OF THE BOARD

  Section 8. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

  Section 9. The Chairman of the Board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these Bye-laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

                       THE PRESIDENT AND VICE PRESIDENTS

  Section 10. In the absence of the Chief Executive Officer and the Chairman of the Board, the President shall preside at all meetings of the shareholders and the Board of Directors. In the absence of the Chairman of the Board and the Chief Executive Officer, or in the event of their inability or refusal to act, the President shall perform the duties of the Chairman of the Board and the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

  Section 11. The President may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these Bye-laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

  Section 12. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice President, if any (or in the event there be more than one Executive Vice President, the Executive Vice President in the order designated by the Board of Directors, or in the absence of any designation, then in the

                                    III-10
order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In the absence of the President and all the Executive Vice Presidents or in the event of their inability or refusal to act, the Senior Vice President, if any (or in the event there be more than one Senior Vice President, the Senior Vice President in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In the absence of the President, all Executive Vice Presidents and all Senior Vice Presidents or in the event of their inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice President, in the order designated by the Board of Directors, or in absence of any designation, then in order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice Presidents, the Senior Vice Presidents and Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARY

  Section 13. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he shall be. The Secretary and any Assistant Secretaries shall have custody of the common seal(s) of the Company and shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the signature of the Secretary or any Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

  Section 14. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURER

  Section 15. The Treasurer or, if there is no Treasurer, a Vice President shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

  Section 16. The Treasurer or, if there is no Treasurer, a Vice President shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company.

  Section 17. The Assistant Treasurer, if any, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    III-11

                                  ARTICLE VI

                            CERTIFICATES OF SHARES

  Section 1. Every holder of shares in the Company shall be entitled to have a certificate signed by, or in the name of the Company by, the Chief Executive Officer or the Chairman of the Board or the President or an Executive Vice President, or a Senior Vice President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, certifying the number of shares owned by him in the Company.

  Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

  If the Company shall be authorized to issue more than one class of shares or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of shares, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of shares a statement that the Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

  Section 2. Any or all of the signatures and/or the seal of the Company on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

  Section 3. The Board of Directors, either directly or through the Secretary as its designee, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the Secretary may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or to give the Company a bond or indemnity in such sum as it or he may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

                              TRANSFER OF SHARES

  Section 4. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and, where applicable, a duly executed instrument of transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                    III-12

                              FIXING RECORD DATE

  Section 5. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                            REGISTERED SHAREHOLDERS

  Section 6. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Bermuda.

  Section 7. In the case of the death of a shareholder, the survivor or survivors where the deceased shareholder was a joint holder, and the legal personal representatives of the deceased shareholder where the deceased shareholder was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased shareholder's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased shareholder with other persons. Subject to the provisions of
Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased shareholder or such other person as the Board of Directors may in its absolute discretion decide as being properly authorized to deal with the shares of a deceased shareholder.

  Section 8. Any person becoming entitled to a share in consequence of the death or bankruptcy of any shareholder may be registered as a shareholder upon such evidence as the Board of Directors may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer. On the presentation thereof to the Board of Directors, accompanied by such evidence as the Board of Directors may require to prove the title of the transferor, the transferee shall be registered as a shareholder but the Board of Directors shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that shareholder before such shareholder's death or bankruptcy, as the case may be.

                                  ARTICLE VII

                              GENERAL PROVISIONS
                                   DIVIDENDS

  Section 1. Dividends upon the shares of the Company, subject to the provisions of the Act, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares, subject to the provisions of the Act.

  Section 2. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                    III-13

                                    CHECKS

  Section 3. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

  Section 4. The fiscal year of the Company shall be the calendar year unless another fiscal year is fixed by resolution of the Board of Directors.

                                   ACCOUNTS

  Section 5. The Board of Directors shall cause to be kept proper records of account with respect to all transactions of the Company. Such records of account shall be kept at the registered office of the Company or, subject to
Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the directors during normal business hours.

  Section 6. Subject to any rights to waive laying of accounts pursuant to
Section 88 of the Act, the accounts of the Company shall be audited at least once in every year and financial statements as required by the Act shall be laid before the shareholders in general meeting.

                                     SEAL

  Section 7. The Board of Directors may adopt a common seal (and duplicates thereof for use outside Bermuda) having inscribed thereon the name of the Company, the year of its continuation to Bermuda and the word "Bermuda." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                          INDEMNIFICATION/LIMITATION

  Section 8. The Company shall indemnify its officers, directors and employees to the fullest extent possible except as prohibited by the Act.

  Expenses (including attorneys' fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to the Act.

  An officer or director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by the Act.

  The indemnification and advancement of expenses and the limitation of liability provided by this section shall not be deemed exclusive of any other rights which any officer, director or employee, as such, may have or hereafter acquire under the Act, any provision of these Bye-Laws, or any agreement or otherwise. Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection existing at the time of such repeal or modification.

                                    III-14

                               NUMBER AND GENDER

  Section 9. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                                 SEPARABILITY

  Section 10. In case any provision of these Bye-Laws shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                 ARTICLE VIII

                                  AMENDMENTS

  Section 1. No Bye-Law shall be rescinded, altered or amended and no new Bye-Law shall be made until the same has been approved by a resolution of the Board of Directors and by a resolution of the shareholders.

                                    III-15

                                                                       ANNEX IV

                                LEHMAN BROTHERS


                                                               November 9, 1998

Board of Directors
XOMA Corporation
2910 Seventh Street
Berkeley, CA 94710

Members of the Board:

  We understand that XOMA Corporation, a Delaware corporation ("XOMA-Delaware"), intends to merge (the "Merger") with and into XOMA-Arizona, an Arizona corporation, and that, immediately after the Merger, XOMA-Arizona will become a Bermuda company ("XOMA-Bermuda") pursuant to a continuation procedure under Bermuda and Arizona law (the "Continuation") (the Merger and the Continuation being referred to collectively as the "Reorganization"). Upon the effectiveness of the Merger, each outstanding share of XOMA-Delaware Common Stock will be converted automatically into one share of XOMA-Arizona, and upon effectiveness of the Continuation, each share of XOMA-Arizona will be automatically converted into one share of XOMA-Bermuda Common Stock. The terms and conditions of the Reorganization are set forth in more detail in the Agreement and Plan of Merger (the "Merger Agreement") between XOMA-Delaware and XOMA-Arizona, and in the memorandum of continuance to be registered by the Registrar of Companies of Bermuda (the "Memorandum of Continuance").

  We have been requested by the Board of Directors of the XOMA-Delaware to render our opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of the XOMA-Delaware Common Stock in the Reorganization. We have not been requested to opine as to, and our opinion does not in any manner address, XOMA-Delaware's underlying business decision to proceed with or effect the Reorganization.

  In arriving at our opinion, we reviewed and analyzed: (i) the Merger Agreement, the Memorandum of Continuance and the Bye-Laws of XOMA-Bermuda, and the specific terms of the Reorganization, (ii) a draft of the Proxy Statement/Prospectus relating to the Reorganization and such publicly available information concerning XOMA-Delaware as we believe to be relevant to our analysis, (iii) financial and operating information with respect to the business, operations and prospects of XOMA-Delaware and XOMA-Bermuda furnished to us by XOMA-Delaware, (iv) the trading multiples of certain other companies that we deemed relevant, and (v) the potential pro forma impact of the Reorganization on XOMA-Delaware. In addition, we have had discussions with the management of XOMA-Delaware concerning the business, operations, assets, financial condition and prospects of XOMA-Delaware and XOMA-Bermuda and have undertaken such other studies, analyses and investigations as we deemed appropriate.

  In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of XOMA-Delaware that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of XOMA-Delaware and XOMA-Bermuda, upon advice of XOMA-Delaware, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of XOMA-Delaware as to the future financial performance of XOMA-Delaware and XOMA-Bermuda and that XOMA-Delaware and XOMA-Bermuda will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of XOMA-Delaware and have not made or obtained any evaluations or appraisals of the assets or liabilities of XOMA-Delaware. Upon advice of XOMA-Delaware and its legal and accounting advisors, we have assumed that the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the shareholders of XOMA-Delaware. In addition, upon advice of XOMA-Delaware and its tax advisors, we have assumed that, after giving effect to XOMA-Delaware's net operating losses and tax credits and the cost basis of its assets, the reorganization will result in insignificant, if any, additional federal income tax cost to XOMA-Delaware. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

  Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the holders of XOMA-Delaware Common Stock in the Reorganization is fair to such holders.

  We express no opinion as to the price at which XOMA-Bermuda Common Shares actually will trade following consummation of the Reorganization and our opinion should not be viewed as providing any assurances that the market value of the XOMA-Bermuda Common Shares to be held by holders of the XOMA-Delaware Common Stock at any time prior to or after consummation of the Reorganization will be in excess of the market value of the XOMA-Delaware Common Stock previously owned by such holders.

  We have acted as financial advisor to XOMA-Delaware in connection with the Reorganization and will receive a fee for our services, a portion of which is contingent upon the consummation of the Reorganization. In addition, XOMA-Delaware has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we actively trade in equity securities of XOMA-Delaware for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  This opinion is for the use and benefit of the Board of Directors of XOMA-Delaware and is rendered to the Board of Directors in connection with its consideration of the Reorganization. This opinion is not intended to be and does not constitute a recommendation to any stockholder of XOMA-Delaware as to how such stockholder should vote with respect to the Reorganization.

                                          Very truly yours,

                                          LEHMAN BROTHERS

                                    PART II


           INFORMATION NOT REQUIRED IN THE PROXY STATEMENT/PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (i) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (ii) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty.

     The Bye-Laws of XOMA-Bermuda will provide for the indemnity by XOMA-Bermuda of the officers, directors and employees of XOMA-Bermuda to the fullest extent permitted by law.

     The Bye-Laws of XOMA-Bermuda will also provide that expenses (including attorneys' fees) incurred by an officer or director of XOMA-Bermuda in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by XOMA-Bermuda in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by XOMA-Bermuda pursuant to Bermuda law.

     The Bye-Laws of XOMA-Bermuda will also provide that an officer or director of XOMA-Bermuda shall not be personally liable to XOMA-Bermuda or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by XOMA-Bermuda.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits.

See Exhibit Index immediately preceding Exhibits.

(b)  Financial Statement Schedules.

Not applicable.

ITEM 22.  UNDERTAKINGS.

        1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a Proxy Statement/Prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Proxy Statement/Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        2. The registrant undertakes that every Proxy Statement/Prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on November 27, 1998.

                                    XOMA CORPORATION

                                    By: /s/ John L. Castello
                                        ---------------------------------
                                        Name:  John L. Castello
                                        Title: Chairman of the Board,
                                               President and
                                               Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. Castello and Christopher J. Margolin, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                              Title                                  Date
             ---------                              -----                                  ----

/s/ John L. Castello                 Chairman of the Board, President      November 27, 1998
-----------------------------------  and Chief Executive Officer
John L. Castello                     (Principal Executive Officer) and
                                     Director


/s/ Peter B. Davis                   Vice President, Finance and Chief     November 27, 1998
-----------------------------------  Financial Officer (Principal
Peter B. Davis                       Financial and Accounting Officer)
                                     and Director


/s/ Christopher J. Margolin          Director                              November 27, 1998
-----------------------------------
Christopher J. Margolin

                               INDEX TO EXHIBITS

     2.1 Agreement and Plan of Merger by and between XOMA Corporation and XOMA Arizona, Inc. dated November 25, 1998 (included as Annex I to the Proxy Statement/Prospectus).

     3.1  Articles of Incorporation of XOMA Arizona, Inc.

     3.2 Amended and Restated Articles of Incorporation of XOMA Arizona, Inc. (included as Exhibit A to Annex I to the Proxy Statement/Prospectus).

     3.3  By-laws of XOMA Arizona, Inc.

     3.4 Memorandum of Continuance of XOMA Ltd. (included as Annex II to the Proxy Statement/Prospectus).

     3.5 Bye-Laws of XOMA Ltd. (included as Annex III to the Proxy Statement/Prospectus).

     4.1 Stockholder Rights Agreement dated October 27, 1993 by and among XOMA Corporation and First Interstate Bank of California (incorporated herein by reference to Exhibit 1 to XOMA Corporation's Current Report on 8-K dated October 27, 1993 filed November 2, 1993).

     4.2 Terms of Series A Cumulative Preference Shares of XOMA Ltd. (set forth in Article IV B(a) of Exhibit A to Annex I to the Proxy
          Statement/Prospectus).

     4.3 Terms of Convertible Preference Shares, Series B of XOMA Ltd. (set forth in Article IV B(b) of Exhibit A to Annex I to the Proxy Statement/Prospectus).

     4.4 Terms of Convertible Preference Shares, Series C of XOMA Ltd. (set forth in Article IV B(c) of Exhibit A to Annex I to the Proxy Statement/Prospectus).

     4.5 Form of Common Stock Purchase Warrant (1996 Warrants) (incorporated herein by reference to Exhibit 4.9 to XOMA Corporation's Registration Statement on Form S-3 (File No. 333-07263)).

     4.6 Form of Common Stock Purchase Warrant (1997 Warrants) (incorporated herein by reference to Exhibit 3 to XOMA Corporation's Current Report on Form 8-K dated August 13, 1997 filed August 18, 1997 (File No. 0-14710)).

     4.7 Form of Common Stock Purchase Warrant (1998 Warrants) (incorporated herein by reference to Exhibit 3 to XOMA Corporation's Current Report on Form 8-K dated June 26, 1998 filed June 29, 1998 (File No. 0-14710)).

     4.8 Form of Common Stock Purchase Warrant (Incyte Warrants) (incorporated herein by reference to Exhibit 2 to XOMA Corporation's Current Report on Form 8-K dated July 9, 1998 filed July 16, 1998 (File No. 0-14710)).

     5.1 Opinion of Bryan Cave LLP regarding the legality of the securities being offered.

     5.2 Opinion of Conyers Dill & Pearman regarding the legality of the securities being offered.

     8.1 Opinion of Cahill Gordon & Reindel regarding certain U.S. tax matters.

     8.2 Opinion of Conyers Dill & Pearman regarding certain Bermuda tax matters.

     23.1  Consent of Arthur Andersen LLP, Independent Auditors.

     23.2  Consent of Bryan Cave LLP (included in Exhibit 5.1).

     23.3  Consent of Conyers Dill & Pearman (included in Exhibits 5.2 and 8.2).

     23.4  Consent of Cahill Gordon & Reindel (included in Exhibit 8.1).

     23.5  Consent of Lehman Brothers Inc.

     24.1 Power of Attorney (included on signature pages to this Registration Statement).

     99.1 Opinion of Lehman Brothers Inc. (included as Annex IV to the Proxy Statement/Prospectus).

     99.2  Proxy Card.